    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 21, 1997
                                                        REGISTRATION NO. 333-
=============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                    ------
                                  FORM SB-2

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                    ------
                     PARADIGM MUSIC ENTERTAINMENT COMPANY
                (Name of small business issuer in its charter)


     Delaware                       7900                   13-2852150
 (Jurisdiction of      (Primary standard industrial     (I.R.S. employer
  incorporation)        classification code number)       I.D. number)

                     Paradigm Music Entertainment Company
                            67 Irving Place North
                           New York, New York 10003
                                (212) 387-7700
        (Address and telephone number of principal executive offices)

                              THOMAS MCPARTLAND
                                  PRESIDENT
                     PARADIGM MUSIC ENTERTAINMENT COMPANY
                            67 IRVING PLACE NORTH
                           NEW YORK, NEW YORK 10003
                                (212) 387-7700
          (Name, address and telephone number of agent for service)

                                  Copies to:

           SHELDON MISHER, ESQ.                      BARRY BROOKS, ESQ.
             TINA BAKER, ESQ.                    Paul, Hastings, Janofsky &
   Bachner, Tally, Polevoy & Misher LLP                  Walker LLP
            380 Madison Avenue                         399 Park Avenue
         New York, New York 10017                 New York, New York 10022
              (212) 687-7000                           (212) 318-6000

   Approximate date of proposed commencement of sale to public: As soon as practicable after this Registration Statement becomes effective.
                                    ------
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

   If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
=============================================================================

                       CALCULATION OF REGISTRATION FEE

                                                         Proposed        Proposed
                                                          Maximum        Maximum
                                           Amount        Offering       Aggregate        Amount of
       Title of Each Class of              To Be         Price Per       Offering      Registration
    Securities To Be Registered          Registered      Unit (1)       Price (1)           Fee
 -----------------------------------   --------------   -----------    -------------   --------------
Units, each consisting of one share
  of Class A Common Stock, $.01 par
  value, one Class A Warrant and one
  Class B Warrant ..................     2,990,000(2)     $5.00        $14,950,000      $ 4,530.30
Class A Common Stock, $.01 par
  value, and Class B Warrants (3) ..     2,990,000(4)      6.50         19,435,000        5,889.39
Class A Common Stock, $.01 par
  value (5) ........................     5,980,000(4)      8.75         52,325,000       15,856.06
Unit Purchase Option (6)  ..........       260,000          .001               260             .08
Units, each consisting of one share
  of Class A Common Stock, $.01 par
  value, one Class A Warrant and one
  Class B Warrant ..................       260,000         6.00          1,560,000          472.73
Class A Common Stock, $.01 par
  value, and Class B Warrants (7) ..       260,000         6.50          1,690,000          512.12
Class A Common Stock, $.01 par
  value (7) ........................       520,000         8.75          4,550,000        1,378.79
Class A Warrants (8)  ..............     1,650,000           --                 --              --
Class A Common Stock, $.01 par
  value, and Class B Warrants (9) ..     1,650,000         6.50         10,725,000        3,250.00
Class A Common Stock, $.01 par
  value (10) .......................     1,650,000         8.75         14,437,500        4,375.00
     Total  ........................................................................    $36,264.47

------

(1) Estimated solely for purposes of calculating the registration fee.

(2) Includes 390,000 Units subject to the Underwriter's over-allotment option.

(3) Issuable upon exercise of the Class A Warrants.

(4) Assumes the Underwriter's over-allotment option is exercised in full.

(5) Issuable upon exercise of the Class B Warrants.

(6) To be issued to the Underwriter.

(7) Issuable upon exercise of the Unit Purchase Option and/or the Warrants exercisable thereunder.

(8) Held by selling securityholders.

(9) Issuable upon exercise of the Class A Warrants registered hereby for resale by the selling securityholders.

(10) Issuable upon exercise of the Class B Warrants underlying the Class A Warrants registered hereby for resale by the selling securityholders.

   Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions upon exercise of the Warrants and the Unit Purchase Option.
                                    ------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               EXPLANATORY NOTE


   This Registration Statement covers the registration of (i) up to 2,990,000 units ("Units"), including 390,000 Units to cover over-allotments, if any, each Unit consisting of one share of Class A Common Stock, $.01 par value ("Common Stock"), of Paradigm Music Entertainment Company, a Delaware corporation (the "Company"), one redeemable Class A Warrant ("Class A Warrant") and one redeemable Class B Warrant ("Class B Warrant"), for sale by the Company in an underwritten public offering and (ii) an additional 1,650,000 Class A Warrants (the "Selling Securityholder Warrants"), for sale by the holders thereof (the "Selling Securityholders"), 1,650,000 Class B Warrants (the "Selling Securityholder Class B Warrants") underlying the Selling Securityholder Warrants and 3,300,000 shares of Common Stock (the "Selling Securityholder Stock") underlying each of the Selling Securityholder Warrants and the Selling Securityholder Class B Warrants, all for resale from time to time by the Selling Securityholders subject to the contractual restriction that the Selling Securityholders may not exercise and/or sell the Selling Securityholder Warrants for specified periods after the closing of the underwritten offering. The Selling Securityholder Warrants, the Selling Securityholder Class B Warrants and the Selling Securityholder Stock are sometimes collectively referred to herein as the "Selling Securityholder Securities."


   The complete Prospectus relating to the underwritten offering follows immediately after this Explanatory Note. Following the Prospectus for the underwritten offering are pages of the Prospectus relating solely to the Selling Securityholder Securities, including alternative front and back cover pages and sections entitled "Concurrent Public Offering," "Plan of Distribution," and "Selling Securityholders" to be used in lieu of the sections entitled "Concurrent Offering" and "Underwriting" in the Prospectus relating to the underwritten offering. Certain sections of the Prospectus for the underwritten offering will not be used in the Prospectus relating to the Selling Securityholder Securities such as "Use of Proceeds" and "Dilution."

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION - DATED MARCH 21, 1997
PROSPECTUS
                               2,600,000 UNITS
[LOGO]
                                PARADIGM MUSIC
                            ENTERTAINMENT COMPANY

   Each unit ("Unit") offered hereby (the "Offering") by Paradigm Music Entertainment Company ("Paradigm" or the "Company") consists of one share of class A common stock, $.01 par value ("Class A Common Stock"), one redeemable class A warrant ("Class A Warrants") and one redeemable class B warrant ("Class B Warrants"). The components of the Units will be transferable separately immediately upon issuance. Each Class A Warrant entitles the holder to purchase one share of Class A Common Stock and one Class B Warrant at an exercise price of $6.50, subject to adjustment, at any time until the fifth anniversary of the date of this Prospectus. Each Class B Warrant entitles the holder to purchase one share of Class A Common Stock at an exercise price of $8.75, subject to adjustment, at any time until the fifth anniversary of the date of this Prospectus. Commencing one year from the date hereof, the Class A Warrants and Class B Warrants (collectively, the "Warrants") are subject to redemption by the Company at a redemption price of $.05 per Warrant on 30 days' written notice, provided the average closing bid price of the Class A Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption exceeds $9.10 and $12.25 per share, respectively (subject to adjustment in each case). See "Description of Securities."

   The Class A Common Stock and the Company's class B common stock, $.01 par value ("Class B Common Stock"), are essentially identical in all respects, except that the Class B Common Stock has five votes per share while the Class A Common Stock has one vote per share. Further, the Class B Common Stock is convertible into Class A Common Stock on a share for share basis and has limited transferability. Upon completion of this Offering, the executive officers and directors of the Company, as beneficial holders of Class B Common Stock, will control approximately 53% of the total voting power of the Company and will, therefore, be able to elect all of the Company's directors and to control the Company. See "Principal Stockholders" and "Description of Securities."

   The registration statement of which this Prospectus is a part also covers the offering for resale by certain securityholders (the "Selling Securityholders") of 1,650,000 Class A Warrants (the "Selling Securityholder Warrants"), and the Class A Common Stock and Class B Warrants underlying the Selling Securityholder Warrants and the Class A Common Stock issuable upon exercise of such Class B Warrants. The Selling Securityholder Warrants and the shares underlying such Warrants are sometimes collectively referred to as the "Selling Securityholder Securities." The Selling Securityholder Warrants are issuable on the closing of the Offering to the Selling Securityholders upon the automatic conversion of warrants (the "Bridge Warrants") acquired by them in the Company's private placement in January 1997 (the "Bridge Financing"). The Selling Securityholders have agreed not to exercise, sell, transfer, hypothecate, assign or otherwise dispose of the Selling Securityholder Warrants for one year after the closing of the Offering. See "Concurrent Offering." Sales of the Selling Securityholder Warrants or the underlying securities, or the potential of such sales, may have an adverse effect on the market price of the securities offered hereby.

   Prior to this Offering, there has been no public market for the Units, Class A Common Stock or Warrants and there can be no assurance that such a market will develop. The Company has applied for quotation of the Units, Class A Common Stock, Class A Warrants and Class B Warrants on The Nasdaq SmallCap Market ("Nasdaq") under the proposed symbols PMECU, PMEC, PMECW and PMECZ, respectively. It is anticipated that the initial public offering price will be $5.00 per Unit. See "Underwriting" for discussion of factors considered in determining the initial public offering price. For information concerning a Securities and Exchange Commission investigation relating to the Underwriter, see "Risk Factors" and "Underwriting."

   The Underwriter, an officer of the Underwriter, and certain officers, directors and employees of D.H. Blair & Co., Inc., a member of the selling group, beneficially own an aggregate of approximately 28.7% of the outstanding shares of Class A Common Stock before the Offering. See "Principal Stockholders" and "Underwriting." Pursuant to Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), the Units are being offered at a price no greater than the maximum recommended by RAS Securities Corp., a qualified independent underwriter.

                                    ------
   THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE
             SUBSTANTIAL DILUTION. SEE "RISK FACTORS" COMMENCING ON
                             PAGE 8 AND "DILUTION."
                                    ------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.
==============================================================================
                 Price to      Underwriting Discounts    Proceeds to
                  Public         and Commissions(1)       Company(2)
------------------------------------------------------------------------------
Per Unit  ...     $                   $                    $
------------------------------------------------------------------------------
Total(3)  ...       $                   $                     $
==============================================================================
(1) Does not include additional compensation paid or payable to the Underwriter in the form of (i) a non-accountable expense allowance of
    $  , or $   per Unit ($   if the over-allotment option is exercised in
    full); and (ii) an option, exercisable over a period of three years commencing two years from the date of this Prospectus, to purchase up to
    260,000 Units (the "Unit Purchase Option") at $   per Unit (130% of the
    initial public offering price per Unit). In addition, the Company has agreed to indemnify the Underwriter against certain liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses of this Offering payable by the Company,
    estimated at $    , including the Underwriter's non-accountable expense
    allowance.

(3) The Company has granted the Underwriter a 30-day option to purchase up to 390,000 additional Units on the same terms and conditions as set forth above, solely to cover over-allotments, if any. If the over-allotment option is exercised in full, the total Price to Public, Underwriting
    Discounts and Commissions and Proceeds to Company will be $  , $   and
    $  , respectively. See "Underwriting."

   The Units are offered by the Underwriter on a "firm commitment" basis, subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to the right of the Underwriter to withdraw, cancel or modify such offer without notice and to reject orders in whole or in part and to certain other conditions. It is expected that delivery of the certificates representing the Units will be made at the offices of D.H. Blair Investment Banking Corp., 44 Wall Street, New York, New York 10005, on or
about     , 1997.


                     D.H. BLAIR INVESTMENT BANKING CORP.


                 THE DATE OF THIS PROSPECTUS IS       , 1997

                                  [PICTURE]










   The Company intends to furnish its stockholders and holders of Warrants with annual reports containing audited financial statements and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.
                                    ------


   IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE UNITS, THE CLASS A COMMON STOCK AND/OR THE WARRANTS AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              PROSPECTUS SUMMARY


   The following summary is qualified in its entirety by reference to and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, all information in this Prospectus (a) assumes no exercise of: (i) the Underwriter's over-allotment option; (ii) the Warrants; (iii) the Selling Securityholder Warrants; (iv) the Unit Purchase Option; (v) 100,000 Class A Warrants issued in connection with the acquisition of SonicNet, Inc. (the "SonicNet Warrants") in January 1997; (vi) an aggregate of 350,004 warrants to purchase Class A Common Stock (the "Blair Warrants") issued in connection with the Company's Private Placement in November 1995 (the "1995 Private Placement"); or (vii) options granted or to be granted pursuant to the Company's 1996 Stock Option Plan (the "Stock Option Plan") and (b) gives effect to the conversion, which will occur upon the closing of the Offering, of the Bridge Warrants into the Selling Securityholder Warrants. All share, per share and other information contained herein reflects the recapitalization of the Company effected in January 1997. See "Recapitalization."


                                 THE COMPANY

   The Company is a development stage entertainment company with a limited operating history, having commenced operations in November 1995. The Company's objective is to become a broad-based music entertainment company producing and distributing prerecorded music products of both new artists and catalog reissues (archival recordings) of established recording artists, recruiting and developing new recording artists and developing non-traditional syndicated music entertainment programming, such as original content interactive programming on the Internet. The Company intends to utilize traditional and non-traditional marketing and distribution channels, such as Online services, interactive media and syndicated radio and cable television, in order to cost effectively exploit the music entertainment rights which it may develop or acquire and which could be made available to third parties on a fee basis. The Company's business plan was developed by the Company's Chairman of the Board of Directors, President and Chief Executive Officer, Thomas McPartland. See "Management." To date, the Company's primary focus has been on acquiring small independently owned and distributed record labels ("Independent Labels"), the distribution of new artist and catalog releases of established artists (such as Deep Purple), the creation of a syndicated radio show, entering into an agreement with Microsoft Corporation ("Microsoft") to provide programming for an Online music show and the development of a vertically-integrated Online service that would be available to promote the Company's music entertainment products and those of third parties on a fee basis, through the acquisition of SonicNet, Inc. ("SonicNet"), a New York based Internet music company and the proposed acquisition of the "Addicted to Noise" website. Since inception, the Company's revenues from operations have been insignificant. There can be no assurance that any or all of the Company's business plan will be successfully implemented or that the Company will generate sufficient revenues from operations to meet the requirements of its business. "See "Risk Factors."

   There are currently six "major" record labels which dominate the recording industry ("Major Labels") along with their subsidiary labels: Time/Warner; Sony Music Group ("Sony"); Bertelsmann Music Group ("BMG"); Polygram; Thorn-EMI; and Universal Records Group ("Universal"). Although Independent Labels individually represent a small percentage of the market for prerecorded music, in 1996, sales of albums (both new and catalog) by Independent Labels as a group constituted the largest percentage of the market share for prerecorded music. During 1995 and 1996, albums released by Independent Labels as a group constituted 20.6% and 21.2%, respectively, of total United States album sales. Independent Labels often lead the Major Labels to new music trends, resulting in acquisition of both new talent and Independent Labels by the Major Labels.

   The Company currently operates through five separate divisions: Paradigm Associated Labels, Archive Recordings, Paradigm Music Productions, New Media and New Business Development/International. The Company intends to expand its operations through acquisition of comple-mentary businesses and has entered into a letter of intent to acquire the "Addicted to Noise" ("ATN") website. There can be no assurance that the Company will successfully complete any acquisitions or that, if completed successfully, any acquisitions will result in revenues to the Company. See "Risk Factors."

   Paradigm Associated Labels ("PAL"). PAL's primary focus is the development of new artist releases and related artist development, encompassing modern rock, alternative, power-pop, dance and techno artists. PAL's strategy is to develop and acquire a core group of Independent Labels to which it will provide support services in order to maximize the opportunities for discovering (and minimize the risk associated with developing) future successful recording artists. In February 1997, the Company acquired all of the outstanding capital stock of Purple Demon, Inc. ("Purple Demon"), the entity which owned and operated Big Deal Records ("Big Deal").

   PAL currently has three wholly-owned Independent Labels: Paradigm Records, Big Deal and Mutant Sound Systems ("Mutant"). Each of these labels maintains a separate roster of artists, each with a separate and distinct repertoire focus. The Company has acquired a 25% interest in Wingnut Records, Inc., a California-based Independent Label ("Wingnut"), specializing in punk and hardcore music. PAL also has a one-year exclusive production agreement with Evil Teen Records ("Evil Teen"), a New York based Independent Label which specializes in alternative rock artist development. PAL is currently negotiating with Evil Teen to extend its current agreement. Releases by Paradigm Records and Evil Teen are distributed by Alternative Distribution Alliance ("ADA"), an affiliate of Time/Warner and releases by Big Deal are distributed by Caroline Records/Distribution ("Caroline"), a division of Thorn/EMI. The Company intends to enter into recording agreements with additional artists and acquire interests in additional Independent Labels, subject to available financing and revenues from operations. Through Paradigm Records, PAL released two albums in the fourth quarter of 1996 by two artists, 4th Floor and Xanax-25. PAL also released two albums in the fourth quarter of 1996 by Pen Pal and Benna Cohen, artists that have recording agreements with Evil Teen.


   Archive Recordings ("Archive"). This division is focusing on developing a catalog of classic rock archival recordings to which the Company will have the exclusive right to own, control or exploit. To date, Archive has acquired the rights to approximately 2,000 master recordings by way of catalog acquisitions and related license agreements and has released a live recording by "Deep Purple" through the Internet. Utilizing the proceeds from this Offering, the Company intends to acquire additional master recordings and expects to release between 20 and 30 albums on Archive in 1997, which it is anticipated will be distributed by Navarre Corporation ("Navarre"). Archive will also attempt to enter into license agreements with Major Labels in order to more fully exploit Archive's catalog.


   Paradigm Music Productions. To date, the activities of this division have consisted of two separate programming initiatives. The Company has a joint venture with Media America pursuant to which the Company has been developing a new artist, live concert series called "All Access" for commercial radio syndication. In addition, the Company has entered into an exclusive programming agreement with Microsoft pursuant to which the Company is the exclusive music program provider for "On Air", a show which commenced broadcast on the Microsoft Network ("MSN") on February 23, 1997 for an initial 13-week period.

   New Media. This division will focus on alternative distribution channels, such as the Internet, to market and distribute the music entertainment products of the Company and third parties. To date, the activities of this division have consisted of the acquisition of SonicNet, an Online music entertainment network, and entering into a letter of intent to acquire the ATN website. The emphasis of SonicNet's website is to inform consumers of new artists and their performances and provide interviews and chats with artists, product samples and reviews and the option to purchase related artist music products and merchandise. SonicNet currently utilizes CDNow, a third-party Online distribution service, to effectuate sales of artist music products and merchandise. The Company intends to develop its own Online direct selling capabilities within the next 12-24 months.

   New Business Development/International. To date, the activities of this division have resulted in a binding letter of intent with SuperSound Music Production, Inc. ("SuperSound"). The Company and

SuperSound have agreed to organize a partnership to develop and market music in the Peoples' Republic of China (the "PRC"), in exchange for which the Company contributed $150,000 and its rights to exploit recordings by "New Religion," a United States artist, in the PRC. SuperSound has advised the Company that it has acquired rights to PRC recording artist Helen Hong, which rights SuperSound will contribute to the partnership. There are substantial risks involved in conducting business in the PRC, including internal political risks. See "Risk Factors."


   The Company was incorporated in Delaware in August 1995 under the name Paradigm Records, Inc. The Company commenced operations on November 14, 1995 and changed its name to Paradigm Music Entertainment Co. On January 9, 1997 the Company changed its name to Paradigm Music Entertainment Company. The Company's executive offices are located at 67 Irving Place North, New York, New York 10003, its telephone number is (212) 387-7700 and the address of its Website is www.paradigmmusic.com. Unless otherwise indicated, all references herein to the Company refer to Paradigm Music Entertainment Company and its wholly-owned subsidiaries SonicNet, Inc. and Purple Demon, Inc.


                               RECAPITALIZATION


   In January 1997, the Company (i) effected a one-for-three reverse split of its outstanding Class A Common Stock, Class B Common Stock and warrants, (ii) declared a one-for-two share dividend of Class E Common Stock, $.01 par value of the Company (the "Class E Common Stock") to holders of then outstanding Class A Common Stock, Class B Common Stock and warrants, and (iii) increased its authorized capital to 40,000,000 shares, consisting of 31,999,900 shares of Class A Common Stock, 1,000,100 shares of Class B Common Stock, 2,000,000 shares of Class E Common Stock and 5,000,000 shares of Preferred Stock. The foregoing transactions are referred to herein as the "Recapitalization." The Class A Common Stock, Class B Common Stock and Class E Common Stock are referred to herein collectively as the "Common Stock."


                                 THE OFFERING

Securities Offered.............  2,600,000 Units, each consisting of one share of Class A Common Stock, one Class A
                                 Warrant and one Class B Warrant. Each Class
                                 A Warrant entitles the holder to purchase one share of Class A Common Stock and one Class B Warrant at an exercise price of $6.50, subject to adjustment, at any time until the fifth anniversary of the date of this Prospectus. Each Class B Warrant entitles the holder to purchase one share of Class A Common Stock at an exercise price of $8.75, subject to adjustment, at any time until the fifth anniversary of the date of this Prospectus. The Warrants are subject to redemption in certain circumstances. See "Description of Securities."

Securities Offered Concurrently
  by Selling Securityholders...  1,650,000 Selling Securityholder Warrants,
                                 1,650,000 shares of Class A Common Stock and
                                 1,650,000 Class B Warrants issuable upon exercise of such Selling Securityholder Warrants and 1,650,000 shares of Class A Common Stock issuable upon exercise of such Class B Warrants. See "Concurrent Offering."

Common Stock Outstanding Before
  Offering(1):.................  Class A Common Stock   1,596,704 shares
                                 (2)(3)
                                 Class B Common Stock   1,000,005 shares(3)
                                 Class E Common Stock   1,226,716 shares(4)

Common Stock Outstanding After
  Offering(1):.................  Class A Common Stock   4,196,704 shares
                                 (2)(3)(5)
                                 Class B Common Stock   1,000,005 shares (3)
                                 Class E Common Stock   1,226,716 shares (4)

Use of Proceeds................  For operating funds for SonicNet; catalog acquisitions; acquisitions of complementary businesses, including Independent Labels; artist advances; repayment of an aggregate of $3,300,000 principal amount of notes issued pursuant to the Bridge Financing (the "Bridge Notes"), plus accrued interest; and working capital and general corporate purposes. See "Use of Proceeds."

Risk Factors...................  The securities offered hereby involve a high degree of risk and immediate substantial dilution to public investors. See "Risk Factors" and "Dilution."

Proposed Nasdaq Symbols........  Units - PMECU
                                 Class A Common Stock - PMEC
                                 Class A Warrants - PMECW
                                 Class B Warrants - PMECZ


------
(1) For a description of the voting and other rights of the Class A Common Stock, Class B Common Stock and Class E Common Stock, see "Description of Securities -- Common Stock."

(2) Does not include an aggregate of 4,150,004 shares of Class A Common Stock reserved for issuance upon exercise of (i) the Selling Securityholder Warrants; (ii) the SonicNet Warrants; (iii) the Blair Warrants; and (iv) options that may be granted under the Stock Option Plan. Also does not include 333,333 shares of Class A Common Stock reserved for issuance by the Company to certain directors, consultants and employees of the Company (the "Reserved Incentive Shares"), of which 94,000 will be placed in escrow upon issuance and an aggregate of 66,667 shares of Class A Common Stock issuable 90 days from the date of this Prospectus in connection with the acquisition of Purple Demon.


(3) 6,000 shares of Class A Common Stock and 566,670 shares of Class B Common Stock have been deposited into escrow by the present holders thereof and 94,000 of the Reserved Incentive Shares will be placed into escrow upon their issuance (the "Escrow Shares"). The Escrow Shares are subject to forfeiture and will be contributed to the capital of the Company if the Company does not attain certain earnings levels or the market price of the Company's Class A Common Stock does not achieve certain targets, during the next five years. See "Principal Stockholders -- Escrow Arrangements."

(4) Does not include an aggregate of 175,006 shares of Class E Common Stock issuable upon exercise of the Blair Warrants. The shares of Class E Common Stock (the "Class E Shares") will automatically convert on a share-for-share basis into Class A Common Stock if the Company attains certain earnings levels or the market price of the Company's Class A Common Stock achieves certain targets during the next five years. The Class E Shares will be redeemed by the Company and cancelled if such earnings levels or market price targets are not achieved. See "Principal Stockholders -- Escrow Arrangements" and "Description of Securities."

(5) Does not include an aggregate of 10,400,000 shares of Class A Common Stock issuable upon exercise of the Unit Purchase Option and the Underwriter's over-allotment option and upon exercise of Class A Warrants and Class B Warrants contained in and underlying the Units offered hereby and upon exercise of the Underwriter's over-allotment option and Unit Purchase Option.

                       SUMMARY COMBINED FINANCIAL DATA

                                                           Actual                           Pro Forma (2)
                                    ----------------------------------------------------    --------------
                                                                           November 14,
                                     November 14, 1995        Year             1995             Year
                                      (inception) to         Ended        (inception) to        Ended
                                       December 31,       December 31,     December 31,     December 31,
                                           1995               1996             1996             1996
                                     -----------------   --------------    --------------   --------------
Statement of Operations Data:
Net sales  .......................      $       --        $    31,114       $    31,114      $   139,949
Interest income  .................           7,268             59,417            66,685           63,879
Fee income - Former Parent  ......              --                 --                --           60,000
Advertising commission and
  subscription income ............              --                 --                --           53,636
Total expenses  ..................         139,017          2,489,995         2,629,012        5,669,829
                                     -----------------   --------------    --------------   --------------
Net (loss)  ......................      $ (131,749)       $(2,399,464)      $(2,531,213)     $(5,352,365)
                                     =================   ==============    ==============   ==============
Net (loss) per share(1)  .........        $(.06)            $(1.15)           $(1.21)          $(2.56)
                                     =================   ==============    ==============   ==============
Weighted average number of shares
  outstanding(1) .................       2,090,707          2,090,707         2,090,707        2,090,707
                                     =================   ==============    ==============   ==============



Balance Sheet Data:
                                                 December 31, 1996
                                 ------------------------------------------------
                                                                      Pro Forma
                                                                     As Adjusted
                                     Actual       Pro Forma (3)        (3)(4)
                                  -------------   --------------    --------------
Working capital (deficiency)  .    $  (311,863)    $(1,201,057)      $ 9,412,943
Total assets  .................        627,591       4,573,486        12,239,986
Total liabilities  ............        531,010       4,110,746         1,223,246
Deficit accumulated during the
  developmental stage .........     (2,531,213)     (3,652,554)       (4,147,554)
                                  -------------   --------------    --------------
Stockholders' equity  .........    $    96,581     $   462,740       $11,016,740
                                  =============   ==============    ==============

------
(1) The Escrow Shares and Class E Shares are excluded from the computation of net (loss) per share. See Notes B and H of Notes to Paradigm Financial Statements.

(2) Assumes the acquisitions of SonicNet and Purple Demon were completed as of January 1, 1996. See "Pro Forma Condensed Consolidated Financial Statements."

(3) Gives pro forma effect to (i) the issuance of the Bridge Notes and the Bridge Warrants pursuant to the Bridge Financing and the corresponding charge to operations through the date of repayment of approximately $521,000, representing debt discount and debt issuance costs associated with the Bridge Financing, (ii) the acquisitions of SonicNet and Purple Demon, (iii) the amortization of approximately $325,000 of goodwill in connection with the acquisition of SonicNet and (iv) a charge to earnings of approximately $275,000 for executive compensation and overhead not reflected in SonicNet's statement of operations for the year ended December 31, 1996. See "Capitalization -- Bridge Financing," "Pro Forma Condensed Consolidated Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations," Note J of Notes to Paradigm Financial Statements and Note D of Notes to Sonic Net Financial Statements.

(4) Adjusted to give effect to the sale of 2,600,000 Units offered hereby at an offering price of $5.00 per Unit and the repayment of the Bridge Notes. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note J of Notes to Paradigm Financial Statements.

                                 RISK FACTORS

   The securities offered hereby are highly speculative in nature and involve a high degree of risk, and only those who can bear the loss of their entire investment should purchase such securities. In addition to the other information in this Prospectus, the following risk factors should be carefully considered in evaluating the Company, its business and an investment in the Units offered hereby. Except for historical information contained herein, the discussion in this Prospectus contains forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed in this Prospectus. Factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere herein.


   Limited Operating History; Limited Revenues from Operations; Independent Auditors' Report. Paradigm commenced operations in November 1995, is a development stage enterprise and has a very limited operating history. From inception to December 31, 1996, Paradigm recognized revenues of approximately $31,000, experienced a net loss of approximately $2.5 million and had an accumulated deficit of approximately $2.5 million. On a pro forma combined basis, giving effect to the acquisitions of SonicNet and Purple Demon as if such acquisitions had occurred on January 1, 1996, the Company would have recognized revenues of approximately $320,000, experienced a net loss of approximately $5.3 million and had an accumulated deficit of approximately $3.7 million for the year ended December 31, 1996. The Company has continued to operate at a deficit since December 31, 1996, and it expects to continue to operate at a deficit until such time, if ever, as operations generate sufficient revenues to cover its costs. The likelihood of the success of the Company must be considered in light of the difficulties and risks inherent in a new business. There can be no assurance that revenues will increase significantly in the future or that the Company will ever achieve profitable operations. The report of the Company's independent auditors contains an explanatory paragraph regarding the Company's ability to continue as a going concern. Among the factors cited by the accountants as raising substantial doubt as to the Company's ability to continue as a going concern is that the Company is in the development stage and has sustained recurring losses from operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Report of Independent Auditors to Paradigm Financial Statements.

   Need for Additional Financing. Although the Company believes that the net proceeds from this Offering will be sufficient to finance the Company's working capital requirements for at least the 24 month period following completion of this Offering, there can be no assurance that the Company will generate sufficient revenues to fund its operations after such period. In order to implement its acquisition program, the Company may, either in the future or prior to the expiration of such 24 month period, require additional capital. If and when the Company needs additional cash for such activities, it may make additional equity or debt offerings or may borrow on the security of existing assets or the assets it is seeking to acquire or otherwise. The issuance of debt securities or borrowings could result in increased leverage and reduced or negative working capital There can be no assurance that the Company will be able to obtain either equity or debt financing on terms acceptable to the Company, and the inability to obtain such financing could limit the Company's growth or have an adverse effect on its operations. The Company has no commitments from others to provide additional financing, if required, and there can be no assurance that any additional financing will be available if needed or, if available, will be on terms acceptable to the Company. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


   Competition. The music industry is currently dominated by the Major Labels and their respective subsidiary labels. These competitors are well-established, have significantly greater financial and other resources than the Company and larger music catalogs. They have all been in existence for a substantially longer period of time than the Company, and enjoy a certain name recognition that will only accrue to the Company over time, if at all. The Company will also be competing with other significant Independent Labels. These Independent Labels have also been in existence longer than the Company. Established labels, independent or otherwise, may offer artists a more established alternative to the Company. In addition, the Company experiences competition from music publishing companies, and various media companies, both emerging and established, seeking to develop interactive and enhanced format music entertainment products. The Company faces intense competition for discretionary consumer spending from numerous other record companies and other forms of entertainment offered by film companies, Online information service providers, video companies and others. Many of the Company's current and potential competitors in the music entertainment and Online information services businesses have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and larger existing customer bases than the Company. In addition, these competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and to devote greater resources to the development, promotion and sale of their products or services than the Company. The Company's ability to compete successfully will be largely dependent upon its ability to build upon and maintain its reputation for quality music entertainment products and to introduce music entertainment products which are accepted by consumers. Due to the Company's relative lack of experience in the business, its limited financial and other resources and other factors relating to competition from well-established companies, the Company may not be able to compete successfully, if at all, with other competitors in the field. See "Business -- Competition."

   New Concept. The Company's success is dependent on successful implementation of its business plan, which involves developing and expanding each of the Company's operating divisions into profit centers on a "stand-alone" basis, the success of PAL as an Independent Label consortium, developing and/or acquiring music entertainment products and recording artists and developing non-traditional marketing and promotional channels, such as creating a vertically-integrated Online service that would be available to promote the Company's music entertainment products as well as third party music entertainment products on a fee basis. The Company is unaware of any other entity that has attempted to establish an Independent Label consortium and there is no assurance that the Company will be successful or that PAL will be accepted in the industry or result in the generation of significant revenues by the Company. Further, there can be no assurance that the Company will be successful in developing its proposed Online service, that any music entertainment products or artists acquired by or under contract to the Company will prove to be commercially successful or that the Company will discover or develop other music entertainment products or artists that will prove to be commercially successful. See "Business -- Business Strategy."

   Risks Associated with Fluctuations in Prerecorded Music Sales and Product Returns. The record industry experienced an overall reduction in growth during 1996 which is expected to continue. During 1996, several of the country's largest record store chains and hundreds of independent music shops have either declared bankruptcy or gone out of business and sales of prerecorded music decreased over 1995. It is anticipated that Independent Labels will be particularly vulnerable due to an increase in record returns and a reduction in available music retail outlets. Industry analysts suggest several factors, including a glut of products in the market, as being responsible. Generally, in the record industry, prerecorded music is shipped to wholesalers and/or retailers on a returnable basis. In accordance with industry practice, the Company's prerecorded music products are expected to be sold primarily on a returnable basis and, in the case of sales through independent distributors, on a 100% returnable basis. The Company will establish reserves for future returns of products based on its return policies and return experience. An increase in returns over the Company's reserves could adversely affect the Company's results of operations. See "Business -- Industry Overview."

   Risks Associated with the Prerecorded Music Industry and Talent Development; Fluctuations in Operating Results. The prerecorded music industry, like other creative industries, involves a substantial degree of risk. Each recording is an individual artistic work, and its commercial success is primarily determined by consumer taste, which is unpredictable and constantly changing. Accordingly, there can be no assurance as to the financial success of any particular release, the timing of such success or the popularity of any particular artist. There can be no assurance that any of the prerecorded music products released by the Company or artists to whom the Company makes cash advances will produce sales revenue for the Company, or if they do, that such revenue will be sufficient to recoup any costs incurred by the Company or cash advances made to any artists by the Company. In the event that an established artist enters into a recording contract with the Company, the Company's operating expenses would most likely be higher than those currently contemplated. This could result in an exhaustion of the Company's financing earlier than anticipated, unless offset or exceeded by increased sales of the established artist's products. In addition, there can be no assurance that any artist developed by the Company will not request a release from his or her agreement with the Company. Because of the highly personal and creative nature of the artist's contractual obligations to the Company, it is not feasible to force an unwilling artists to perform the terms of his or her contract with the Company. The loss of an artist could have a materially adverse effect on the Company. See "Business -- The Company's Divisions."

   Furthermore, changes in the timing of new releases can cause significant fluctuations in quarterly operating results. The Company's results of operations from period to period may be materially affected by the timing of new record releases and, if such releases are delayed beyond the peak holiday season, the Company's operating results could be materially adversely affected. Additionally, due to the success of particular artists, artists touring schedules and the timing of music television specials, it is possible that the Company could also experience material fluctuations in revenue from year to year. There can be no assurance that the Company will be able to generate sufficient revenues from successful releases to cover the costs of unsuccessful releases. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."


   Lack of Manufacturing Facilities and Distribution Network. The Company has no manufacturing or distribution capabilities. The Company currently distributes records released by artists signed directly to the Company and to Evil-Teen through ADA, records released by Big Deal are manufactured and distributed through Caroline and records released by Archive are expected to be distributed through Navarre. The Company has no distribution facility for its record labels and, accordingly, is dependent upon maintaining its existing relationship with its distributors and/or establishing and maintaining new distribution relationships with comparable distributors. There can be no assurance that the Company can maintain its relationship with ADA beyond the term of its existing agreement, which will expire on September 30, 1998, that Big Deal can maintain its relationship with Caroline beyond the term of its existing agreement or that the Company can maintain is relationship with Navarre or enter into binding agreements with Navarre or any other distributors. The termination of such relationships would, absent establishing a substitute relationship with one or more of the few other major distributors in the industry, have a material adverse effect on the Company. See "Business -- Manufacturing and Distribution."


   Licensing Activity. The Company is engaged in licensing activity involving both the acquisition of rights to certain master recordings and compositions for its own projects and the granting of rights to third parties in the master recordings and compositions it owns. The availability on acceptable terms of such cross-licensing arrangements are generally made possible by existing industry practices based on reciprocity. Should such industry practices change, there can no be assurance that the Company will be able to obtain licenses from third parties on terms satisfactory to the Company or at all, and the Company's business, particularly with respect to compilation products, could be materially adversely affected. See "Business Copyrights and Intellectual Property."


   Reliance on and Risks Relating to Acquisitions; Potential Charge to Earnings for Amortization of Goodwill from Acquisitions; Possible Issuance of Additional Common Stock in Acquisitions. The Company expects to continue its strategy of identifying, acquiring and exploiting music entertainment products, master recordings, music publishing rights, other Independent Labels and complementary music entertainment businesses. The Company believes that its future growth depends, in part, upon the successful implementation of this program. See "Business - Business Strategy." The failure of the acquisition program could have a material adverse effect on the Company. Many of these activities may require substantial working capital in addition to the direct acquisition costs. The Company intends to utilize a portion of the proceeds of this Offering to pursue potential acquisition opportunities and expects to continue to seek acquisition candidates. Furthermore, in certain instances, an acquisition may adversely affect the Company's operations in the short-term, depending on many factors, including capital requirements and the accounting treatment of such acquisitions. If any potential acquisition opportunities are identified, there can be no assurance that the Company will consummate such acquisitions or, if any such acquisition does occur, that it will be successful in enhancing the Company's business. The Company may in the future face increased competition for acquisition opportunities, which may inhibit the Company's ability to consummate suitable acquisitions and increase the expense of completing acquisitions. In addition, to the extent that the Company's strategy results in the acquisition of businesses, such acquisitions could pose a number of special risks, including the diversion of management's attention, the assimilation of the operations and personnel of the acquired companies, the incorporation of acquired products into existing product lines, adverse short-term effects on reported operating results, the amortization of acquired intangible assets (such as goodwill), the loss of key employees and the difficulty of presenting a unified corporate image. There can be no assurance that the Company will successfully identify, complete or integrate acquisitions or that any acquisitions, if completed successfully, will perform as expected, will not result in significant unexpected liabilities or will ever contribute significant revenues or profits to the Company. The failure to successfully integrate the business of any entity acquired by the Company would have a material adverse affect on the Company. See "Business."

   Further, the consideration for acquisitions may involve cash, notes and a significant number of shares of Common Stock or warrants to purchase shares of Common Stock, depending on the size of the acquisition. For example, in connection with its acquisition of SonicNet, the Company issued 200,000 shares of Class A Common Stock and 100,000 Class A Warrants. In connection with the acquisition of Purple Demon, the Company issued an aggregate of 33,333 shares of Class A Common Stock and is obligated to issue 66,667 additional shares of Class A Common Stock on the earlier of December 31, 1997 or 90 days from the date of this Prospectus. The Company may issue a substantial number of additional shares of Common Stock if it consummates several acquisitions, which may result in dilution to investors in this Offering.

   Broad Discretion as to Use of Proceeds; Absence of Substantive Disclosure Relating to Acquisitions. The Company has broad discretion with respect to the specific application of a significant portion of the net proceeds of this Offering, as approximately 28.6% of the net proceeds of this Offering will be applied to working capital and approximately 9.0% of the net proceeds of this Offering are intended to be applied towards consummating acquisitions. Further, if all or a portion of the Underwriter's over allotment is exercised, it is anticipated that the net proceeds therefrom will be utilized for working capital purposes. Although the Company continually explores acquisition possibilities, it is not currently negotiating any acquisitions other than ATN and has no agreements, arrangements or understandings regarding acquisitions other than ATN. There can be no assurance that the acquisition of ATN will be successfully completed, that the Company will make any acquisitions other than SonicNet and Purple Demon or, if made, that such acquisitions will be successful. A Company decision to utilize a substantial portion of the net proceeds of this Offering for acquisitions reduces the resources available to complete its other expansion and growth objectives. In such event, the Company may be required to obtain additional financing to achieve such objectives. There can be no assurance that such financing will be available, or, if available, will be on terms acceptable to the Company. Although management of the Company will endeavor to evaluate the risks inherent in an particular acquisition, there can be no assurance that the Company will properly ascertain all such risks. Management of the Company will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. The Company does not intend to seek stockholder approval for any acquisitions unless required by applicable law or regulations and stockholders will most likely not have an opportunity to review financial information on an acquisition candidate prior to consummation of an acquisition. See "Use of Proceeds."


   Risks Relating to Growth and Expansion. One element of the Company's strategy is to expand its business through internal expansion and through acquisitions. Rapid growth of the Company's business may significantly strain the Company's management, personnel and other resources. There can be no assurance that the Company will achieve rapid growth. The growth of the Company's business would result in an increase in the level of responsibility for existing management personnel and the need to hire additional qualified management personnel. Failure to manage growth and expansion would have a material adverse effect on the business of the Company.

   Dependence on Key Personnel. The Company's success depends on the continued contributions of its executive officers, especially its Chairman of the Board, President and Chief Executive Officer, Thomas McPartland. Although the Company has entered into a three-year employment agreement with Mr. McPartland and has obtained "key-man" insurance on the life of Mr. McPartland in the amount of $2,000,000, the loss of Mr. McPartland's services would have a material adverse affect on the Company. Further, there can be no assurance that the Company will be able to attract additional qualified employees. See "Management."

   Infringement of Company's Copyrighted Materials. Infringement of the Company's copyrights, in the form of unauthorized reproduction and sale of the Company's musical entertainment products, including artists' recordings, may occur. If the Company achieves significant commercial success with one or more of its musical entertainment products or recordings, such products or recordings could be a target of "pirating" -- copying and sale in violation of the Company's copyrights in such products or recordings. It is impossible to estimate the potential loss in sales that could result from illegal copying and sales of the Company's products or recordings. The Company intends to enforce against unlawful infringement all copyrights owned by or licensed to it which are material to its business. There can be no assurance, however, that the Company will be successful in protecting such copyrights. See "Business -- Copyrights and Intellectual Property."

   Risks Relating to the Internet. Use of the Internet by consumers is at a very early stage of development, and market acceptance of the Internet as a medium for commerce and advertising is subject to a high level of uncertainty. The rapid growth of global commerce and the exchange of information on the Internet and other Online networks is new and evolving, making it difficult to predict whether the Internet will prove to be a viable commercial marketplace. The Company believes that its future success may depend on its ability to significantly increase revenues from its music entertainment operations, which may require the development and widespread acceptance of the Internet and Online services as a medium for commerce and advertising. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as reliable network backbones, or complementary services, such as high speed modems and security procedures for financial transactions. Consumer concern over Internet security has been, and could continue to be, a barrier to commercial activities requiring consumers to send their credit card information over the Internet. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by sustained growth. In addition, the viability of the Internet may prove uncertain due to delays in the development and adoption of new standards and protocols, the inability to handle increased levels of Internet activity or due to increased government regulation. If use of the Internet does not continue to grow, or if the necessary Internet infrastructure or complementary services are not developed to effectively support growth that may occur, the Company's business, results of operations and financial condition could be materially adversely affected. See "Business -- Business Strategy" and "-- Marketing and Promotion."


   Risks Relating to Operations in China. To the extent that the Company establishes an entity to conduct business in the PRC, there are risks involved with the conduct of business in the PRC, including internal political risks, government control of the economy and inflation. The PRC is a socialist state which since 1949 has been, and is expected to continue to be, controlled by the Communist Party of China. Changes in the top political leadership of the Chinese government may have a significant impact on policy and the political and economic environment in the PRC. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces than in other, and the continuation or increase of such disparities could affect political or social stability. The PRC only recently has permitted greater provincial and local economic autonomy and private economic activities, and the government of China has exercised and continues to exercise substantial control over virtually every section of the Chinese economy through regulation and state ownership. Accordingly, government actions in the future, including any decisions not to continue to support the economic reform program that commenced in the late 1970's and possibly to return to the more centrally-planned economy that existed prior thereto, could have a significant effect on economic conditions in the PRC and on the success of any venture by the Company in the PRC. In addition, over the last few years, China's economy has registered a high growth rate and there have been recent indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb the excessive expansion of the economy. These measures have included devaluations of the Chinese currency, the Renminbi and restrictions on the availability of domestic credit. There can be no assurance that these austerity measures alone will succeed in slowing down the economy's excessive expansion or control inflation, nor that they will not result in several dislocations in the Chinese economy in general. To further combat inflation, the Chinese government may adopt measures, including the establishment of freezes or restraints on certain projects or markets, which may have an adverse effect on any venture by the Company in the PRC.

   Charge to Income in the Event of Release of Escrow Shares or Conversion of Class E Shares. In the event any Escrow Shares or Class E Shares held by the stockholders of the Company who are officers, directors, employees or consultants of the Company are released from escrow or converted, compensation expense will be recorded for financial reporting purposes. Therefore, in the event the Company attains any of the earnings thresholds or the Company's Class A Common Stock meets certain minimum bid prices required for the release of the Escrow Shares or conversion of the Class E Shares, such release or conversion will be deemed additional compensation expense of the Company. Accordingly, the Company will, in the event of the release of the Escrow Shares or conversion of the Class E Shares, recognize during the period in which the reportable earnings thresholds are met or such minimum bid prices obtained, what could be a substantial charge which would have the effect of substantially increasing the Company's reportable loss or reducing or eliminating reportable earnings, if any, at such time. Although the amount of compensation expense recognized by the Company will not affect the Company's total stockholders' equity, it may have a depressive effect on the market price of the Company's securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations,"

"Principal Stockholders - Escrow Arrangements" and "Description of Securities." Notwithstanding the foregoing discussion, there can be no assurance that the Company will attain the targets which would enable the Escrow Shares to be released from escrow or the conversion of the Class E Shares.

   Immediate Dilution. The purchasers of the Units in this Offering will incur an immediate dilution of approximately $3.28 or 66% in the pro forma per share net tangible book value of their Class A Common Stock ($3.02 or 60% if the Underwriter's over-allotment option is exercised in full). Additional dilution to public investors may result to the extent that the SonicNet Warrants, the Blair Warrants, the Selling Securityholder Warrants, the Warrants and/or the Underwriter's Unit Purchase Option are exercised at a time when the net tangible book value per share of Common Stock exceeds the exercise price of any such securities. See "Dilution."

   Charge Arising from Debt Issuance Costs. Upon completion of this Offering and repayment of the Bridge Notes, a non-recurring non-cash charge of approximately $521,000, representing the unamortized debt discount and debt issuance costs incurred in connection with the Bridge Financing, will be charged to operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note J of Notes to Paradigm Financial Statements.


   Control by Insiders. Immediately following this Offering, the executive officers and directors of the Company, as holders of shares of Class B Common Stock, will beneficially own 100% of the outstanding Class B Common Stock (including the Escrow Shares) and approximately 41% of the Class E Shares of the Company, representing approximately 53% of the voting power and will be able to elect all the Company's directors and thereby direct the policies of the Company. Furthermore, the disproportionate vote afforded the Class B Common Stock could also serve to impede or prevent a change of control of the Company. As a result, potential acquirors may be discouraged from seeking to acquire control of the Company through the purchase of Class A Common Stock, which could have a depressive effect on the price of the Company's securities. See "Principal Stockholders" and "Description of Securities."


   Future Sales of Common Stock. Of the Company's 5,196,709 shares of Class A and Class B Common Stock outstanding, 2,596,709 shares are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended, (the "Securities Act") and under certain circumstances may be sold without registration pursuant to such rule. Such shares will be eligible for sale under Rule 144 commencing 90 days after the date of this Prospectus (subject to the restrictions on transfer with respect to the Escrow Shares and Class E Shares). The Company has also registered on behalf of the Selling Securityholders an aggregate of 1,650,000 Selling Securityholder Warrants and the securities underlying such Class A Warrants, subject to a contractual restriction that the Selling Securityholders not exercise or sell any of the Selling Securityholder Warrants for one year from the closing of the Offering. In addition, the Company may issue up to 333,333 Reserved Incentive Shares in the future to certain directors, consultants and employees of the Company and has reserved 300,000 shares of Class A Common Stock for issuance upon exercise of options to be granted under the Stock Option Plan. The Company is unable to predict the effect that sales made under Rule 144, or otherwise, may have on the then prevailing market price of the Company's securities although any future sales of substantial amounts of securities pursuant to Rule 144 could adversely affect prevailing market prices. The Company's officers and directors and holders of Class B Common Stock have agreed not to offer, sell or otherwise dispose of any of their shares of Class A or Class B Common Stock (or Class A Common Stock into which shares of Class B Common Stock are convertible) or Class E Shares for a period of 13 months after the consummation of this Offering without the prior written consent of the Underwriter and holders of approximately 80% of the outstanding shares of Class A Common Stock have agreed not to offer, sell or otherwise dispose of their shares for a period of either 12 months or 13 months after the consummation of the Offering without the prior written consent of the Underwriter. See "Principal Stockholders," "Concurrent Offering," "Underwriting" and "Shares Eligible For Future Sale."


   Dividends Unlikely. The Company has not paid any cash dividends on its Common Stock and does not intend to declare or pay cash dividends in the foreseeable future. The Company expects that it will retain all available earnings, if any, to finance and expand its business. See "Dividend Policy."

   Arbitrary Determination of Offering and Exercise Prices; Possible Volatility of Stock Price. The exercise prices of the Warrants have been determined by negotiation between the Company and the Underwriter pursu-ant to Rule 2720 of the NASD's Conduct Rules and are not necessarily related to the Company's asset value, net worth or other established criteria of value. Market prices for the securities following this Offering will be influenced by a number of factors, including quarterly variations in the financial results of the Company and any competitors, changes in earnings, estimates by analysts, conditions in the record industry, the overall economy and the financial markets.

   Non-Registration in Certain Jurisdictions of Shares Underlying the Warrants; Need for Current Prospectus. The Company will be unable to sell the securities upon exercise of the Warrants to holders residing in jurisdictions where such securities are not presently qualified for sale. In such event, the Company would be unable to issue shares and/or Class B Warrants to those persons desiring to exercise their Warrants unless and until the underlying securities could be qualified for sale in jurisdictions in which such purchasers reside, or an exemption to such qualification exists in such jurisdiction. In addition, the Class A Warrants and Class B Warrants will not be exercisable unless at the time of exercise the Company has a current prospectus covering the securities underlying the Warrants. No assurances can be given that the Company will be able to effect any required registration or qualification or maintain a current prospectus.


   Potential Adverse Effect of Redemption of Warrants. Commencing on year from the date of this Prospectus, the Warrants may be redeemed by the Company at a redemption price of $.05 per Warrant upon 30 days' notice provided the average closing bid price (as defined herein) of the Class A Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption exceeds $9.10, in the case of the Class A Warrants, or $12.25, in the case of the Class B Warrants (subject to adjustment in each case). Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities -- Redeemable Warrants."

   Effect of Outstanding Options and Warrants. Upon completion of this Offering, the Company will have outstanding (i) 4,610,000 Class A Warrants, including the Selling Securityholder Warrants, the SonicNet Warrants and the Class A Warrants contained in the Unit Purchase Option (and 4,610,000 Class B Warrants issuable upon the exercise of these Class A Warrants), (ii) 2,860,000 Class B Warrants, including the Class B Warrants contained in the Unit Purchase Option and (iii) the Blair Warrants to purchase an aggregate of 350,004 shares of Class A Common Stock. Further, the Company has reserved 300,000 shares of Class A Common Stock for options to be granted under the Stock Option Plan and the 333,333 Reserved Incentive Shares. For the respective terms of such securities, the holders thereof are given an opportunity to profit from a rise in the market price of the Company's Class A Common Stock with a resulting dilution in the interests of the other stockholders. Further, the terms on which the Company may obtain additional financing during that period may be adversely affected by the existence of such options and warrants. The holders of the Warrants and the Selling Securityholder Warrants may exercise them at a time when the Company might be able to obtain additional capital through a new offering of securities on terms more favorable than those provided therein. In addition, holders of the Unit Purchase Option have registration rights with respect to such option and the underlying securities. Exercise of the registration rights may involve substantial expense to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Securities."


   Possible Adverse Effects of Authorization of Preferred Stock; Anti-Takeover Provisions. The Company's Certificate of Incorporation authorizes the issuance of 5,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. The issuance of such preferred stock could make the possible takeover of the Company or the removal of management of the Company more difficult, discourage hostile bids for control of the Company in which stockholders may receive premiums for their shares of Class A Common Stock or otherwise dilute the rights of holders of Class A Common Stock and the market price of the Class A Common Stock. The Company is subject to the Delaware General Corporation Law provisions that may have the effect of discouraging persons from pursuing a non-negotiated takeover of the Company and preventing certain changes of control. The disproportionate vote afforded the shares of Class B Common Stock could also serve to impede or prevent a change of control of the Company. As a result, potential acquirors may be discouraged from seeking to acquire control of the Company through the purchase of Class A Common Stock, which could have a negative effect on the price of the Company's securities. See "Management," "Principal Stockholders" and "Description of Securities."


   Current Prospectus and State Registration to Exercise Warrants. Holders of Warrants will be able to exercise the Warrants only if (i) a current prospectus under the Securities Act relating to the securities underlying the Warrants is then in effect and (ii) such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Warrants reside. Although the Company has undertaken and intends to use its best efforts to maintain a current prospectus covering the securities underlying the Warrants following completion of the Offering to the extent required by Federal securities laws, there can be no assurance that the Company will be able to do so. The value of the Warrants may be greatly reduced if a prospectus covering the securities issuable upon the exercise of the Warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of Warrants reside. Persons holding Warrants who reside in jurisdictions in which such securities are not qualified and in which there is no exemption will be unable to exercise their Warrants and would either have to sell their Warrants in the open market or allow them to expire unexercised. If and when the Warrants become redeemable by the terms thereof, the Company may exercise its redemption right even if it is unable to qualify the underlying securities for sale under all applicable state securities laws. See "Description of Securities -- Redeemable Warrants."


   Possible Adverse Effect on Liquidity of the Company's Securities Due to the Investigation of D.H. Blair Investment Banking Corp. and D.H. Blair & Co., Inc. by the Securities and Exchange Commission. The Secur- ities and Exchange Commission (the "Commission") is conducting an investigation concerning various business activities of the Underwriter and D.H. Blair & Co., Inc. ("Blair & Co."), a selling group member which will distribute substantially all of the Units offered hereby. The investigation appears to be broad in scope, involving numerous aspects of the Underwriter's and Blair & Co.'s compliance with the Federal securities laws and compliance with the Federal securities laws by issuers whose securities were underwritten by the Underwriter or Blair & Co., or in which the Underwriter or Blair & Co. made over-the-counter markets, persons associated with the Underwriter or Blair & Co., such issuers and other persons. The Company has been advised by the Underwriter that the investigation has been ongoing since at least 1989 and that it is cooperating with the investigation. The Underwriter cannot predict whether this investigation will ever result in any type of formal enforcement action against the Underwriter or Blair & Co., or, if so, whether any such action might have an adverse effect on the Underwriter or the securities offered hereby. The Company has been advised that Blair & Co. intends to make a market in the securities following the Offering. An unfavorable resolution of the Commission's investigation could have the effect of limiting such firm's ability to make a market in the Company's securities, which could adversely affect the liquidity or price of such securities. See "Underwriting."


   Possible Restrictions on Market-Making Activities in Company's
Securities. The Underwriter has advised the Company that Blair & Co. intends to make a market in the Company's securities. Regulation M, which was recently adopted to replace Rule 10b-6 and certain other rules promulgated under the Securities Act of 1934, as amended (the "Exchange Act"), may prohibit Blair & Co. from engaging in any market-making activities with regard to the Company's securities for the period from five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair & Co. may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable. In addition, under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholder Warrants may not simultaneously engage in market- making activities with respect to any securities of the Company for the applicable "cooling off" period (currently at least two and possibly nine business days) prior to the commencement of such distribution. Accordingly, in the event the Underwriter or Blair & Co. is engaged in a distribution of the Selling Securityholder Warrants, neither of such firms will be able to make a market in the Company's securities during the applicable restrictive period. Any temporary cessation of such market-making activities could have an adverse effect on the market price of the Company's securities. See "Underwriting."


   Listing and Maintenance Requirements of The Nasdaq Stock Market; Risk of Delisting. The Company proposes to list the Units, Class A Common Stock, Class A Warrants and Class B Warrants on the Nasdaq SmallCap Market. See "Cover Page." Continued listing on Nasdaq generally requires that (i) the Company maintain at least $2,000,000 in total assets and $1,000,000 in capital and surplus, (ii) the minimum bid price of the Class A Common Stock be $1.00 per share, (iii) there be at least 100,000 shares in the public float valued at $1,000,000 or more, (iv) the Class A Common Stock have at least two active markets makers, and (v) the Common Stock be held by at least 300 holders.

   Nasdaq has recently proposed more stringent financial requirements for listing on Nasdaq. With respect to continued listing, such new requirements are that the Company, among other things, have at least $2,000,000 in "net tangible assets" ("net tangible assets" equals total assets less total liabilities and goodwill) or at least $35,000,000 in total market value or at least $500,000 in net income in two out of its last three fiscal years, as well as least 500,000 shares in the public float, at least $1,000,000 in market value of the public float, a bid price of not less than $1.00 per share, a minimum of two independent directors and other corporate governance criteria which are the same as those for the Nasdaq National Market. Adoption of any or all of the proposals could make it more difficult for the Company to maintain compliance with the listing criteria, assuming the Company is accepted for listing on the SmallCap Market. Upon notice of a deficiency in one or more of the maintenance requirements, the Company would be given 90 days (30 days in the case of the number of market-makers) to comply with the maintenance standards.

   If the Company is unable to satisfy Nasdaq's maintenance requirements, its securities may be delisted from Nasdaq. In such event, trading, if any, in the Units, Class A Common Stock and Warrants would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" maintained by the National Quotation Bureau Incorporated or the OTC "Electronic Bulletin Board." As a consequence of such delisting, an investor could find it more difficult to dispose of or to obtain accurate quotations as to the market value of the Company's securities. Among other consequences, delisting from Nasdaq may cause a decline in the stock price, the loss of news coverage about the Company and difficulty in obtaining future financing. Consequently, the liquidity of the Company's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of the Company and lower prices for the Company's securities than might otherwise be attained.

   Risk of Low-Priced Stock. If the Company's securities were delisted from Nasdaq (See "-- Listing and Maintenance Requirements of The Nasdaq Stock Market; Risk of Delisting"), they could become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worths in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in this Offering to sell any of the securities acquired hereby in the secondary market.


   The Commission adopted regulations which generally define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

   The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest.


   If the Company's securities were subject to the existing or proposed rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

                               USE OF PROCEEDS

   The net proceeds (after deducting underwriting discounts and commissions and other expenses of the Offering payable by the Company) from the sale of the 2,600,000 Units offered hereby, are estimated at approximately $11,109,000 ($12,805,500 if the Underwriter's over-allotment option is exercised in full). The Company intends to use the net proceeds over at least the 24 month period following the completion of this Offering for the following purposes:


                                                           Approximate Amount
                     Application                             of Net Proceeds
                    -------------                          ------------------
SonicNet Operating Funds (1)  .......................          $ 2,000,000
Acquisitions (2)  ...................................            1,000,000
Catalog Acquisitions (3)  ...........................              500,000
Repayment of Bridge Notes and Other Indebtedness (4)             3,429,000
Artist Advances (5)  ................................            1,000,000
Working Capital and General Corporate Purposes (6)  .            3,180,000
     TOTAL  .........................................          $11,109,000
                                                            ==================

------
(1) In connection with its acquisition of SonicNet, the Company is obligated to provide up to $2,000,000 over the next 12 months in order to fund SonicNet's operations, which amount includes approximately $270,000 in executive salaries and $100,000 in lease payments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Notes to SonicNet Financial Statements.

(2) The Company intends to acquire Independent Labels and may, when and if the opportunity arises, acquire other businesses which are related to the Company's business with a portion of the net proceeds. Other than Addicted to Noise, the Company has no specific arrangement with respect to any such acquisition at the present time and is not presently involved in any negotiations with respect to any such acquisition. There can be no assurance that any particular acquisition will be made.

(3) For master purchase and licensing acquisitions of catalog reissues of prerecorded music by Archive Recordings.

(4) Represents principal amount of the Bridge Notes issued in the Bridge Financing completed by the Company in January 1997 together with estimated accrued interest through May 1, 1997. The Bridge Notes bear interest at the rate of 10% per annum and mature on the earlier of the closing of this Offering or one year from the date of issuance. The proceeds of the Bridge Notes have been used for the SonicNet acquisition and will be used for working capital purposes including general and administrative expenses. Also represents $50,000 in principal amount and approximate accrued interest of 6% per annum payable on of before July 1, 1997 by Purple Demon. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," Note J of Notes to Paradigm Financial Statements and Note D of Notes to Purple Demon Financial Statements.

(6) Includes salaries and fees payable to the Company's executive officers, directors, consultants and other significant employees aggregating approximately $2,100,000.

   The foregoing represents the Company's best estimate of the allocation of the net proceeds of this Offering based upon the current status of its business operations, its current plans and current economic conditions. Future events, including the problems, delays, expenses and complications frequently encountered by early stage companies as well as changes in competitive conditions affecting the Company's business and the success or lack thereof of the Company's marketing efforts, may make shifts in the allocation of funds necessary or desirable. The Company, therefore, reserves the right to reallocate the net proceeds of this Offering among the various categories set forth above as it, in its sole discretion, deems necessary or advisable.

   Prior to expenditure, the net proceeds will be invested in short-term interest bearing securities or money market funds. Any proceeds received upon exercise of the Underwriter's over-allotment option, the Warrants, the Selling Securityholder Warrants or the Unit Purchase Option, as well as income from investments, will be used for general corporate purposes.

                                CAPITALIZATION

   The following table sets forth (a) the actual capitalization of the Company as of December 31, 1996, after giving effect to the Recapitalization,
(b) the pro forma capitalization of the Company as of December 31, 1996 giving effect to the (i) the Recapitalization, (ii) the issuance of the Bridge Notes and the Bridge Warrants pursuant to the Bridge Financing, (iii) the issuance of 200,000 shares of Class A Common Stock in January 1997 in connection with the acquisition of SonicNet and (iv) the issuance of 33,333 shares of Class A Common Stock in February 1997 in connection with the acquisition of Purple Demon, and (c) the pro forma capitalization of the Company as of December 31, 1996, as adjusted to give effect to the issuance and sale of the 2,600,00 Units offered hereby and the repayment of the Bridge Notes out of the net proceeds therefrom. This table should be read in conjunction with the Financial Statements and the Notes thereto included elsewhere in this Prospectus.

                                                                        December 31, 1996
                                                        ------------------------------------------------
                                                                                            Pro Forma
                                                                                                As
                                                            Actual       Pro Forma(5)     Adjusted(5)(6)
                                                         -------------   -------------    ---------------
Bridge Notes Payable, net of discount  ...............           -0-      $ 2,887,500      $       -0-
Stockholders' Equity:
   Preferred Stock, $.01 par value; 5,000,000 shares
     authorized; no shares issued and outstanding
     actual, pro forma and as adjusted (1)  ..........           -0-              -0-              -0-
   Class A Common Stock, $.01 par value, 31,999,900
     shares authorized; 1,363,371 shares issued and
     outstanding actual; 1,596,704 shares issued and
     outstanding pro forma; 4,196,704 shares issued
     and outstanding as adjusted (2)  ................        13,634           15,967           41,967
   Class B Common Stock, $. 01 par value, 1,000,100
     shares authorized; 1,000,005 shares issued and
     outstanding actual, pro forma and as adjusted
     (3)  ............................................        10,000           10,000           10,000
   Class E Common Stock, $.01 par value, 2,000,000
     shares authorized, 1,266,716 shares issued and
     outstanding actual, pro forma and as adjusted
     (4)  ............................................        12,267           12,267           12,267
Additional paid-in capital  ..........................     2,591,893        4,077,060       15,100,060
   Deficit accumulated during the developmental stage     (2,531,213)      (3,652,554)      (4,147,554)
     Total Stockholders' Equity  .....................        96,581          462,740       11,016,740

------
(1) See "Description of Securities -- Preferred Stock."


(2) Does not include: (i) 390,000 shares of Class A Common Stock included in the Units which may be sold pursuant to the over-allotment option or the 1,170,000 shares of Class A Common Stock issuable upon exercise of the Class A and Class B Warrants included in or underlying such Units; (ii) 7,800,000 shares of Class A Common Stock reserved for issuance upon exercise of the Class A and Class B Warrants; (iii) 260,000 shares of Class A Common Stock included in the Units subject to the Unit Purchase Option or the 780,000 shares of Class A Common Stock issuable upon exercise of the Class A and Class B Warrants included in or underlying such Units; (iv) 3,500,000 shares of Class A Common Stock issuable upon exercise of the Selling Securityholder Warrants and the SonicNet Warrants, including shares of Class A Common Stock issuable upon exercise of the Class B Warrants underlying such warrants; (v) 300,000 shares of Class A Common Stock issuable upon exercise of options reserved for issuance pursuant to the Stock Option Plan; (vi) 333,333 Reserved Incentive Shares; (vii) 350,004 shares of Class A Common Stock issuable upon exercise of the Blair Warrants; or (viii) 1,401,722 shares of Class A Common Stock issuable upon conversion of the Class E Shares. See "Management -- Stock Option Plan," "Principal Stockholders -- Escrow Arrangements," "Certain Transactions," "Description of Securities" and "Underwriting."


(3) Includes the Escrow Shares. "See "Principal Stockholders -- Escrow Arrangements."

(4) Does not include an aggregate of 175,006 shares of Class E Common Stock issuable upon exercise of the Blair Warrants.

(5) Gives pro forma effect to (i) the recognition of an approximately $521,000 non-cash charge representing the unamortized debt discount and debt issuance costs relating to the Bridge Financing and the repayment of the Bridge Notes, (ii) the acquisitions of both SonicNet and Purple Demon, (iii) the amortization of approximately $325,000 of goodwill in connection with the acquisition of SonicNet and (iv) a charge to earnings of approximately $275,000 for executive compensation and overhead not reflected in SonicNet's statement of operations for the year ended December 31, 1996. See "Use of Proceeds," "Pro Forma Condensed Consolidated Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations," Note J of Notes to Paradigm Financial Statements and Note D of Notes to SonicNet Financial Statements.


(6) Adjusted to give effect to the sale of the 2,600,000 Units offered hereby at an offering price of $5.00 per Unit and the repayment of the Bridge Notes.

BRIDGE FINANCING

   In January 1997, the Company completed the Bridge Financing of an aggregate of $3,300,000 principal amount of Bridge Notes and 1,650,000 Bridge Warrants. The Company paid the placement agent a commission of $330,000 and a non-accountable expense allowance of $99,000 in connection with the Bridge Financing. The Bridge Notes issued in the Bridge Financing are payable, together with accrued interest at the rate of 10% per annum, on the earlier of January 15, 1998 or the closing of this Offering. See "Use of Proceeds."

   In connection with the Bridge Financing, the Company issued an aggregate of 1,650,000 Bridge Warrants. The Bridge Warrants entitled the holders thereof to purchase one share of Class A Common Stock commencing in January 1998, but will be exchanged automatically on the closing of this Offering for the Selling Securityholder Warrants, each of which will be identical to the Class A Warrants included in the Units offered hereby. The Selling Securityholder Securities have been registered for resale in the Registration Statement of which this Prospectus forms a part, subject to the contractual restriction that the Selling Securityholders have agreed not to exercise and/or sell the Selling Securityholder Warrants for a period of one year from the closing of this Offering. See "Concurrent Offering."

                               DIVIDEND POLICY

   The Company has never paid cash dividends on its Common Stock and does not intend to declare or pay cash dividends on its Common Stock in the foreseeable future. The Company expects it will retain all available earnings to finance and expand its business. Declaration of dividends in the future will be at the discretion of the Company's Board of Directors, which will review its dividend policy from time to time.

                                   DILUTION

   The following discussion and tables treat the Class A, Class B and Class E Common Stock as a single class and allocate no value to the Warrants contained in the Units.

   Dilution represents the difference between the initial public offering price paid by the purchasers in the Offering and the net tangible book value per share immediately after completion of the Offering. Net tangible book value per share represents the amount of the Company's total assets minus the amount of its intangible assets and liabilities, divided by the number of shares of Common Stock outstanding. The pro forma adjustment to the historical net tangible book value gives effect to the issuance in January 1997 of the Bridge Notes, net of debt issue costs and debt discounts, the acquisition of SonicNet and the issuance of 33,333 shares of Class A Common Stock in February 1997 in connection with the acquisition of Purple Demon. At December 31, 1996, the Company had a pro forma net tangible book value of $462,740 or $.12 per share ($.23 per share if the Escrow Shares and the Class E Shares were excluded). See "Management's Discussion and Analysis of Financial Condition and Results of Operations." After giving retroactive effect to the sale of 2,600,000 Units offered hereby, and the Company's receipt of the net proceeds therefrom less underwriting discounts, commissions and other estimated offering expenses (anticipated to aggregate $1,891,000), the net tangible book value of the Company, as adjusted at December 31, 1996, would have been $11,016,740, or $1.72 per share. This would result in an immediate dilution to new investors of $3.28 per share ($2.62 per share if the Escrow Shares and the Class E Shares were excluded).

   The following table illustrates the pro forma information with respect to dilution to be incurred by new investors from the public offering price on a per Unit basis:

 Assumed public offering price per Unit  ................              $5.00
   Pro forma net tangible book value per share before
     Offering  .........................................    $ .12
   Increase per share attributable to new investors ....     1.55
                                                            ------
Net tangible book value per share after Offering  ......                1.72
                                                                       -------
Dilution of net tangible book value to new investors
   (1) .................................................               $3.28
                                                                       =======
------
(1) If the over-allotment option is exercised in full, the net tangible book value after the Offering would be approximately $1.98 per share, resulting in dilution to new investors in the Offering of $3.02 per share.

   The following table sets forth the difference between existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share paid by existing stockholders and by new investors:

                               Shares Purchased                    Cash Consideration Paid
                         ----------------------------   ---------------------------------------------
                                            Percent                       Percent      Average Price
                              Number        of Total      Amount(1)      of Total        Per Share
                          --------------   ----------    -------------   ----------   ---------------
Existing Stockholders       3,823,424(2)      59.52%     $ 3,040,400       18.95%          $0.80
New Investors  ........     2,600,000         40.48       13,000,000       81.05%          $5.00
                          --------------   ----------    -------------   ----------
                            6,423,424        100.00%     $16,040,400      100.00%
                          ==============   ==========    =============   ==========

------
(1) Prior to deduction of costs of issuance.

(2) Includes the Escrow Shares and Class E Shares. See "Principal
    Stockholders -- Escrow Arrangements."


   The foregoing table does not give effect to the potential issuance of the Reserved Incentive Shares, the exercise of any outstanding warrants or options and assumes no exercise of the over-allotment option. To the extent such options or warrants are exercised, there will be further dilution to new investors. See "Capitalization -- Bridge Financing," "Management -- Stock Option Plan" and "Description of Securities."

                    PARADIGM MUSIC ENTERTAINMENT COMPANY,
                    SONICNET, INC. AND PURPLE DEMON, INC.

            PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 (UNAUDITED)

   The following pro forma condensed consolidated balance sheet at December 31, 1996 and condensed consolidated statement of operations for the year ended December 31, 1996 give effect to the acquisitions of SonicNet and Purple Demon as if they had taken place at the beginning of the period presented. The pro forma information is based on the historical financial statements of the Company, SonicNet, and Purple Demon, Inc. giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. Under purchase accounting, SonicNet and Purple Demon assets and liabilities are required to be adjusted to their estimated fair values. The estimated fair value adjustments have been determined by the Company based upon available information. The Company cannot be certain that such estimated fair values represent fair values that will ultimately be determined.

   The pro forma statements have been prepared by the Company based upon the financial statements of SonicNet and Purple Demon included elsewhere herein. These pro forma statements may not be indicative of the results that actually would have occurred if the combinations had been in effect on the dates indicated or which may be obtained in the future. In the opinion of the Company's management, all adjustments necessary to present fairly such pro forma unaudited balance sheet and statement of operations have been made. The pro forma financial statements should be read in conjunction with the notes thereto and the financial statements and notes of the Company, SonicNet, and Purple Demon included elsewhere in this Prospectus.

                    PARADIGM MUSIC ENTERTAINMENT COMPANY,
                    SONICNET, INC. AND PURPLE DEMON, INC.

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                              DECEMBER 31, 1996


                                             Paradigm Music                                                        Pro Forma
                                              Entertainment                        Purple         Pro Forma       Consolidated
                                                 Company      SonicNet, Inc.     Demon, Inc.     Adjustments      Adjustments
                                              --------------   --------------   -------------   --------------   --------------
                                                                      (in thousands)                      (unaudited)
ASSETS
Current assets:
   Cash ....................................   $   125,201      $    11,308       $      52      $  (181,000)(A)  $ 2,449,155
                                                                                                     (10,000)(B)
                                                                                                   2,778,594 (C)
                                                                                                    (275,000)(D)
   Accounts receivable -- net ..............        27,621           55,500              --                            83,121
   Inventories .............................        25,431               --          30,749               --           65,708
   Other current assets ....................        40,894           12,000          14,884               --           67,778
                                              --------------   --------------   -------------   --------------   --------------
     Total current assets  .................       219,147           78,808          45,685        2,312,594        2,665,762
     Property, plant and
        equipment, net .....................       182,094          199,469              --               --          381,563
     Investments  ..........................        80,000               --              --               --           80,000
     Notes receivable --
        officer/stockholder ................        50,000               --              --               --           50,000
     Deferred registration costs  ..........        60,000               --              --               --           60,000
     Deferred financing fees  ..............            --               --              --          521,406 (C)           --
                                                                                                    (521,406)(D)
     Costs in excess of fair value of net
        assets acquired ....................            --               --              --        1,112,100 (A)    1,299,739
                                                                                                     512,574 (B)
                                                                                                    (324,935)(D)
     Other assets  .........................        36,350            9,600              --               --           45,950
                                              --------------   --------------   -------------   --------------   --------------
                                               $   627,591      $   287,877       $  45,685      $ 3,612,333      $ 4,573,486
                                              ==============   ==============   =============   ==============   ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable, accrued expenses, and
     other current liabilities  ............   $   291,010      $   103,513       $ 148,259                       $   542,782
   Bridge Notes ............................            --               --                      $ 2,887,500 (C)    2,887,500
   Notes payable ...........................                                         50,000                            50,000
   Unearned revenues -- Former Parent
     Company, current portion  .............            --          300,519                         (240,519)(A)       60,000
   Unearned revenues .......................            --           62,715                               --           62,715
   Leases payable -- current ...............            --           14,294                               --           14,294
   Due to officer/stockholder ..............       240,000               --              --               --          240,000
                                              --------------   --------------   -------------   --------------   --------------
     Total current liabilities  ............       531,010          481,041         198,259        2,646,981        3,857,291
Unearned revenues _ Former Parent Company  .            --        1,202,078                         (962,078)(A)      240,000
Leases payable  ............................            --           13,455                               --           13,455
Stockholders' equity:
   Preferred stock .........................            --          225,000                         (225,000)(A)           --
   Common stock -- Class A .................        13,634           45,970             200            2,000 (A)       15,967
                                                                                                     (45,970)(A)
                                                                                                        (200)(B)
                                                                                                         333 (B)
   Common stock -- Class B .................        10,000               --                               --           10,000
   Common stock -- Class E .................        12,267               --                               --           12,267
   Additional paid -- in capital ...........     2,591,893               --                          723,000 (A)    4,077,060
                                                                                                     349,667 (B)
                                                                                                     412,500 (C)
   Deficit accumulated during the
     developmental stage  ..................    (2,531,213)      (1,679,667)       (152,774)       1,679,667 (A)   (3,652,554)
                                                                                                     143,246 (B)
                                                                                                  (1,121,341)(D)
                                              --------------   --------------   -------------   --------------   --------------
                                               $   627,591      $   287,877       $  45,685      $ 3,612,333      $ 4,573,486
                                              ==============   ==============   =============   ==============   ==============

                    PARADIGM MUSIC ENTERTAINMENT COMPANY,
                    SONICNET, INC. AND PURPLE DEMON, INC.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1996


                               Paradigm Music                                                             Consolidated
                               Entertainment                                             Pro Forma         Pro Forma
                                  Company       SonicNet, Inc.   Purple Demon, Inc.     Adjustments       Adjustments
                               --------------   --------------    ------------------   ---------------   --------------
                                                           (in thousands)                        (unaudited)
Net sales  .................    $    31,114      $         --         $ 108,835         $         --      $   139,949
Fee income -- Former Parent
  Company ..................             --          300,519                 --            (240,519)(D)        60,000
Advertising, commission and
  subscription income ......             --           53,636                 --                  --            53,636
Interest and other income  .         59,417            4,462                 --                  --            63,879
                               --------------   --------------    ------------------   ---------------   --------------
                                     90,531          358,617            108,835            (240,519)          317,464
Costs and expenses:
   Cost of goods sold ......         12,097               --             87,120                  --            99,217
   Advances and recording
     costs  ................        628,099               --                 --                  --           628,099
   Selling and marketing
     expenses  .............        298,641          267,218             54,591                  --           620,450
   Production expenses .....             --        1,361,904                 --                  --         1,361,904
   General and
     administrative
     expenses  .............      1,551,158          212,243             75,417           1,121,341 (D)     2,960,159
                               --------------   --------------    ------------------   ---------------   --------------
                                  2,489,995        1,841,365            217,128           1,121,341         5,669,829
                               --------------   --------------    ------------------   ---------------   --------------
Net loss  ..................    $(2,399,464)     $(1,482,748)         $(108,293)        $(1,361,860)      $(5,352,365)
                               ==============   ==============    ==================   ===============   ==============
Loss per share of common
   stock ...................                                                                              $     (2.56)
                                                                                                         ==============
Weighted average number of
   shares outstanding ......                                                                                2,090,707
                                                                                                         ==============

                    PARADIGM MUSIC ENTERTAINMENT COMPANY,
                    SONICNET, INC. AND PURPLE DEMON, INC.

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 (UNAUDITED)


 A. Acquisition of SonicNet, Inc.:
   Total consideration:
     Cash payment  ..........................................................    $   100,000
   Issuance of 200,000 shares of Class A Common Stock .......................        700,000
     Issuance of 100,000 Class A Warrants  ..................................         25,000
     Investment banking and legal fees  .....................................         81,000
                                                                                -------------
        Total investment ....................................................        906,000
   Adjusted book value of SonicNet:
     Historical book value of SonicNet  .....................................     (1,408,697)
     Add adjustments to reflect market value (1):
        Unearned revenues parent ............................................      1,202,597
                                                                                -------------
        Total ...............................................................       (206,100)
   Excess of cost over fair value of assets acquired ........................    $ 1,112,100
                                                                                =============

(1) Based on a preliminary estimate of the allocation of the purchase price in accordance with Accounting
    Principles Board Opinion No. 16.

B. Acquisition of Purple Demon, Inc.:
   Issuance of 33,333 shares of Class A Common Stock ........................    $   116,666
   66,667 Shares of Class A Common Stock to be issued no later than December
     31, 1997  ..............................................................        233,334
   Legal fees and other expenses ............................................         10,000
                                                                                -------------
        Total investment ....................................................        360,000
   Historical book value of Purple Demon, Inc. which approximates fair value        (152,774)
                                                                                -------------
   Excess of cost over fair value of assets acquired ........................    $   512,574
                                                                                =============


C. To record issuance of $3,300,000 Bridge Notes and $1,650,000 Class A Warrants subsequent to the balance sheet date and related fees and other expenses.

D. For purposes of determining the pro forma effect of the SonicNet acquisition on the Paradigm consolidated statement of operations, the following pro forma adjustments have been made:

                                                                                    Year Ended
                                                                                 December 31, 1996
                                                                                 -----------------
   Elimination of portion of unearned revenue from Former Parent .............      $   240,519
                                                                                 -----------------
   Amortization of deferred financing fees (1 year) ..........................          521,406
   Amortization of cost in excess of fair value of net assets acquired (5
     years)  .................................................................          324,935
   Executive compensation and overhead .......................................          275,000
                                                                                 -----------------
                                                                                      1,121,341
                                                                                 -----------------
                                                                                    $(1,361,860)
                                                                                 =================

                      SELECTED HISTORICAL AND PRO FORMA
                      CONDENSED COMBINED FINANCIAL DATA

   The selected financial data set forth below from inception to December 31, 1995, as of December 31, 1996 and cumulative from inception through December 31, 1996 have been derived from the audited financial statements of the Company, which together with the notes thereto and the related report of Janover Rubinroit, LLC, independent certified public accountants, are included elsewhere in this Prospectus. Pro forma adjustments have been made to the combined statement of operations data for the year ended December 31, 1996 as if, at January 1, 1996, the acquisition of both SonicNet and Purple Demon had been consummated. Pro forma adjustments have been made to the combined balance sheet data as at December 31, 1996 as if, at such date, the Company had consummated the acquisition of both SonicNet and Purple Demon and completed this Offering. The selected financial data set forth below should be read in conjunction with the financial statements of the Company and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The Pro Forma Condensed Combined Financial Statements of the Company have been derived from the audited historical financial statements of the Company, SonicNet and Purple Demon. The pro forma condensed combined statement of operations and balance sheet data set forth below do not purport to be indicative of the consolidated financial position or consolidated results of operations that would have occurred had the transactions been completed on January 1, 1996 or on December 31, 1996 or which may be expected to occur in the future.

                                                           Actual                           Pro Forma (2)
                                    ----------------------------------------------------    --------------
                                                                           November 14,
                                     November 14, 1995        Year             1995             Year
                                      (inception) to         Ended        (inception) to        Ended
                                       December 31,       December 31,     December 31,     December 31,
                                           1995               1996             1996             1996
                                     -----------------   --------------    --------------   --------------
Statement of Operations Data:
Net sales  .......................      $        --       $    31,114       $    31,114      $   139,949
Interest income  .................           7,268             59,417            66,685           63,879
Fee income - Former Parent
  Company ........................                                                                60,000
Advertising, commission and
  subscription income ............                                                                53,636
Total expenses  ..................         139,017          2,489,995         2,629,012        5,669,829
                                     -----------------   --------------    --------------   --------------
Net (loss)  ......................      $ (131,749)       $(2,399,464)      $(2,531,213)     $(5,352,365)
                                     =================   ==============    ==============   ==============
Net (loss) per share(1)  .........      $     (.06)       $     (1.13)      $     (1.21)     $     (2.56)
                                     =================   ==============    ==============   ==============
Weighted average number of shares
  outstanding(1) .................       2,090,707          2,090,707         2,090,707        2,090,707
                                     =================   ==============    ==============   ==============

                                                 December 31, 1996
                                 ------------------------------------------------
                                                                      Pro Forma
                                                                     As Adjusted
                                     Actual       Pro Forma (3)        (3)(4)
                                  -------------   --------------    --------------
                                                   (unaudited)
Balance Sheet Data:
Working capital (deficiency)  .    $  (311,863)   $ (1,201,057)      $ 9,412,943
Total assets  .................        627,591       4,573,486        12,239,986
Total liabilities  ............        531,010       4,110,746         1,223,246
Deficit accumulated during the
  developmental stage .........     (2,531,213)     (3,652,554)       (4,147,554)
                                  -------------   --------------    --------------
Stockholders' equity (capital
  deficiency) .................    $    96,581     $   462,740       $11,016,740
                                  =============   ==============    ==============

------
(1) The Escrow Shares and Class E Shares are excluded from the computation of net (loss) per share. See Notes B and H of Notes to Paradigm Financial Statements.

(2) Assumes the acquisition of both SonicNet and Purple Demon were completed as of the beginning of the periods presented. See "Pro Forma Condensed Consolidated Financial Statements."


(3) Gives pro forma effect to (i) the issuance of the Bridge Notes and the Bridge Warrants pursuant to the Bridge Financing and the corresponding charge to operations through the date of repayment of approximately $521,000 representing debt discount and debt issuance costs associated with the Bridge Financing, (ii) the acquisition of SonicNet and Purple Demon, (iii) the amortization of approximately $325,000 of goodwill in connection with the acquisition of SonicNet and (iv) a charge to earnings of approximately $275,000 for executive compensation and overhead not reflected in SonicNet's statement of operations for the year ended December 31, 1996. See "Capitalization - Bridge Financing," "Pro Forma Condensed Consolidated Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations," Note J of Notes to Paradigm Financial Statements and Note D of Notes to SonicNet Financial Statements.

(4) Adjusted to give effect to the sale of 2,600,000 Units offered hereby at an offering price of $5.00 per Unit and the repayment of the Bridge Notes. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note J of Notes to Paradigm Financial Statements.

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                     CONDITION AND RESULTS OF OPERATIONS


   The following discussion and analysis should be read in conjunction with the financial statements and notes appearing elsewhere in the Prospectus.

OVERVIEW


   The Company is a development stage music entertainment company engaged primarily in the marketing of music entertainment rights through traditional and non-traditional marketing and distribution channels, such as Online services, interactive media and syndicated radio and cable television. Paradigm commenced operations in November 1995 and from inception to December 31, 1996, recognized revenues of approximately $31,000 and had an accumulated deficit of approximately $2.5 million. In January 1997, the Company acquired all of the outstanding capital stock of SonicNet, an operator of an Online computer network focusing on alternative music and culture. SonicNet commenced operations in June 1994 and, for the year ended December 31, 1996, had recognized revenues of approximately $360,000 and had an accumulated deficit of approximately $1.7 million. On February 14, 1997, the Company acquired all of the outstanding capital stock of Purple Demon, which owned and operated Big Deal. Purple Demon commenced operations on January 1, 1994 and, for the year ended December 31, 1996, recognized revenues of approximately $109,000 and had an accumulated deficit of approximately $143,000. The Company has continued to operate at a deficit since December 31, 1996 and it expects to continue to operate at a deficit until such time, if ever, as operations generate sufficient revenues to cover its costs.


RESULTS OF OPERATIONS

 PARADIGM

   Paradigm had no revenues from operations for the period from November 14, 1995 (date of inception) through December 31, 1995. For the period from November 14, 1995 (date of inception) through December 31, 1995, Paradigm had a net loss of approximately $132,000 which was primarily attributable to general and administrative expenses. Paradigm had approximately $31,000 in revenues for the year ended December 31, 1996, all of which were earned subsequent to October 1, 1996, and which resulted from sales of Paradigm's music entertainment products. Paradigm had interest income of approximately $59,000 during the year ended December 31, 1996, resulting from the investment of funds from the 1995 Private Placement prior to their expenditure. During the period prior to October 1, 1996, Paradigm established operations, hired staff, signed artists, and produced records. All costs associated with these activities were charged to operations as incurred. For the year ended December 31, 1996, Paradigm had a net loss of approximately $2.4 million, consisting primarily of general and administrative expenses of approximately $1.5 million, recording advances and recording costs of approximately $628,000, and selling expenses of approximately $299,000.

 SonicNet


   For the year ended December 31, 1995, SonicNet had approximately $32,000 in revenues from operations and a net loss of approximately $1.4 million, which was primarily attributable to production expenses. SonicNet had approximately $359,000 in revenues for the year ended December 31, 1996, approximately $300,000 of which were advances received from its former parent company. Such advances from its former parent company are not expected to continue. See Note D of Notes to SonicNet Financial Statements. For the year ended December 31, 1996, SonicNet had a net loss of approximately $1.5 million, resulting from general and administrative expenses of approximately $212,000, production expenses of approximately $1.4 million and selling expenses of approximately $267,000.

 Purple Demon

   Purple Demon had approximately $109,000 and $148,000 in revenues from operations for the year ended December 31, 1995 and December 31, 1996, respectively, which consisted of sales of Big Deal's prerecorded music products. Cost of sales, which includes actual returns, reserves for estimated future returns and estimated unrecoupable costs, such as artist advances, were approximately $92,000 and $87,000 for the year ended

December 31, 1995 and December 31, 1996, respectively. Selling, general and administrative expenses were approximately $112,000 and $130,000 for the year ended December 31, 1995 and December 31, 1996, respectively, resulting in an overall net loss of approximately $56,000 and $108,000 for the two periods.


LIQUIDITY AND CAPITAL RESOURCES


   Paradigm has experienced net losses and negative cash flow from operations since its inception and at December 31, 1996 had a working capital deficit of approximately $312,000. Paradigm has financed its operations primarily through the 1995 Private Placement pursuant to which 1,000,027 shares of Class A Common Stock were issued for net proceeds of approximately $2.5 million and a loan from one of its directors in December 1995 in the principal amount of $250,000 which was repaid, with interest, out of the proceeds of the Bridge Financing. In January 1997, the Company completed the Bridge Financing of $3,300,000 principal amount of Bridge Notes and 1,650,000 common stock purchase warrants which will automatically convert into Class A Warrants upon completion of this Offering. See "Concurrent Offering." The net proceeds of the Bridge Financing were approximately $2,800,000 after deducting commissions and a non-accountable expense allowance aggregating $429,000 paid to the Underwriter and other expenses of the Bridge Financing. Such proceeds are being used for working capital purposes, including general and administrative expenses. The Company has allocated a portion of the proceeds of this Offering to repay principal and accrued interest on the Bridge Notes. See "Use of Proceeds."

   The Company had no material capital commitments at December 31, 1996. However, the Company is a party to agreements with its Chief Executive Officer which provides aggregate minimum annual compensation of $375,000 for calendar year 1997 and 1998 and is a party to agreements with other employees and consultants which provide for aggregate minimum annual compensation payments of $680,000 during calendar year 1997. The Company is also a party to two office leases expiring on May 21, 2001, with total future minimum lease payments of approximately $586,000. See "Management" and Note G of Notes to Paradigm Financial Statements.

   Pursuant to the Stock Purchase Agreement dated January 9, 1997 (the "SonicNet Agreement") between Paradigm, Prodigy Services Corporation ("Prodigy") and Sunshine Interactive Network, Inc. ("Sunshine"), the Company is obligated to provide an aggregate of $2,000,000 in working capital to SonicNet over the next twelve months, subject to certain conditions, in order to enable SonicNet to continue operations in the ordinary course. Such expenditure is expected to include approximately $270,000 in executive salaries and $100,000 in lease payments. See Note J of Notes to Paradigm Financial Statements and Notes to SonicNet Financial Statements.

   Purple Demon borrowed $50,000 from an unaffiliated investor on July 1, 1996 pursuant to a note payable on or before July 1, 1997 at an interest rate of 6% per annum, which the Company anticipates will be repaid out of the proceeds from this Offering. See "Use of Proceeds" and Note D of Notes to Purple Demon Financial Statements. In addition, as of December 31, 1996, Purple Demon had approximately $81,000 in recoupable advances which will be deducted from future sales revenues payable by its distributor, Caroline. See Note C of Notes to Purple Demon Financial Statements.

   At December 31, 1996 Paradigm had available net operating loss carryforwards to reduce future taxable income of approximately $2,480,000, which being to expire in 2010. In addition, the Company had net operating loss carry-forwards available from SonicNet and Purple Demon of approximately $2,056,000 and $153,000, respectively, which begin to expire in 2010. The Company's ability to utilize net operating loss carryforwards from SonicNet and Purple Demon will be subject to annual limitations pursuant to Section 382 of the Internal Revenue Code if future changes in ownership occur, including an annual limitation of not more than approximately $144,000 and $11,000, respectively, resulting from the change in ownership arising from the Offering. See Note F of Notes to Paradigm Financial Statements and Note E of Notes to SonicNet Financial Statements.

   The Company expects to incur a charge to income of approximately $521,000 upon repayment of the Bridge Notes, representing the unamortized portion of the debt discount, interest and deferred financing costs of the Bridge Financing. The charge to income will be recorded in the second quarter of 1997.

   The Company believes that the net proceeds from this Offering will be sufficient to finance the Company's working capital requirements for at least the 24 month period following completion of this Offering. See "Use of Proceeds." There can be no assurance that the Company will generate sufficient revenues to fund its operations after such period. There can be no assurance that any additional financing will be available if needed, or, if available, will be on terms acceptable to the Company.

CHARGE TO INCOME IN THE EVENT OF RELEASE OF ESCROWED SHARES OR CONVERSION OF CLASS E SHARES


   The Commission has adopted a position with respect to arrangements such as the one entered into among the Company and its stockholders who are officers, directors, employees or consultants of the Company with respect to the Escrow Shares and the Class E Shares. In the event the Company attains any of the earnings thresholds or the Company's Class A Common Stock meets certain minimum bid prices required for the release of the Escrow Shares or conversion of the Class E Shares, such release or conversion will be deemed additional compensation expense of the Company. Accordingly, the Company will, in the event of the release of shares from escrow or conversion of the Class E Shares, recognize during the periods in which the earnings thresholds are met or are probable of being met or such minimum bid prices attained, what will likely be one or more substantial charges which would have the effect of substantially increasing the Company's reportable loss or reducing or eliminating reportable earnings, if any, at such time. Although the amount of compensation expense recognized by the Company will not affect the Company's total stockholders' equity or its working capital, it may have a negative effect on the market price of the Company's securities. See "Risk Factors -- Charge to Income in the Event of Release of Escrow Shares or Conversion of Class E Shares" and Note H of Notes to Paradigm Financial Statements.

                                   BUSINESS

GENERAL


   The Company is a development stage entertainment company with a limited operating history, having commenced operations in November 1995. The Company's objective is to become a broad-based music entertainment company producing and distributing prerecorded music products of both new artists and catalog reissues (archival recordings) of established recording artists, recruiting and developing new recording artists and developing non-traditional syndicated music entertainment programming, such as original content interactive programming on the Internet. The Company intends to utilize traditional and non-traditional marketing and distribution channels, such as Online services, interactive media and syndicated radio and cable television, in order to cost effectively exploit the music entertainment rights which it may develop or acquire, and which could be made available to third parties on a fee basis. The Company's business plan was developed by the Company's Chairman of the Board of Directors, President and Chief Executive Officer, Thomas McPartland. See "Management." To date, the Company's primary focus has been on the development of Paradigm Associated Labels and Archive Recordings, the creation of "All Access," a syndicated radio show, its agreement with Microsoft to provide 13 weeks of programming for MSN's "On Air" Online show and the development of a vertically-integrated Online service that would be available to promote the Company's music entertainment products and those of third parties on a fee basis through the acquisition of SonicNet and the proposed acquisition of the "Addicted to Noise" website. Since inception, revenue from operations have been insignificant. There can be no assurance that any or all of the Company's business plan will be successfully implemented or that the Company will generate sufficient revenues from operations to meet the requirements of its business.


   The Company currently operates through five separate divisions: Paradigm Associated Labels, Archive Recordings, Paradigm Music Productions, New Media and New Business Development/International. The Company intends to expand its operations through acquisition of complementary businesses. In January 1997, the Company acquired 100% of the capital stock of SonicNet, an Online music marketing and program provider and, in February 1997, entered into a letter of intent to acquire the "Addicted to Noise" website. There can be no assurance that the Company will successfully complete any additional acquisitions or that, if completed successfully, any acquisitions will result in revenues to the Company. See "Risk Factors."

INDUSTRY OVERVIEW

   According to the Recording Industry Association of America (the "RIAA"), a trade group whose members manufacture most of the music recordings produced in the United States, industry-wide retail prerecorded music sales (which includes compact discs and other digital formats, analog cassettes, music videos, singles and full length vinyl records) in the United States rose to $12.5 billion in 1996, a 1.7% increase over 1995 sales. Also according to the RIAA, industry-wide retail prerecorded music sales in the United States were just over $12 billion in 1994, an increase of approximately 20% from 1993 sales. Although consumers continue to buy prerecorded music in record numbers, the size of the increase in annual domestic shipments and sales of prerecorded music has declined since 1994. The Company believes, however, that such trends in the prerecorded music industry are cyclical and that overall sales will continue to increase.

   The vast majority of the music listening audience is comprised primarily of two age groups: 15-24 and 25-49. For most individuals in these groups, popular music has been, and remains, a major force in their lives. Although teenagers and young adults purchase the majority of prerecorded music, the RIAA estimates that their numbers have declined in recent years and that the over-35 market has been increasing. This increase has been attributed to the continuing trend by record labels to release product with broad-based appeal that is able to attract occasional buyers. The Company intends to capitalize on this trend in music by developing artists that will appeal to the occasional buyers in selected markets.

   There are currently six Major Labels which dominate the recording industry along with their subsidiary labels: Time/Warner; Sony; BMG; Polygram; Thorn-EMI; and Universal. The six Major Labels and their subsidiaries supply approximately 80% of prerecorded music to the United States marketplace. Independent Labels supply the remaining products to the marketplace, but the number of Independent Labels is constantly changing due to buy-outs by Major Labels, consolidations and business failures. Although Independent Labels individu-ally represent a small percentage of the market for prerecorded music, in 1996 sales of albums (both new and catalog) by Independent Labels as a group constituted the largest percentage market share in the prerecorded music market. During 1995 and 1996, albums released by Independent Labels as a group constituted 20.6% and 21.2%, respectively, of total United States album sales. The Company believes that new artists and new trends in music are more likely to come from an Independent Label as they can more easily react and adapt to shifting consumer tastes.

BUSINESS STRATEGY

   The Company's overall business strategy is to develop and expand each of the Company's operating divisions which are specifically devoted to developing and enhancing the music entertainment products and services which the Company may offer to its customers and third party Independent Labels. See " -- The Company's Divisions." The Company's objective is to develop each of its operating divisions into profit centers on a "stand- alone" basis. The Company intends to develop non-traditional marketing and promotional channels to market and promote the Company's music entertainment products and third party music entertainment products on a fee basis through the creation of a vertically-integrated Online service. In furtherance of this objective, the Company acquired SonicNet and has entered into a letter of intent to acquire the ATN website. The Company also intends, within the next 12-24 months, to establish its own Online distribution services with direct selling capabilities.


   A major component of the Company's strategy is to create a consortium of Independent Labels which would develop new artists through the release of low-cost recordings, thereby minimizing the risk of investment and maximizing potential return. To date, the Company has devoted substantial resources to develop and grow Paradigm Associated Labels through the acquisition of certain Independent Labels. The Company has acquired Big Deal and a minority interest in Wingnut, entered into a license agreement with Evil Teen and developed Paradigm Records and Mutant. The Company may either offer distribution services, development funding and non- traditional marketing and distribution resources to a select group of Independent Labels in exchange for acquiring rights to music entertainment product already owned by such Independent Labels and access to other resources or acquire equity interests in a small number of Independent Labels. There can be no assurance, however, that the Company will be successful in entering into any agreements with any other Independent Labels, that any Independent Labels acquired by the Company will be profitable or that the agreements currently in place will result in any revenues to the Company. The Company's strategy is also to generate revenues from sales of catalog reissues, without the Company making a substantial investment in acquiring rights to such archival recordings, through its Archive division. Through Paradigm Music Productions, the Company's strategy is to generate advertising and other revenue opportunities from the production of original content music entertainment programs, as well as to utilize such programs as marketing and promotional tools for PAL's proprietary prerecorded music products. Through its New Media Division, the Company intends to create a vertically-integrated Online marketing and promotion tool for music entertainment products in order to generate revenue from advertising sales, syndication of proprietary programming content and the direct marketing of prerecorded music products and related merchandise either being exploited by the Company or third parties.


   Another major portion of the Company's strategy is to expand its operations through acquisition of complementary businesses. In addition to Independent Labels, the Company will focus its acquisition activities on small complementary businesses such as software and on-line service providers and small independent companies in the music and entertainment industry. Further, the Company will focus on acquiring companies which it believes can be integrated into the Company's division structure. There can be no assurance that the Company's acquisition program will be successful, that the Company will successfully complete any additional acquisitions or that, if completed successfully, any companies acquired will be profitable, or will result in revenues to the Company. Through this strategy, the Company hopes to expand the range of music entertainment products and services it provides and the size of its business.

THE COMPANY'S DIVISIONS

   Paradigm Associated Labels ("PAL"). PAL's primary focus is the development of new artist releases and related artist development, encompassing modern rock, alternative, power-pop, dance and techno artists. PAL's strategy is to develop and acquire a core group of Independent Labels to which it will provide support services in order to maximize the opportunities for discovering (and minimize the risk associated with developing) future successful recording artists. PAL currently has three wholly-owned Independent Labels: Paradigm Records, Big Deal and Mutant, each of which maintain a separate roster of artists with a separate and distinct repertoire focus. In February 1997, the Company acquired all of the outstanding shares of Purple Demon, the Company that owned and operated Big Deal, in exchange for the issuance of an aggregate of 100,000 shares of Class A Common Stock. The Company has agreed to register these shares under certain circumstances. See "Description of Securities -- Registration Rights." The Company has acquired a 25% interest in Wingnut, which specializes in punk and hardcore music, and has an option to acquire an additional 25% interest in Wingnut which if not exercised, grants the other shareholder of Wingnut the right to purchase all of the Company's interest in Wingnut. PAL also has a one-year exclusive production agreement with Evil Teen, a New York based Independent Label which specializes in alternative rock artist development. PAL is currently negotiating with Evil Teen to extend its current agreement. Releases by Paradigm Records and Evil Teen are distributed by ADA and releases by Big Deal are distributed by Caroline. The Company intends to enter into recording agreements with additional artists and acquire interests in additional Independent Labels, subject to available financing and revenues from operations. Through Paradigm Records, PAL released two albums in the fourth quarter of 1996 by two artists, 4th Floor and Xanax-25. PAL also released two albums in the fourth quarter of 1996 by Pen Pal and Benna Cohen, artists that have recording agreements with Evil Teen.

   The Company has been initially recruiting new and emerging artists from the alternative rock/pop genre. The Company anticipates that PAL will diversify into the electronic music genre during 1997. In addition, the Company may purchase outright or license a finished single or album by an artist in these or other genres. Once a new or emerging artist is selected, the Company expects to enter into a contract with the artist to either produce "demonstration" recordings to permit the Company to determine the commercial viability of a new artist or record one or two singles or an album for commercial release with options to record additional albums, at the Company's discretion, at an agreed upon recording budget per recording or album. The recording contract will fix advances and royalties to the artist for each album produced under the contract. In accordance with industry custom, advances for albums after the initial release would be likely to be based on a percentage of the artist's net royalties from prior albums, less the recording budget. Should one of the Company's performing artists achieve significant sales for its most recently-released album, it is likely that the Company would renegotiate that artist's contract, granting a higher royalty rate in return for the artist's agreement to an extension of the recording contact for additional albums.

   It is possible that the Company will be able to sign an established artist to a recording contract, although the Company is not currently seeking to enter into a recording contract with any established artists. There can be no assurance, however, that any such contract could be consummated. In the event that an established artist enters into a recording contract with the Company, the Company's operating expenses would most likely be higher than those currently contemplated. This could result in an exhaustion of the Company's financing earlier than anticipated, unless offset or exceeded by increased sales of the established artist's products.

   If the Company develops commercially successful recording artists, there can be no assurance that the Company will be able to maintain its relationships with such artists even if it has entered into exclusive recording contracts with them. Furthermore, recording artists occasionally request releases from their exclusive recording agreement. Among the reasons that may cause an artist to engage in so-called "label jumping" are expectations of greater income, advances or promotional support by a competing label. There can be no assurance that any given artist developed by the Company will not determine to request a release from his or her agreement with the Company. Because of the highly personal and creative nature of the artist's contractual obligations to the Company, it is not feasible to force an unwilling artist to perform the terms of his or her contract with the Company. If the Company does release a "label jumping" artist from his or her contract, it may be able to obtain an "override royalty" as consideration for the release. Override royalties are customarily paid by the released artist's new recording company and are based on a percentage of the suggested retail selling price or wholesale price (depending on the particular label in question), subject to certain deductions. Such royalties are payable with respect to a negotiated number of the artist's albums after release from his or her existing contract.

   The Company will seek to contract with its artists on an exclusive basis for the marketing of their recordings in return for a percentage royalty on the retail selling price of the recording. The Company will generally seek to obtain rights on a worldwide basis. A typical contract for an artist may provide for a number of albums to be delivered, with advances against royalties being paid upon delivery of each album, although advances are often made prior to recording. The Company will generally have an option to take each album that the artist is contracted to deliver, exercisable within an agreed period of time, usually a few months following delivery of the previous album. Normally, if an option is not exercised, the artist has no obligation to deliver additional albums. Provisions in contracts with established artists vary considerably and may, for example, require the Company to release a fixed number of albums and/or contain an option exercisable by the Company covering more than one album. The Company will seek to obtain rights to exploit product delivered by the artists for the life of the product's copyright. Under the contracts, advances are normally recoupable against royalties payable to the artist. The Company will seek to recoup a portion of certain marketing and tour support costs, if any, against artist royalties.


   Archive Recordings ("Archive"). This division is focusing on developing a catalog of classic rock archival recordings to which the Company will have the exclusive right to own, control or exploit. To date, Archive has acquired the rights to approximately 2,000 master recordings by way of catalog acquisitions and related license agreements and has released a live recording by "Deep Purple" through the Internet. Utilizing the proceeds from this Offering, the Company intends to acquire rights to additional master recordings and expects to release between 20 and 30 albums on Archive in 1997, which it anticipates will be distributed by Navarre. Archive will also attempt to enter into license agreements with the Major Labels in order to more fully exploit its catalog.

   Paradigm Music Productions. To date, the activities of this division have consisted of two distinct programming initiatives. The first is a joint venture with Media America pursuant to which the Company has been developing, producing and distributing a new artist, live concert series called "All Access" for commercial radio syndication. In addition, the Company has entered into an agreement with Microsoft pursuant to which the Company is the exclusive music program provider for OnAir, a show to be broadcast on MSN. The Company's agreement with Microsoft provides for the Company to book artists, record them live in concert and obtain radio clearances on college radio stations in conjunction with Online programming for 13 weeks of OnAir, pursuant to an agreed upon budget. Artists featured on OnAir, which commenced broadcasting on February 23, 1997, will be interviewed live Online during the time of the radio broadcast. Under the terms of the agreement, Microsoft will fund production costs for 13 weeks of programming and the Company will be required to secure radio clearances with a minimum number of radio stations. Microsoft may to terminate the agreement at any time, subject to its obligation to pay the Company for production costs already incurred. There can be no assurance that Microsoft will not terminate such agreement early or that Microsoft will continue to utilize the Company's services in connection with OnAir after the initial 13-week run.


   New Media. This division will focus on alternative distribution channels such as the Internet for Company and third party music entertainment products. In January 1997, the Company acquired all of the outstanding shares of SonicNet, an Online music entertainment network, from Prodigy and Sunshine, in exchange for $100,000 in cash and the issuance of an aggregate of 200,000 shares of Class A Common Stock and 100,000 Class A Warrants to Prodigy and Sunshine. The Company has agreed to register these shares under certain circumstances. See "Description of Securities -- Registration Rights." The Company has agreed to provide an aggregate of $2,000,000 in working capital to SonicNet over the next 12 months, subject to certain conditions, in order to enable SonicNet to continue operations in the ordinary course. The emphasis of SonicNet's website is to inform consumers of new artists and their performances and provide interviews and chats with artists, product samples and reviews and the option to purchase related artist music products and merchandise. SonicNet currently utilizes CDNow, a third-party Online distribution service, to effectuate sales of artist music products and merchandise. The Company intends to develop its own Online direct selling capabilities within the next 12-24 months. In February 1997, the Company entered into a Letter of Intent to acquire the ATN website in exchange for up to 75,000 shares of the Company's Class A Common Stock and the obligation to repay up to $220,000 in past due payables. If acquired, the Company will integrate the ATN website into the operations of SonicNet. There can be no assurance that such acquisition will be completed.

   New Business Development/International. Pursuant to a binding letter of intent with SuperSound, the Company and SuperSound have agreed to organize a partnership to develop and market music in the PRC, in exchange for which the Company has contributed $150,000 and its rights to exploit recordings by "New Reli-gion," a United States artist, in the PRC. SuperSound has advised the Company that it has acquired rights to PRC recording artist Helen Hong, which rights SuperSound will contribute to the partnership. There are substantial risks involved in conducting business in the PRC, including internal political risks. See "Risk Factors."

MARKETING AND PROMOTION

   The traditional and most effective means of promoting recorded music is by radio air play. Obtaining radio air play for a new release is an extremely competitive process. The trend by radio stations to focus more on particular music formats has made it easier for independent producers to target those stations most likely to air a specific recording. Independent regional promoters are often hired to gain air play and, in certain markets, they are quite effective in gaining air play for a release. Public and college radio stations are useful venues for lesser known artists. Music videos have become a vital means of promoting artists and records.

   Songs that are aired on a major radio station are chosen by the program director, often in conjunction with a format consultant. Once a recording is aired, the amount of repeat play it receives depends on listener requests and feedback, as well as actual sales data. Since listener response and sales depend in large measure on how often a release is aired, building a commercial hit depends on an ongoing cycle of air play and sales. Nurturing this cycle requires constant marketing attention and careful coordination with advertising, concert schedules and other promotional activities. Other promotional tools include print advertising, retail promotions and concert tours. Additionally, getting music video airplay on MTV or VH-1, or other video stations or programs, or on their niche oriented programs, has traditionally been and may continue to be essential to the success of certain recording artists and their records. The Company does not intend, however, to focus on music videos as a promotional tool due to their high cost of production.

   In addition to traditional marketing and promotion activities, the Company intends to utilize emerging technologies and non-traditional marketing, promotional and distribution channels to fully exploit its musical entertainment products, such as Online programs and sales, interactive computer applications, interactive and/or enhanced format CD electronic press-kits, interactive music magazines and advertisements on enhanced format CD and other formats. The Company intends to utilize such non-traditional marketing, promotional and distribution channels in order to position itself to exploit developing trends as they are happening in the marketplace and consumer interaction from the foregoing media will permit the Company to develop a sales and marketing database and compatible product lines. In furtherance of this objective, the Company acquired SonicNet and has entered into a letter of intent to acquire the ATN website. The Company also intends, within the next 12-24 months, to establish its own Online distribution services with direct selling capabilities. See "-- The Company's Divisions." Any development of these media will be dependent on the acceptability of these formats for music or combined music and video entertainment, as well as technological changes which may develop.

   The key to finding an audience for new artists is to properly coordinate all these promotional activities to maximize awareness and exposure. The Company will, where possible, use its in-house expertise to direct or assist with the promotional activities with respect to its artists. By coordinating or providing assistance with these activities, to the extent practicable, in-house, costs will be further kept under control. The Company currently has seven employees devoted to sales and marketing activities.

MANUFACTURING AND DISTRIBUTION

   The Company currently has no manufacturing or distribution capabilities other than through its distribution or licensing arrangements. Manufacturing of the Company's recorded music is done by independent third-parties on a purchase-order basis. The Company believes that there are a sufficient number of manufacturing sources available and chooses its manufacturers based on quality, service and price.

   Historically, the strategy of the Major Labels has been to control distribution channels. Nevertheless, the market shares of independent distributors, rack jobbers (independent contractors that manage music department of department stores such as K-Mart and Wal-Mart), mail order companies, touch-tone 800 number sales, Internet sales, and television sales have all increased, and this growth, fueled by ongoing changes in the marketplace, is expected by the Company to continue. Another trend is the consolidation of retail outlets into large retail chains, however, specialized distributors can be utilized to sell prerecorded music products to large retail chains.

The Company expects to take advantage of traditional distribution channels, such as specialized distributors, but also expects to take advantage of interactive, in-home marketing through the Internet, telephone, satellite relays, or other evolving technologies that the Company believes could have a significant effect on distribution in the future. However, there is little agreement as to precisely what this effect will be. The Company believes that control and ownership of the creative products will be a key factor in the new market where distribution can be accomplished more quickly and inexpensively.

   Typical distribution for an Independent Label is through either a Major Label-owned branch system or through independent distributors. The Major Label-owned distribution companies offer national distribution, consistent market visibility, accounts receivable and collection administration. Independent distributors offer similar services, but normally on a much smaller scale.

   The Company currently distributes records released by artists signed directly to the Company and to Evil Teen through ADA, an independent distributor owned by Time/Warner, records released by Archive are being distributed through Navarre and records released by Big Deal are manufactured and distributed by Caroline. The Company has no distribution facility for its record labels and, accordingly, is dependent upon maintaining its existing relationship with its distributors and/or establish and maintaining new distribution relationships with comparable distributors. There can be no assurance that the Company can maintain its relationship with Navarre and Caroline or enter into binding agreements with Navarre or any other distributors. The termination of such relationships would, absent establishing a substitute relationship with one or more of the few other major distributors in the industry, have a material adverse effect on the Company.

   The Company may in the future enter into agreements with one or more foreign distributors for distribution of its albums outside of the United States. Such agreements will not be entered into unless the Company believes that one or more of its albums can be sold profitably in foreign markets or that such distribution strategically positions the Company for future sales. Other than the joint-venture with SuperSound, the Company has no present plans with respect to foreign sales and there is no assurance that the Company will develop or pursue any such plans in the future.

COPYRIGHTS AND INTELLECTUAL PROPERTY


   The Company's prerecorded music business, like that of other companies involved in prerecorded music, will primarily rest on ownership or control and exploitation of musical works and sound recordings. The Company's music entertainment products, including its commercial music, are and will be protected under applicable domestic and international copyright laws.


   Although circumstances vary from case to case, rights and royalties relating to a particular recording typically operate as follows: When a recording is made, copyright in that recording vests either in the recording artists and/or their production companies (and is licensed to the recording company) or in the record company itself, depending on the terms of the agreement between them. Similarly, when a musical composition is written, copyright in the composition vests either in the writer (and is licensed to a third-party music publishing company) or in a third-party music publishing company or in a publishing company owned and controlled by the artist. A public performance of a record will result in money being paid to the writer and publisher. The rights to reproduce songs on soundcarriers (i.e., phonograph records) are obtained by record companies or publishers from the writer or the publishing company entitled to license such compositions. The manufacture and sale of a soundcarrier results in mechanical royalties being payable by the record company to the publisher of the composition, who then remits a portion of such royalties to the writer or writers of the composition at previously agreed or statutory rate for the use of the composition and by the record company to the recording artists for the manufacture and distribution of the recording. The Company operates in an industry in which revenues are adversely affected by the unauthorized reproduction of recordings for commercial sale, commonly referred to as "piracy," and by home taping for personal use.

   Potential publishing revenues may be derived from the Company's ownership interest in musical compositions, written in whole or in part by the Company's recording artists or by writers who are signed exclusively to the Company. The Company anticipates securing a partial ownership position in the copyright to compositions written by its recording artists or signed writers where such rights are available and have not been previ-ously sold or assigned. Performance rights in compositions owned by the Company are enforced under agreements the Company and the writer have with performing rights organizations (American Society of Composers, Authors, and Publishers ("ASCAP"), Broadcast Music, Inc. ("BMI"), and SESAC, Inc.), which licenses the public performance of a composition to commercial users of music such as radio and television broadcasters, restaurants, retailers, etc., and disburse collected fees based upon the frequency and type of public performances they identify. Generally, revenues from publishing are generated in the form of: (1) mechanical royalties, paid by the record company to the publisher for the mechanical duplication of a particular copyrighted composition (as distinct from the copying of the artist's performance of that composition); (2) performance royalties, collected and paid by performing rights entities such as ASCAP and BMI for the actual public performance of the composition as represented by radio airplay, Musak, or as a theme or jingle broadcast in synchronization with a visual image via television; (3) sub-publishing revenues derived from copyright earnings outside of the United States and Canada from collection agents for the Company located outside of the United States and Canada; and (4) licensing fees derived from printed sheet music, uses in synchronization with images as in video or film scores, computer games and other software applications, and any other use involving the composition.

   Typically, music publishing agreements with songwriters are "exclusive," permitting the Company ownership of the copyrights in all compositions created by the songwriter, in whole or in part, during the term of the agreement usually in exchange for the payment of an advance to the songwriter and, after the recoupment of such advance, the payment of royalties on sales of soundcarriers embodying any such compositions. In some cases, the Company may seek to acquire a catalog of compositions previously created by a songwriter or group of songwriters as a music publishing asset. The can be no assurance, however, that the Company will be successful in entering into agreements with any songwriters or acquiring any catalogs or that any agreements entered into will result in any revenue to the Company.

   The Company is engaged in licensing activities involving both the acquisition of rights to certain master recordings through its Archive division and compositions for its own projects and the licensing and the granting of rights to third parties in the master recordings and compositions it owns and/or controls. The Company, in its capacity as publisher, typically obtains an ownership or co-ownership interest in all newly-recorded compositions appearing on albums released by the Company that are written by the artists performing the compositions. The rights to use all other compositions appearing on albums or audiovisual works are obtained from the non-affiliated third-party publishers of those compositions under agreements that, for albums, are called mechanical licenses, which are often issued through a central agency, and for audiovisual works are called synchronization licenses. The mechanical license fee is customarily indexed to a statutory rate established under the United States Copyright Act, which currently is $.0695 for a performance of up to five minutes and higher, if agreed to, or as provided for by statute, for performances of greater length. Fees for synchronization licenses are typically negotiated on a case-by-case basis. The Company will issue its own mechanical and synchronization licenses to third parties when compositions from its own catalog are used by others. The availability and terms of such cross-licensing arrangements are generally negotiated on a case-by-case basis.


   Should such industry practices change, there can be no assurance that the Company will be able to obtain licenses from third parties on terms satisfactory to the Company, and the Company's business, particularly with respect to compilation products, could be materially adversely affected.


   The Company has applied for trademark registration for both Paradigm Music Entertainment Company and Archive Recordings from the United States Patent and Trademark Office. Although the Company intends to file trademark applications for certain of its other trademarks and tradenames, the Company has not yet obtained a federal registration of any of its trademarks in the United States and no assurance can be given that such registration will be granted.


COMPETITION

   Although the Company intends to position itself between the Major Labels and Independent Labels, the Company experiences substantial competition from both sectors. The music industry is currently dominated by the Major Labels and their respective subsidiary labels. These competitors are well-established and have significantly greater financial and other resources than the Company. They have all been in existence for a substantially longer period of time than the Company, and enjoy a certain name recognition that will only accrue to the

Company over time, if at all. The Company will also be competing with other significant Independent Labels. These Independent Labels have also been in existence longer than the Company. Established labels, independent or otherwise, may offer artists a more established alternative to the Company. In addition, the Company will experience competition from music publishing companies, and various media companies, both emerging and established, seeking to develop interactive and enhanced format music entertainment products. Due to the Company's relative lack of experience in the business, its limited financial and other resources and other factors relating to competition from well-established companies, the Company may not be able to compete successfully, if at all, with other competitors in the field. The Company's ability to compete successfully will be largely dependent upon its ability to build upon and maintain its reputation for quality music products and to introduce music products which are accepted by consumers.


EMPLOYEES


   At March 14, 1997, the Company had 31 full-time employees and 4 consultants. The Company utilizes the services of additional consultants on a temporary, as-needed basis. None of the Company's employees is currently covered by a collective bargaining agreement. The Company considers its employee relations to be good.


PROPERTIES


   The Company's executive offices are located in an aggregate of approximately 7,500 square feet of space in New York, New York pursuant to two leases which expire May 31, 2001 and provide for a minimum aggregate annual rental of $142,000 in 1997. The Company believes that its current facilities will be sufficient for the foreseeable future.


LEGAL PROCEEDINGS

   There are no pending legal proceedings to which the Company is a party.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS


   The executive officers and directors of the Company, along with their respective ages and positions with the Company, are as follows:


           Name              Age                             Position
           ----              ---                             --------
Thomas McPartland  ......    38    Chairman of the Board, President and Chief Executive Officer
Louis A. Falcigno(1)  ...    59    Vice President and Director
Scott R. Grodnick(1)(2) .    47    Senior Vice President, Chief Financial Officer and Director
Robert B. Meyrowitz(1)  .    54    Director and Secretary
Gilbert N. Segel(1)(2)  .    65    Director
Frank Barsalona(2)  .....    59    Director

------
(1) Member of Compensation Committee

(2) Member of Audit Committee

   Thomas McPartland has served as Chairman of the Board, President and Chief Executive Officer of the Company since its inception and has had over ten years experience in the recording and music publishing industries. Prior to co-founding the Company, from April 1995 he served as Executive Vice President and a director for the Zomba Group of Companies, North America, one of the largest privately held worldwide music entertainment companies, having primary management oversight for, among other things, all record label and music publishing operations, new business development activity and acquisitions. Prior thereto, from January 1994 to April 1995, Mr. McPartland was Senior Vice President, Worldwide Business Development, for the Bertelsmann Entertainment Group, where he was involved in, among other things, creating an interactive music television network concept. From October 1992 to January 1994, Mr. McPartland served as Senior Vice President of BMG Ventures, responsible for management oversight of a portfolio of small to mid-sized entertainment companies, including record labels and distribution companies, acquired by BMG. From October 1985 to October 1992, Mr. McPartland held positions of increasing responsibility at BMG Music, culminating with his appointment as Senior Vice President and Deputy General Counsel in April 1992.

   Louis A. Falcigno has been Vice President and a Director of the Company since its inception. Mr. Falcigno has been the President and sole stockholder of Momentum Enterprises, a company engaged in the production and promotion of telecommunication products and events, since 1975. Mr. Falcigno has promoted over 150 sports and theatrical entertainment shows across the United States, many of which have been distributed on local, regional and network cable, closed circuit and network television and pay-per-view television. In February 1993, Mr. Falcigno produced the first professional championship boxing matches held in Beijing, China. In 1991, Mr. Falcigno was selected by Pay Per View Magazine as one of the "12 most influential people in pay per view." In 1989, Mr. Falcigno entered into an exclusive arrangement with the Soviet Government to bring Soviet boxers to the United Sates for the first time to fight professionally. As an entrepreneur in an expanding closed circuit television industry, Mr. Falcigno has served a diversified group of 100 non-sports related clients. Mr. Falcigno will devote approximately 75% of his business time to the affairs of the Company.

   Scott R. Grodnick joined the Company in January 1996, was appointed Senior Vice President and Chief Financial Officer of the Company in March 1996 and was appointed a Director of the Company in February 1997. Prior thereto and from July 1994, he served as a consultant to a various insurance companies, including President of First Variable Life Insurance Company from July 1994 to March 1995. From April 1992 until April 1993, he served as President and Chief Executive Officer of the Integrity Life Insurance Companies ("Integrity"). Prior thereto, and from November 1983, Mr. Grodnick was with The Equitable, where he served as Vice President and Chief Financial Officer of Equitable Variable Life Insurance Company from January 1984 to September 1988 and, from 1984 until April 1993, Vice President and Chief Financial Officer of Integrity.

   Robert B. Meyrowitz has been a Director and Secretary of the Company since its inception. Mr. Meyrowitz is the President and Chief Executive Officer of Semaphore Entertainment Group, a music and pay-per-view pro-gramming production company he founded in 1992, which is the producer of the "Ultimate Fighting Championship," a series of pay-per-view fighting competitions. Mr. Meyrowitz has had more than 20 years of experience in both radio and television. In recent years, he created the Thursday Night Concert Series, the first weekly concert series produced expressly for pay-per-view, which has featured such artists as New Kids on the Block and the Who. In the early 1970's, Mr. Meyrowitz founded DIR Broadcasting and created the King Biscuit Flower Hour, the longest running nationally syndicated radio series. The television division of DIR produced numerous music and comedy specials, including two specials for HBO with Whoopi Goldberg, two specials spotlighting Bette Midler and an ACE-nominated special for Lifetime Television featuring Tom and Roseanne Arnold.


   Gilbert N. Segel, a director of the Company, is an attorney and certified public accountant and is currently Chairman and President of Gilbert & Segel Accountancy Inc., an owner of Financial Equities, Inc., a company with a small interest in Semaphore Entertainment Group, a pay-per-view company and a Director of Spatializer Audio Laboratories, Inc., a Nasdaq listed company. From 1966 to 1985, Mr. Segel was Chairman and Chief Operating Officer of Segel Rubinstein & Goldman Inc., a business management firm that represented many musical artists, film stars and corporate entertainment entrepreneurs and executives. Mr. Segel also served as a director and officer of Vanguard Electronics Company, a manufacturer of inductive electronic components. Mr. Segel also currently serves on the Board of Directors of several national charitable institutions.


   Frank Barsalona, a director of the Company, founded the Premier Talent Agency, a talent and booking agency, over thirty years ago and has served as its President and Chief Executive Officer since that time. Mr. Barsalona has been involved with the development and representation of such artists as the Who, Led Zeppelin, Bob Dylan, Bruce Springsteen, Tom Petty, Bon Jovi and U2. Mr. Barsalona is also a partner in Precision Media, a company that owns and operates four radio stations in New England. Mr. Barsalona serves on the Board of Directors of the T.J. Martell Foundation and is a member of the Board of Trustees and the Executive Board of the Rock and Roll Hall of Fame.


   Directors of the Company are elected to serve for a term of one year, until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Pursuant to the authority conferred in the By-Laws of the Company to fix the number of directors, the Board of Directors has set the number of directors at six. Officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See "Employment Agreements."

   The Audit Committee, established in February 1997, consists of three directors. The Audit Committee reviews with the Company's independent accountants the scope and timing of the accountants' audit services and any other services they are asked to perform, their report on the Company's financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes annual recommendations to the Board of Directors for the appointment of independent public accountants for the ensuing year.

   The Compensation Committee, established in February 1997, consists of four directors. This Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company and, along with the Board of Directors, administers the Company's Stock Option Plan.

   The Delaware General Corporation Law permits a corporation through its Certificate of Incorporation to eliminate prospectively the personal liability of its directors to the corporation or its stockholders for damages for breach of fiduciary duty of care as a director, with certain exceptions. The exceptions include acts or omissions in bad faith or which involve intentional misconduct or knowing violations of law, improper declaration of dividends, and transactions from which the director personally gained a financial profit or other advantage to which he was not legally entitled. The Company's Certificate of Incorporation eliminates personal liability of its directors to the extent permitted by this statutory provision.

   The Company has been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provision may be invoked to disclaim liability for damages arising under the Securities Act, such provision is against public policy as expressed in the Securities Act and is therefore unenforceable.

DIRECTORS' COMPENSATION

   Messrs. Barsalona and Segel receive a fee of $25,000 per annum as compensation for serving on the Company's Board of Directors. In addition, Messrs. Barsalona and Segel were each issued 8,334 shares of Class A Common Stock in May 1996 as compensation for serving on the Board. Other directors of the Company do not receive any fixed compensation for serving on the Board. Board members will be reimbursed for all reasonable expenses incurred by them in connection with serving as directors of the Company. The Company has entered into consulting agreements with each of Messrs. Falcigno and Meyrowitz. See "Employment Agreements" below.

EXECUTIVE COMPENSATION

   The following table sets forth the compensation paid or accrued by the Company for services rendered during the fiscal year ended December 31, 1996 to Thomas McPartland, the Company's Chief Executive Officer and President, and the one other executive officer of the Company whose total annual salary exceeded $100,000 during such fiscal year.

                          SUMMARY COMPENSATION TABLE

                                        Annual Compensation(1)                         Long Term Compensation
                              -----------------------------------------   -----------------------------------------------
                                                                                             Securities
                                                                                             Underlying
                                                          Other Annual      Restricted        Options/       All Other
Name and Principal Position       Salary        Bonus     Compensation     Stock Awards       SARs(#)       Compensation
 ---------------------------   -------------   -------    --------------   --------------   ------------   --------------
Thomas McPartland(2)  ......     $375,000        -0-        $12,930(3)          --               --              --
President and Chief
Executive Officer

Scott R. Grodnick(4)  ......     $123,077(4)     -0-            --              --               --              --
Senior Vice President
and Chief
Financial Officer


------
(1) The Company commenced operations November 14, 1995. Unless otherwise indicated, the named executive officers did not receive any annual compensation, stock options, restricted stock awards, stock appreciation rights, long-term incentive plan payouts or any perquisites or other personal benefits, securities or property that exceeded the lesser of $50,000 or 10% of the salary and bonus for such officer during the fiscal year ended December 31, 1996.

(2) Mr. McPartland's employment with the Company commenced December 1, 1995. During the year ended December 31, 1995, he received an aggregate of $31,250 in salary payments.

(3) Represents automobile lease payments and imputed interest on a loan to Mr. McPartland from the Company. See "Certain Transactions."

(4) Mr. Grodnick's employment with the Company's commenced in January 1996. His current annual salary for the fiscal year ending December 31, 1997 is $250,000.

EMPLOYMENT AGREEMENTS

   The Company has entered into a three-year employment agreement terminating on December 31, 1998 with Thomas McPartland providing for Mr. McPartland to serve as President, Chief Executive Officer and Chairman of the Board of the Company for a base annual salary of $375,000. Mr. McPartland's salary may be increased thereafter at the discretion of the Board of Directors and Mr. McPartland shall be entitled to bonus compensation based upon the measurement of performance against reasonable objectives mutually determined by Mr.

McPartland and the Board. If the Company terminates Mr. McPartland's employment agreement other than for cause (as defined in the Employment Agreement), Mr. McPartland shall be entitled to receive his base annual salary for the unexpired term of the agreement, plus benefits and bonus, if any, along with any salary accrued to the date of his termination.


   On November 21, 1995, the Company entered into three-year consulting agreements with each of Messrs. Falcigno and Meyrowitz which provide for Messrs. Falcigno and Meyrowitz to provide consulting services to the Company on a part-time basis for an annual consulting fee of $150,000 each, payable monthly. In the event either Mr. Falcigno or Mr. Meyrowitz become unable to perform services to the Company during the term of their respective agreement, due to absences, temporary or permanent illness, disability, incapacity or any other reasonable cause, the Company will still be obligated to make compensation payments under the respective agreements. Upon the death of either Mr. Falcigno or Mr. Meyrowitz during the term of their respective agreements, the Company has agreed to make a monthly payment of $12,500 to their legal representative or surviving spouse for a period of three months, provided payments shall only be made until November 1, 1998.


   The Company has agreed to pay Mr. Grodnick a base annual salary of $250,000 during the fiscal year ending December 31, 1997. The Company has agreed with the Underwriter that the salaries of Messrs. McPartland and Grodnick shall not be increased for a period of 13 months from the closing of this Offering.

STOCK OPTION PLAN

 THE 1996 STOCK OPTION PLAN

   In December 1996, the Board of Directors adopted and the Company's stockholders approved, the 1996 Stock Option Plan (the "Stock Option Plan") covering 300,000 shares of the Company's Class A Common Stock pursuant to which employees, officers and directors of, and consultants or advisors to, the Company and any subsidiary corporations are eligible to receive incentive stock options ("incentive options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and/or options that do not qualify as incentive options ("non-qualified options"). The Stock Option Plan, which expires in December 2006, will be administered by the Board of Directors or a committee of the Board of Directors, provided, however, that with respect to "officers" and "directors," as such terms are defined for the purposes of Rule 16b-3 ("Rule 16b-3") promulgated under the Exchange Act, such committee shall consist of "non-employee" directors as defined in Rule 16b-3, but only if at least two directors meet the criteria of "non-employee" directors as defined in Rule 16b-3. The purposes of the Stock Option Plan are to ensure the retention of existing and future executive personnel, key employees, directors, consultants and advisors who are expected to contribute to the Company's future growth and success and to provide additional incentive by permitting such individuals to participate in the ownership of the Company, and the criteria to be utilized by the Board of Directors or the committee in granting options pursuant to the Stock Option Plan will be consistent with these purposes. The Stock Option Plan provides for automatic grants of options to certain directors in the manner set forth below.

   Options granted under the Stock Option Plan may be either incentive options or non-qualified options. Incentive options granted under the Stock Option Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Class A Common Stock on the date of the grant, except that the term of an incentive option granted under the Stock Option Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Class A Common Stock on the date of the grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a non-qualified option. Options granted under the Stock Option Plan to officers, directors or employees of the Company may be exercised only while the optionee is employed or retained by the Company or within 90 days of the date of termination of the employment relationship or directorship. However, options which are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within 12 months of the date of termination of the employment relationship or directorship. Upon the exercise of an option, payment may be made by cash or by any other means that the Board of Directors or the committee determines. No option may be granted under the Stock Option Plan after December 2006.

   Options may be granted only to such employees, officers and directors of, and consultants and advisors to, the Company or any subsidiary of the Company as the Board of Directors or the committee shall select from time to time in its sole discretion, provided that only employees of the Company or a subsidiary of the Company shall be eligible to receive incentive options. An optionee may be granted more than one option under the Stock Option Plan. The Board of Directors or the committee will, in its discretion, determine (subject to the terms of the Stock Option Plan) who will be granted options, the time or times at which options shall be granted, and the number of shares subject to each option, whether the options are incentive options or non-qualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors deemed relevant in accomplishing the purpose of the Stock Option Plan.

   The Company has agreed that, during the 18 month period commencing on the date of this Prospectus, it will not, without the prior written consent of the Underwriter, grant any options to employees under the Stock Option Plan that are exercisable at a price below the greater of the price per Unit in this Offering or the fair market value of the Common Stock on the date of grant.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

   The Company has entered into indemnification agreements ("Indemnification Agreement(s)") with each of its directors and executive officers. Each such Indemnification Agreement provides that the Company will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer, other than an action instituted by the director or officer. Such indemnification will be available if the indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. The Indemnification Agreements also require that the Company indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law. Each Indemnification Agreement permits the director or officer that is party thereto to bring suit to seek recovery or amounts due under the Indemnification Agreement and to recover the expenses of such a suit if he is successful.

   The Company's By-Laws provide that the Company shall indemnify its directors, officers, employees or agents to the full extent permitted by the laws of the State of Delaware, and the Company shall have the right to purchase and maintain insurance on behalf of any such person whether or not the Company would have the power to indemnify such person against the liability. The Company has purchased a liability insurance policy on behalf of its directors and officers in the aggregate amount of $1,000,000.

                             CERTAIN TRANSACTIONS

   In connection with the formation of the Company (i) in August 1995, the Underwriter, Blair & Co. and certain officers, directors and employees of the Underwriter and Blair & Co. purchased an aggregate of 333,342 shares of Class A Common Stock at a price of $.03 per share and (ii) in November 1995, Messrs. McPartland, Falcigno and Meyrowitz purchased 500,001, 250,002 and 250,002 shares of Class B Common Stock, respectively, at a price of $.03 per share. In May 1996, the Company issued 8,334 shares of Class A Common Stock to each of its outside directors, Frank Barsalona and Gilbert N. Segel, for no cash consideration, which stock was valued at $3.00 per share.

   D.H. Blair Investment Banking Corp. acted as placement agent in connection with the 1995 Private Placement and the Bridge Financing for which it received commissions and a non-accountable expense allowance in the aggregate amount of $390,000 and $429,000, respectively, and in connection with the 1995 Private Placement, D.H. Blair Investment Banking Corp. and certain designees received warrants to purchase an aggregate of 350,004 shares of Class A Common Stock at an exercise price of $3.00 per share. See "Description of Securities -- Other Warrants" and "Underwriting."

   In December 1996, Mr. Falcigno loaned the Company $240,000, which loan was repaid with interest of $1,907 out of the proceeds of the Bridge Financing in January 1997.

   In December 1995, the Company made a non-interest bearing loan of $50,000 to Mr. McPartland, payable on demand, which loan has not been repaid. During the year ended December 31, 1996, interest of $5,000 was imputed to Mr. McPartland and charged as a compensation expense by the Company in connection with this loan.

   Also in connection with the 1995 Private Placement, the Company entered into an agreement with D.H. Blair Investment Banking Corp. providing for the payment of a fee to the Underwriter in the event the Underwriter is responsible for a merger or other acquisition transaction to which the Company is a party. In February 1997, in connection with the acquisition of SonicNet by the Company in January 1997, the Company paid a mergers and acquisition fee to the Underwriter of $56,000.

                            PRINCIPAL STOCKHOLDERS

   The following table sets forth, as of the date of this Prospectus, certain information concerning the beneficial ownership of the Company's Common Stock, by (1) each stockholder known by the Company to own beneficially five percent or more of the outstanding shares of each class of the Company's Common Stock, (2) each director, (3) each person named in the Executive Compensation Table and all executive officers and directors of the Company as a group, and, with respect to each of the foregoing, (a) their percentage ownership of each class of the Company's Common Stock before and after completion of this Offering, and (b) their percentage voting control of all classes of the Company's Common Stock after completion of this Offering.

                                                           Percent of Outstanding Stock
               ------------------------------------------------------------------------------------------------------------------
                                Percentage     Percentage                    Percentage                    Percentage
                                of Class A     of Class A                    of Class B                    of Class E
                                  Common         Common                        Common                        Common
                 Number of        Stock          Stock        Number of        Stock        Number of        Stock
                 Shares of     Beneficially   Beneficially    Shares of     Beneficially    Shares of     Beneficially   Percentage
                  Class A         Owned          Owned         Class B         Owned         Class E         Owned           of
  Name and        Common         Before         After          Common       Before and       Common       Before and      Voting
 Address of        Stock        Completion     Completion       Stock          After          Stock          After        Control
 Beneficial     Beneficially        of             of        Beneficially    Completion    Beneficially    Completion      After
  Owner (1)       Owned(2)       Offering       Offering       Owned(2)     of Offering      Owned(2)     of Offering    Offering
-------------- -------------- -------------- -------------- -------------- -------------- -------------- -------------- -----------
Thomas
  McPartland  .     -0-            --             --           500,001(5)       50.0%        250,002          20.4%         26.5%

Louis A.
  Falcigno  ...     -0-            --             --           250,002(6)       25.0%        125,001          10.2%         13.2%

Robert B.
  Meyrowitz  ..     -0-            --             --           250,002(7)       25.0%        125,001          10.2%         13.2%

Scott R.
  Grodnick  ...     -0-            --             --             -0-             --            -0-             --             *
Gilbert N. Segel    8,334           *              *             -0-             --            4,167            *             *
Frank Barsalona     8,334           *              *             -0-             --            4,167            *             *
Terry Sports,
  Inc.  .......    83,334(3)       5.2%           2.0%           -0-             --           41,667           3.4%          1.2%

Wolfson
  Equities  ...   145,834(4)       9.1%           3.5%           -0-             --           72,918(4)        5.9%          2.1%

All executive
  officers and
  directors as a
  group
  (6 persons) .    16,668           *              *         1,000,005(8)      100  %        508,338          41.4%         53.0%

------
* Less than one percent.

(1) Unless otherwise noted, the address for each beneficial owner is c/o the Company.

(2) Securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the date of this table. Except as otherwise noted, each individual or entity has sole voting and investment power over the securities listed. Includes each holder's Escrow Shares. See "Escrow Arrangements" below.

(3) C/O P.O. Box 881296, Steamboat Springs, Colorado 80488. Does not include 25,000 Class A Warrants not exercisable within 60 days of the date hereof.

(4) C/O One State Street Plaza, New York, New York 10004. Includes 16,667 shares of Class A Common Stock and 8,334 shares of Class E Common Stock held by Aaron Wolfson, the General Partner of Wolfson Equities.

(5) Includes 283,334 Escrow Shares.

(6) Includes 141,668 Escrow Shares.

(7) Includes 141,668 Escrow Shares.

(8) Includes 566,670 Escrow Shares.

ESCROW ARRANGEMENTS

 Class E Shares

   In January 1997, the Company declared a dividend payable in shares of Class E Common Stock ("Class E Shares") to all holders of its Class A and Class B Common Stock. See "Description of Securities."

   The Class E Shares will be automatically converted into Class A Common Stock, if, and only if, one or more of the following conditions (each, an "Escrow Condition") is/are met:

       (i) the Company's E Share Minimum Pretax Income (as defined below) amounts to at least $7.5 million for the fiscal year ending on December 31, 1997, 1998 or 1999; or

       (ii) the E Share Minimum Pretax Income amounts to at least $10.0 million during fiscal year ending December 31, 2000; or

       (iii) the E Share Minimum Pretax Income amounts to at least $12.5 million for the fiscal year ending December 31, 2001; or

       (iv) the Bid Price (as defined below) of the Company's Class A Common Stock averages in excess of $12.50 per share for 30 consecutive business days during the 18 month period commencing on the date of this Prospectus; or

       (v) the Bid Price of the Company's Class A Common Stock averages in excess of $16.75 per share for 30 consecutive business days during the 18 month period commencing 18 months from the date of this Prospectus.


   The "E Share Minimum Pretax Income" shall mean the Company's net income before provision for income taxes and exclusive of any other earnings that are classified as an extraordinary item and any charges to income that may result from the release of any securities of the Company subject to escrow arrangements and the conversion of the Class E Shares into Class A Common Stock, as stated in the Company's financial statements for such fiscal year upon which independent auditors have given a report. For purposes of determining whether the above criteria are met at any determination date, the E Share Minimum Pretax Income amounts set forth above shall be increased at any determination date by multiplying such E Share Minimum Pretax Income amounts by a fraction, the numerator of which is the average weighted number of shares of Common Stock outstanding over the fiscal year for which the Escrow Condition is satisfied (including Class A and Class E Shares, and treating as outstanding Common Stock of any class issuable upon conversion of securities that are outstanding at the determination date and which are convertible into Common Stock without the payment of additional consideration ("Conversion Shares") and the denominator of which is the sum of (i) the number of shares of Common Stock (Class A, Class E and Conversion Shares) which are outstanding (or, with respect to the Conversion Shares, treated as outstanding as set forth above) on the date of this Prospectus, plus (ii) the number of shares of Common Stock sold pursuant to this Prospectus. "Bid Price" shall mean the closing bid price of the Class A Common Stock in the over-the-counter market as reported by the Nasdaq Stock Market or the closing bid price of the Class A Common Stock on a national securities exchange if the Class A Common Stock is listed thereon.

 Escrow Shares


   In connection with the 1995 Private Placement, certain holders of the Company's Common Stock placed into escrow an aggregate of 566,670 shares of Class B Common Stock and 6,000 shares of Class A Common Stock and certain holders of the Reserved Incentive Shares will be required to place one-third of such shares into escrow upon their issuance. Such stockholders will continue to vote the Escrow Shares; however, the Escrow Shares are not assignable or transferable. The following sets forth the number of Escrow Shares owned by the executive officers, directors and principal stockholders of the Company:

                 Name                          Number of Shares
          ------------------                    ----------------
         Thomas McPartland ...................      283,334
         Louis Falcigno  .....................      141,668
         Robert Meyrowitz  ...................      141,668

   The Escrow Shares are subject to the following release and cancellation provisions:

   Fifty percent (50%) of the Escrow Shares shall be released if:

       (A) the Company's net income before provision for income taxes and exclusive of any extraordinary items other than in connection with the sale of projects and/or programs developed by the Company (as derived from the Company's financial statements audited by the Company's independent certified public accountants) (the "Minimum Pretax Income") amounts to at least (i) $1.7 million during the fiscal year ending December 31, 1997; or
   (ii) $2.3 million during the fiscal year ending December 31, 1998; or
   (iii) $2.9 million during the fiscal year ending December 1999; or

       (B) if the Common Stock is listed and traded on the Nasdaq Stock Market or a National Stock Exchange, the Bid Price (as defined) of the Company's Common Stock averages in excess of $9.00 or $12.00 per share for 30 consecutive business days ending on or before December 31, 1997 or 1998, respectively, provided that all Shares sold in the Private Placement are freely salable (without volume limitation) by the holders thereof during such 30 day period; or

       (C) if there is a merger of the Company with another company, sale of substantially all of the assets of the Company or similar extraordinary transaction (a "Sale of the Company") that results in stockholders receiving at least $9.00 per share or $12.00 per share, in cash or marketable securities on or before December 31, 1997 or 1998, respectively.


   The Minimum Pretax Income amounts set forth above assume the release of the Escrow Shares but shall be increased proportionately, with certain limitations, in the event additional shares of Common Stock or securities convertible into, exchangeable for or exercisable into Common Stock are issued after completion of the 1995 Private Placement. The Minimum Pretax Income shall be calculated exclusive of any extraordinary items including, but not limited to, any charge to income resulting from the release of the Escrow Shares, but shall include the sale of any projects or programs developed by the Company. The Bid Price amounts set forth above are subject to adjustment in the event of any stock splits, reverse stock splits or other similar events.

 GENERAL

   Any money, securities, rights or property distributed in respect of the Escrow Shares or the Class E Shares, including any property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of the Company, shall be held in escrow until release of the Escrow Shares or conversion of the Class E Shares. If none of the applicable earnings or market price levels set forth above have been met by March 31, 2002 with respect to the Class E Shares and March 31, 2000 with respect to the Escrow Shares, as well as any dividends or other distributions made with respect thereto, will be contributed to the capital of the Company and the Class E Shares and/or the Escrow Shares, as well as any dividends or other disbursements made with respect thereto, will be redeemed by the Company for nominal consideration and cancelled. The Company expects that the release of the Escrow Shares to, or conversion of Class E Shares held by, officers, directors, employees and consultants of the Company will be deemed compensatory and, accordingly, will result in a substantial charge to reportable earnings, which would equal the fair market value of such shares on the date of release. Such charge could substantially increase the loss or reduce or eliminate the Company's net income for financial reporting purposes for the period(s) during which such shares are, or become probable of being, released from escrow. Although the amount of compensation expense recognized by the Company will not affect the Company's total stockholders' equity, it may have a negative effect on the market price of the Company's securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note H of Notes to Paradigm Financial Statements.


   The earnings and market price levels set forth above were determined by negotiation between the Company and the Underwriter and should not be construed to imply or predict any future earnings by the Company or any increase in the market price of its securities.

                             CONCURRENT OFFERING


   The registration statement of which this Prospectus forms a part also includes a prospectus with respect to an offering by the Selling Securityholders of 1,650,000 Class A Warrants, 1,650,000 Class B Warrants and 3,300,000 shares of Class A Common Stock issuable upon exercise of the Class A and Class B Warrants. The Selling Securityholder Warrants are being issued to the Selling Securityholders as of the effective date of the Offering upon the automatic conversion of all of the Company's outstanding Bridge Warrants. These Class A Warrants are identical to the Class A Warrants included in the Units offered hereby. All of the Selling Securityholder Warrants issued upon conversion of the Bridge Warrants and the Common Stock issuable upon exercise of such Class A Warrants will be registered, at the Company's expense, under the Securities Act and are expected to become tradeable on or about the effective date of the Offering, subject to a contractual restriction that such Class A Warrants and underlying securities may not be exercised, sold, transferred or otherwise disposed of for one year after the closing of the Offering. After the one year period following the closing of the Offering, the Selling Securityholders may exercise and sell the Common Stock issuable upon exercise of the Selling Securityholder Warrants without restriction if a current prospectus relating to such Common Stock is in effect and the securities are qualified for sale. The Company will not receive any proceeds from the sale of the Selling Securityholder Warrants. Sales of Selling Securityholder Warrants issued upon conversion of the Bridge Warrants or the securities underlying such Class A Warrants or even the potential of such sales could have an adverse effect on the market prices of the Units, the Common Stock and the Warrants.


   There are no material relationships between any of the Selling
Securityholders and the Company, nor have any such material relationships existed within the past three years. The Company has been informed by the Underwriter that there are no agreements between the Underwriter and any Selling Securityholder regarding the distribution of the Selling
Securityholder Warrants or the underlying securities.

   The sale of the securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the- counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices or in negotiated transactions, a combination of such methods of sale or otherwise.

   Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers from whom such broker- dealer may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).


   The Company has agreed not to solicit Warrant exercises other than through the Underwriter, unless the Underwriter declines to make such solicitation. Upon any exercise of the Warrants after the first anniversary of the date of this Prospectus, the Company will pay the Underwriter a fee of 5% of the aggregate exercise price of the Warrants, if (i) the market price of the Company's Common Stock on the date the Warrants are exercised is greater than the then exercise price of the Warrants; (ii) the exercise of the Warrants was solicited by a member of the NASD; (iii) the Warrants are not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the Offering and at the time of the exercise of the Warrants; and (v) the solicitation of exercise of the Warrants was not in violation of Regulation M promulgated under the Exchange Act.


   The Commission has recently adopted Regulation M which will replace Rule 10b-6 and certain other rules and regulations under the Exchange Act. Regulation M will prohibit any person engaged in the distribution of the Selling Securityholder Warrants from simultaneously engaging in market-making activities with respect to any securities of the Company during the applicable "cooling-off" period (one or five business days) prior to the commencement of such distribution. Accordingly, in the event the Underwriter or Blair & Co. is engaged in a distribution of the Selling Securityholder Warrants, neither of such firms will be able to make a market in the

Company's securities during the applicable restrictive period. However, neither the Underwriter nor Blair & Co. has agreed to nor is either of them obligated to act as broker-dealer in the sale of the Selling Securityholder Warrants and the Selling Securityholders may be required, and in the event Blair & Co. is a market-maker, will likely be required, to sell such securities through another broker-dealer. In addition, each Selling Securityholder desiring to sell Warrants will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M, which may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholder.


   The Selling Securityholders and broker-dealers, if any, acting in connection with such sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discount and commissions under the Securities Act.


                          DESCRIPTION OF SECURITIES

   The following description of the Company's securities does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of the Company's Certificate of Incorporation and By-laws, the Warrant Agreement among the Company, the Underwriter and American Stock Transfer & Trust Company, as warrant agent, pursuant to which the Warrants will be issued and the Underwriting Agreement between the Company and the Underwriter, copies of all of which have been filed with the Commission as Exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL


   The Company's authorized capital stock consists of (1) 31,999,900 shares of Class A Common Stock, $.01 par value per share, (2) 1,000,100 shares of Class B Common Stock, $.01 par value per share, (3) 2,000,000 shares of Class E Common Stock, $.01 par value per share and (4) 5,000,000 shares of Preferred Stock, $.01 par value per share. As of March 1, 1997, there were 1,596,704 outstanding shares of Class A Common Stock (held by 93 holders), 1,000,005 shares of Class B Common Stock (held by three holders), 1,226,716 shares of Class E Common Stock held by 88 holders and no shares of Preferred Stock.


UNITS

   Each Unit consists of one share of Class A Common Stock, one redeemable Class A Warrant and one redeemable Class B Warrant. Each Class A Warrant entitles the holder thereof to purchase one share of Class A Common Stock and one redeemable Class B Warrant. Each Class B Warrant entitles the holder thereof to purchase one share of Class A Common Stock. The Class A Common Stock and Warrants comprising the Units are transferable separately immediately upon issuance.

COMMON STOCK

   Class A Common Stock. Holders of Class A Common Stock have the right to cast one vote for each share held of record on all matters submitted to a vote of holders of Class A Common Stock, including the election of directors. The Class A, Class B and Class E Common Stock vote together as a single class on all matters on which stockholders may vote, except when class voting is required by applicable law.

   Holders of Class A Common Stock are entitled to receive such dividends, together with the holders of Class B and Class E Common Stock, pro rata based on the number of shares held, when, as and if declared by the Board of Directors, from funds legally available therefor, subject to the rights of holders of any outstanding preferred stock. In the case of dividends or other distributions payable in stock of the Company, including distributions pursuant to stock splits or division of stock of the Company, only shares of Class A Common Stock will be distributed with respect to Class A Common Stock. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all assets and funds of the Company remaining after the payment of all debts and other liabilities, subject to the rights of the holders of any outstanding preferred stock, shall be distributed, pro rata, among the holders of the Class A, Class B and Class E Common Stock. Holders of Class A Common Stock are not entitled to preemptive, subscription, cumulative voting or conversion rights, and there are no redemption or sinking fund provisions applicable to the Class A Common Stock. All outstanding shares of Class A Common Stock are, and the shares of Class A Common Stock offered hereby will be when issued, fully paid and non- assessable.

   Class B Common Stock. Each share of Class B Common Stock is entitled to five votes on all matters on which stockholders may vote, including the election of directors. The Class A, Class B, and Class E Common Stock vote together as a single class on all matters on which stockholders may vote, except when class voting is required by applicable law.

   Holders of Class B Common Stock are entitled to participate together with the holders of Class A and Class E Common Stock, pro rata based on the number of shares held, in the payment of cash dividends and in the liquidation, dissolution and winding up of the Company, subject to the rights of holders of any outstanding preferred stock. In the case of dividends, or other distributions payable in stock of the Company, including distributions pursuant to stock splits or divisions of stock of the Company, only shares of Class A Common Stock shall be distributed with respect to Class B Common Stock.

   Shares of Class B Common Stock are automatically convertible into an equivalent number of fully paid and non-assessable shares of Class A Common Stock upon the sale or transfer of such shares by the original record holder thereof except to another holder of Class B Common Stock. Each share of Class B Common Stock also is convertible at any time upon the option of the holder into one share of Class A Common Stock. There are no preemptive, subscription, redemption, conversion or cumulative voting rights applicable to the Class B Common Stock.

   Class E Common Stock. Each share of Class E Common Stock is entitled to one vote on all matters on which stockholders may vote, including the election of directors. The Class A, Class B and Class E Common Stock vote together as a single class on all matters on which stockholders may vote, except when class voting is required by applicable law.

   Holders of Class E Common Stock are entitled to participate together with the holders of Class A and Class B Common Stock, pro rata based on the number of shares held, in the payment of cash dividends and in the liquidation, dissolution and winding up of the Company, subject to the rights of holders of any outstanding preferred stock. In the case of dividends, or other distributions payable in stock of the Company, including distributions pursuant to stock splits or divisions of stock of the Company, only shares of Class A Common Stock shall be distributed with respect to Class E Common Stock.

   The Class E Shares will automatically convert, on a share-for-share basis, into Class A Common Stock in the event the Company attains certain earnings levels or the market price of the Company's Class A Common Stock achieves certain targets over the next five years. See "Principal Stockholders -- Escrow Arrangements." Any Class E Shares not previously converted will be redeemed by the Company for nominal consideration on March 31, 2002 if such earnings levels or market price targets are not attained.

REDEEMABLE WARRANTS


   Class A Warrants. Each Class A Warrant entitles the registered holder to purchase one share of Class A Common Stock and one Class B Warrant at an exercise price of $6.50 at any time until 5:00 P.M., New York City time on the day immediately preceeding the fifth anniversary of the date of this Prospectus. Commencing one year from the date of this Prospectus, the Class A Warrants are redeemable by the Company on 30 days' written notice at a redemption price of $.05 per Class A Warrant if the "closing price" of the Company's Class A Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $9.10 per share. "Closing price" shall mean the closing bid price if listed in the over-the- counter market on Nasdaq or otherwise or the closing sale price if listed on the Nasdaq National Market or a national securities exchange. All Class A Warrants must be redeemed if any are redeemed.

   Class B Warrants. Each Class B Warrant entitles the registered holder to purchase one share of Class A Common Stock at an exercise price of $8.75 at any time after issuance until 5:00 P.M. New York City Time, on the day immediately preceeding the fifth anniversary of the date of this Prospectus. Commencing one year from the date of this Prospectus, the Class B Warrants are redeemable by the Company on 30 days' written notice at a redemption price of $.05 per Class B Warrant, if the closing price of the Company's Class A Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $12.25 per share. All Class B Warrants must be redeemed if any are redeemed.

   General. The Class A Warrants and Class B Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") among the Company, the Underwriter and American Stock Transfer & Trust Company, New York, New York, as warrant agent, and will be evidenced by warrant certificates in registered form. The Warrants provide for adjustment of the exercise price and for a change in the number of shares issuable upon exercise to protect holders against dilution in the event of a stock dividend, stock split, combination or reclassification of the Common Stock or upon issuance of shares of Common Stock at prices lower than the Warrant exercise price then in effect other than issuances upon exercise of options granted to employees, directors and consultants to the Company under the Company's stock option plans, other outstanding warrants on the date of this Prospectus or with respect to the Unit Purchase Option.

   The exercise prices of the Warrants were determined by negotiation between the Company and the Underwriter and should not be construed to be predictive of or to imply that any price increases in the Company's securities will occur.

   A Warrant may be exercised upon surrender of the Warrant certificate on or prior to its expiration date (or earlier redemption date) at the offices of American Stock Transfer & Trust Company, New York, New York, the warrant agent, with the form of "Election to Purchase" on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check payable to the order of the Company) for the number of shares with respect to which the Warrant is being exercised. Shares issued upon exercise of Warrants and payment in accordance with the terms of the Warrants will be fully paid and non-assessable.

   The Company has reserved from its authorized but unissued shares a sufficient number of shares of Class A Common Stock for issuance upon the exercise of the Class A Warrants and the Class B Warrants. A Warrant may be exercised upon surrender of the Warrant certificate on or prior to its expiration date (or earlier redemption date) at the offices of the Warrant Agent, with the Subscription Form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check payable to the order of the Company) for the number of shares with respect to which the Warrant is being exercised. Shares issued upon exercise of Warrants and payment in accordance with the terms of the Warrants will be fully paid and non-assessable.

   For the life of the Warrants, the holders thereof have the opportunity to profit from a rise in the market value of the Common Stock, with a resulting dilution in the interest of all other stockholders. So long as the Warrants are outstanding, the terms on which the Company could obtain additional capital may be adversely affected. The holders of the Warrants might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided for by the Warrants.

   The Warrants do not confer upon the Warrantholder any voting or other rights of a stockholder of the Company. Upon notice to the Warrantholders, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants.

OTHER WARRANTS


   As of the date of this Prospectus, other than the Selling Securityholder Warrants and the SonicNet Warrants, the Company had outstanding the Blair Warrants, which entitle the holders thereof to purchase an aggregate of 350,004 shares of Class A Common Stock, 143,979 of which are exercisable commencing March 1, 1998 and 206,025 of which are immediately exercisable, in each case through the fifth anniversary of the closing this Offering at an exercise price of $3.00 per share and which contain antidilution provisions and demand and "piggy-back" registration rights.


UNIT PURCHASE OPTION

   The Company has agreed to grant to the Underwriter, upon the closing of the Offering, the Unit Purchase Option to purchase up to 260,000 Units. These Units will, when issued, be identical to the Units offered hereby, except that the Class A Warrants and the Class B Warrants included in the
Unit Purchase Option are subject to redemption by the Company, in accordance with the terms of the Warrant Agreement, at any time only after the Unit Purchase Option has been exercised and the underlying Warrants are outstanding. The Unit Purchase Option cannot be transferred, sold, assigned or hypothecated for two years, except to any officer of the Underwriter or members of the selling group or their officers. The Unit Purchase Option is exercisable during the three-year period commencing two years from the date of this
Prospectus at an exercise price of $   per Unit (130% of the initial public
offering price) subject to adjustment in certain events to protect against dilution. The holders of the Unit Purchase Option have certain demand and piggyback registration rights. See "Underwriting."


REGISTRATION RIGHTS

   In addition to the Selling Securityholder Securities, beginning one year from the date of this Prospectus, the holders of the Unit Purchase Options will have demand and piggy-back registration rights relating to such options and the underlying securities. See "Underwriting." The holders of the Blair Warrants, issued to the Underwriter and its designees in connection with the 1995 Private Placement, have certain demand and piggy- back registration rights with respect to the Common Stock into which such warrants are exercisable. In connection with the acquisition of SonicNet, the Company has also granted certain piggy-back registration rights, other than in connection with this Offering, with respect to the 200,000 shares of Class A Common Stock issued to Prodigy and Sunshine, the former stockholders of SonicNet. Further, in connection with the acquisition of Big Deal, the Company has granted certain piggy-back registration rights with respect to the 100,000 shares of Class A Common Stock issued to the former stockholders of Purple Demon, which rights have been waived in connection with this Offering.

PREFERRED STOCK

   The Certificate of Incorporation of the Company authorizes the issuance of 5,000,000 shares of preferred stock, none of which are currently outstanding. The Board of Directors, within the limitations and restrictions contained in the Certificate of Incorporation and without further action by the Company's stockholders, has the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock. The Company has no present plans to issue any shares of preferred stock.

TRANSFER AGENT AND WARRANT AGENT

   American Stock Transfer & Trust Company, New York, New York will serve as transfer agent for the Common Stock and warrant agent for the Warrants.

CERTAIN STATUTORY AND CHARTER PROVISIONS

   Section 203 of the Delaware General Corporation Law provides, in general, that a stockholder acquiring more than 15% of the outstanding voting shares of a corporation subject to the statute (an "Interested Stockholder") but less than 85% of such shares may not engage in certain "Business Combinations" with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such date the corporation's Board of Directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's Board of Directors and authorized by a vote of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

   Section 203 defines the term "Business Combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholders, transactions with the corporation which increase the proportionate interest of the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits.

   These provisions could have the effect of delaying, deferring or preventing a change of control of the Company. The Company's stockholders, by adopting an amendment to the Certificate of Incorporation or bylaws of the Company, may elect not to be governed by Section 203, effective twelve months after adoption. Neither the Certificate of Incorporation nor the bylaws of the Company currently excludes the Company from the restrictions imposed by
Section 203.

   The General Corporation Law of Delaware permits a corporation through its Certificate of Incorporation to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty of loyalty and care as a director, with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declarations of dividends, and transactions from which the directors derived an improper personal benefit. The Company's Certificate of Incorporation exonerates its directors from monetary liability to the fullest extent permitted by this statutory provision.

LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS AND INDEMNIFICATION

   The Certificate of Incorporation limits, to the fullest extent now or hereafter permitted by the Delaware General Corporation law, liability of the Company's directors to the Company or its stockholders for monetary damages arising from a breach of their fiduciary duties as directors in certain circumstances. This provision presently limits a director's liability except where a director (i) breaches his or her duty of loyalty to the Company or its stockholders, (ii) fails to act in good faith or engages in intentional misconduct or a knowing violation of law, (iii) authorizes payment of an unlawful dividend or stock purchase or redemption or (iv) obtains an improper personal benefit. This provision does not prevent the Company or its stockholders from seeking equitable remedies, such as injunctive relief or recession. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have any effective remedy against actions taken by directors that constitute negligence or gross negligence.

   The Certificate of Incorporation also authorizes the Company to indemnify its directors, officers or other persons serving at the request of the Company against liabilities arising from their services in such capacities to the fullest extent permitted by law, including payment in advance of a final disposition of a director's or officer's expenses or attorneys' fees incurred in defending any action, suit or proceeding, other than in the case of an action, suit or proceeding brought by the Company on its own behalf against an officer. Presently, the Delaware General Corporation Law provides that to be entitled to indemnification an individual have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company's best interests.

   The Company believes that these charter provisions are consistent with certain provisions of the Delaware General Corporation Law, which are designed, among other things, to encourage qualified individuals to serve as directors and officers of Delaware corporations. The Company also believes these provisions will assist it in maintaining and securing the services of qualified directors and officers.

                       SHARES ELIGIBLE FOR FUTURE SALE


   Upon completion of this Offering, the Company will have outstanding an aggregate of 4,196,709 shares of Class A Common Stock and 1,000,005 shares Class B Common Stock (assuming no exercise of the Underwriter's over-allotment option). In addition, an aggregate of 3,300,000 shares of Class A Common Stock are issuable pursuant to the 1,650,000 Selling Securityholder Warrants. Of all such shares, the 2,600,000 shares of Class A Common Stock included in the Units sold in this Offering (assuming no exercise of the Underwriter's over- allotment option) will be freely transferable without restriction under the Securities Act except for any shares purchased by any person who is or thereby becomes an "affiliate" of the Company, which shares will be subject to the resale limitations contained in Rule 144 promulgated under the Securities Act ("Rule 144"). In addition, the Company may issue up to 333,333 Reserved Incentive Shares in the future to certain directors, consultants and employees of the Company and has reserved 300,000 shares of Class A Common Stock for issuance upon exercise of options that may be granted under the Stock Option Plan. All of the 2,596,709 shares of Common Stock outstanding prior to this Offering are "restricted securities" as that term is defined under Rule 144. Shares of Class B Common Stock, are not transferable except to certain permitted transferees. The Company's Class E Shares and the Escrow Shares are subject to additional restrictions on transferability.

   In general, under revised Rule 144, which becomes effective May 1, 1997, a person (or persons whose shares are aggregated), with respect to restricted securities that satisfy a one-year holding period, may sell within any three-month period a number of restricted shares which does not exceed the greater of 1% of the then outstanding shares of such class of securities or the average weekly trading volume during the four calendar weeks prior to such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. Rule 144 also permits, under certain circumstances, the sale of shares by a person who is not an affiliate of the Company, with respect to restricted securities that satisfy a two-year holding period, without regard to the volume or other resale limitations. For shares issued in consideration of an unsecured or non-recourse promissory note, the holding period does not commence until the note is paid in full. The above is a brief summary of Rule 144 and is not intended to be a complete description of Rule 144.

   The "restricted" shares of Common Stock will be eligible for sale pursuant to Rule 144 commencing 90 days after the date of this Prospectus. However, the Company's officers and directors and holders of all of the outstanding shares of Class B Common Stock have agreed not to sell, assign or transfer any of their shares of Common Stock, options or warrants for a period of 13 months after the date of this Prospectus without the prior written consent of the Underwriter and holders of approximately 80% of the outstanding shares of Class A Common Stock have agreed not to offer, sell or otherwise dispose of their shares for a period of either 12 months or 13 months after the consummation of the Offering without the prior written consent of the Underwriter. In addition, the Company has granted certain registration rights with respect to certain outstanding warrants and the Unit Purchase Option and the Units and securities underlying the Unit Purchase Option. See "Underwriting." Prior to this Offering, there has been no market for any securities of the Company and the Company is unable to predict the effect that sales under Rule 144, pursuant to a registered public offering or otherwise, may have on the then prevailing market price of the Common Stock, but such sales may have a substantial depressive effect on such market price.


   Pursuant to registration rights acquired in the Bridge Financing, the Company has, concurrently with the Offering, registered for resale on behalf of the Selling Securityholders, the Selling Securityholder Securities subject to the contractual restriction that the Selling Securityholders agreed not to exercise or sell the Selling Securityholder Warrants for a period of one year for the closing of the Offering.

   The Underwriter has demand and "piggy-back" registration rights with respect to the securities underlying the Unit Purchase Option. See "Underwriting."


   Prior to the Offering, there has been no market for any securities of the Company, and no predictions can be made of the effect, if any, that sales of Common Stock or the availability of Common Stock for sale will have on the market price of such securities prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices.

                                 UNDERWRITING

   D.H. Blair Investment Banking Corp., the Underwriter, has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase the 2,600,000 Units offered hereby from the Company on a "firm commitment" basis, if any are purchased. It is expected that Blair & Co. will distribute as a selling group member substantially all of the Units offered hereby. Blair & Co. is owned by a corporation which is substantially owned by family members of J. Morton Davis. Mr. Davis is the sole stockholder of the Underwriter.


   The Underwriter has advised the Company that it proposes to offer the Units to the public at the public offering price set forth on the cover page of this Prospectus and that it may allow to selected dealers who are members of the National Association of Securities Dealers, Inc., at such prices less
concessions, not in excess of $     per Unit, of which not more than $
per Unit may be reallowed to certain other dealers. After the initial public offering, the public offering price, concessions and reallowances may be changed by the Underwriter.

   The Company has agreed to pay the Underwriter a non-accountable expense allowance equal to 3% of the aggregate offering price of the Units offered hereby (including any Units purchased pursuant to the over- allotment option), of which $20,000 has been paid.


   The Company has granted an option to the Underwriter, exercisable for 30-days from the date of this Prospectus, to purchase up to 390,000 additional Units at the public offering price set forth on the cover page of this Prospectus, less the underwriting discounts and commissions, solely to cover over-allotments, if any, made in connection with the sale of the Units offered hereby.


   The Company has agreed to sell to the Underwriter and its designees, for nominal consideration, the Unit Purchase Option to purchase up to 260,000 Units substantially identical to the Units being offered hereby, except that the Class A Warrants and Class B Warrants included therein are not subject to redemption by the Company unless on the redemption date, the Unit Purchase Option has been exercised and the underlying warrants are outstanding. The Unit Purchase Option will be exercisable during the three-year period commencing two years from the date of this Prospectus at an exercise price of per Unit (130% of the public offering price per Unit), subject to adjustment in certain events to protect against dilution, and are not transferable for a period of two years from the date of this Prospectus except to officers of the Underwriter or to members of the selling group. The
Company has agreed to register during the three-year period commencing two years from the date of this Prospectus, on two separate occasions upon request of the holder(s) of a majority of the Unit Purchase Option, the securities issuable upon exercise thereof under the Securities Act, the initial such registration to be at the Company's expense and the second at the expense of the holders. The Company has also granted certain "piggy-back" registration rights to holders of the Unit Purchase Option.

   For the life of the Unit Purchase Option, the holders are given, at nominal cost, the opportunity to profit from a rise in the market price of the Company's securities with a resulting dilution in the interest of other stockholders. Further, the holders may be expected to exercise the Unit Purchase Option at a time when the Company would in all likelihood be able to obtain equity capital on terms more favorable then those provided in the Unit Purchase Option.


   The Company has entered into a five-year agreement providing for the payment of a fee to the Underwriter in the event the Underwriter is responsible for a merger or other acquisition transaction to which the Company is a party. In connection with the acquisition of SonicNet in January 1997, the Company paid a fee of $56,000 to the Underwriter.

   The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act.

   The Underwriter has informed the Company that it does not expect sales of the Units offered hereby to be made to discretionary accounts.

   The Underwriter has the right to designate one individual for nomination to the Company's Board of Directors for a period of five years after the completion of the Offering, although it has not yet selected any such designee. Such designee may be a director, officer, partner, employee or affiliate of the Underwriter.

   The Company's officers, directors and holders of Class B Common Stock have agreed not to publicly sell, assign or transfer any of their shares of Common Stock (including the shares of Class A Common Stock into which shares of Class B Common Stock are convertible) for a period of 13 months from the date of this Prospectus without the prior written consent of the Underwriter and holders of approximately 80% of the outstanding shares of Class A Common Stock have agreed not to offer, sell or otherwise dispose of their shares for a period of either 12 months or 13 months after the consummation of the Offering without the prior written consent of the Underwriter.

   The Company has agreed not to solicit Warrant exercises other than through the Underwriter, unless the Underwriter declines to make such solicitation. Upon any exercise of the Warrants after the first anniversary of the date of this Prospectus, the Company will pay the Underwriter a fee of 5% of the aggregate exercise price of the Warrants if (i) the market price of the Company's Class A Common Stock on the date the Warrant is exercised is greater than the then exercise price of the Warrants; (ii) the exercise of the Warrant was solicited by a member of the NASD; (iii) the Warrants are not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the Offering and at the time of exercise of the Warrants; and (v) the solicitation of exercise of the Warrant was not in violation of Regulation M promulgated under the Exchange Act.

   The Commission has recently adopted Regulation M which will replace Rule 10b-6 and certain other rules promulgated under the Exchange Act. Regulation M may prohibit Blair & Co. from engaging in any market making activities with regard to the Company's securities for the period from five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair & Co. may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable.

   In November 1995, the Underwriter acted as Placement Agent for the 1995 Private Placement of the Company's Class A Common Stock, for which it received a fee of $300,000 and a non-accountable expense allowance of $90,000. In connection with the 1995 Private Placement, the Company granted to the Underwriter and its designees warrants to purchase an aggregate of 350,004 shares of Common Stock of the Company. Each such warrant entitles the holder to purchase one share of Common Stock at an exercise price of $3.00 at any time through the fifth anniversary of the Closing of this Offering, subject to adjustment in certain events to protect against dilution. The Underwriter and its designees have certain demand and piggyback registration rights with respect to such warrants. See "Description of Securities - Registration Rights." The Underwriter also acted as Placement Agent for the Bridge Financing in January 1997 for which it received a Placement Agent fee of $330,000 and a non-accountable expense allowance of $99,000.

   The Commission is conducting an investigation concerning various business activities of the Underwriter and Blair & Co., a selling group member which will distribute substantially all of the Units offered hereby. The investigation appears to be broad in scope, involving numerous aspects of the Underwriter's and Blair & Co.'s compliance with the Federal securities laws and compliance with the Federal securities laws by issuers who securities were underwritten by the Underwriter or Blair & Co., or in which the Underwriter or Blair & Co. made over-the-counter markets, persons associated with the Underwriter or Blair & Co., such issuers and other persons. The Company has been advised by the Underwriter that the investigation has been ongoing since at least 1989 and that it is cooperating with the investigation. The Underwriter cannot predict whether this investigation will ever result in any type of formal enforcement action against the Underwriter or Blair & Co., or, if so, whether any such action might have an adverse effect on the Underwriter or the securities offered hereby. The Company has been advised that Blair & Co. will make a market in the securities following this Offering. An unfavorable resolution of the Commission's investigation could have the effect of limiting such firm's ability to make a market in the Company's securities, which could affect the liquidity or price of such securities.

   The Underwriter, an officer of the Underwriter and certain officers, directors and employees of Blair & Co. own an aggregate of 333,342 shares of Class A Common Stock and the Blair Warrants to purchase an aggregate of 350,004 shares of Class A Common Stock (143,979 of which are not exercisable until March 1, 1998), representing beneficial ownership of approximately 28.7% of the outstanding shares of Class A Common Stock prior to the Offering. In addition, the Underwriter has advised the Company that notwithstanding such stockholdings, neither it, Blair & Co. nor any affiliates thereof control the Company, nor are they affiliates of the Company. Under Rule 2720 of the NASD Conduct Rules, when a member of the NASD, such as the Underwriter, participates in the public distribution of securities of a company in which it or its affiliates owns 10% or more of the outstanding voting securities, and where there is no "bona fide independent market" for such securities, the public offering price can be no higher than that recommended by a qualified independent underwriter. The independent investment banking firm of RAS Securities Corp. ("RAS") has recommended a
maximum initial public offering price of      per Unit. Pursuant to Rule 2720
of the NASD Conduct Rules, the Units are being offered at a price no greater than the maximum recommended by RAS, which firm has informed the Company that it has performed "due diligence" with respect to information contained in the Registration Statement of which this prospectus is a part. The NASD and the Commission have indicated that, in their view, a qualified independent underwriter, such as RAS, may be deemed to be an underwriter, as the term is defined in the Securities Act. The Underwriter will pay a fee of $____ to RAS for its services in connection with recommending the maximum initial public offering price in this Offering. The Company has agreed to indemnify RAS against certain liabilities, including liabilities under the Securities Act.


   Prior to the Offering, there has been no public market for any of the securities offered hereby. Accordingly, the public offering price of the Units offered hereby and the terms of the Warrants have been determined by negotiation between the Company and the Underwriter and are not necessarily related to the Company's asset value, net worth or other established criteria of value. Factors considered in determining such prices and terms, in addition to prevailing market conditions, include the history of and the prospects for the industry in which the Company competes, the present state of the Company's development and its future prospects, an assessment of the Company's management, the Company's capital structure, demand for similar securities of comparable companies and such other factors as were deemed relevant.

                                LEGAL MATTERS

   The validity of the securities offered hereby will be passed upon for the Company by Bachner, Tally, Polevoy & Misher LLP, New York, New York. Certain legal matters will be passed upon for the Underwriter by Paul, Hastings, Janofsky & Walker LLP, New York, New York. Bachner, Tally, Polevoy & Misher LLP represents the Underwriter in other matters.

                                   EXPERTS


   The financial statements of Paradigm Music Entertainment Company as of December 31, 1996 and for each of the periods from November 21, 1995 (inception) through December 31, 1995 and December 31, 1996, the financial statements of SonicNet, Inc. as of the years ended December 31, 1995 and 1996 and for the period from June 1994 (inception) through December 31, 1996, and the financial statements of Purple Demon, Inc. as of the years ended December 31, 1995 and 1996, each included in this Prospectus, have been audited by Janover Rubinroit, LLC, independent auditors, as set forth in their reports thereon appearing elsewhere herein and are included in reliance upon such reports given on the authority of that firm as experts in accounting and auditing.


                            ADDITIONAL INFORMATION

   The Company is not a reporting company under the Exchange Act. The Company has filed a Registration Statement on Form SB-2 under the Securities Act with the Commission in Washington, D.C. with respect to the Units offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Units offered hereby, reference is hereby made to the Registration Statement and such exhibits, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison (Suite
1400), Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. In addition, the Commission maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Website is http://www.sec.gov.


   Following the Offering, the Company will be subject to the reporting and other requirements of the Exchange Act and intends to furnish to its stockholders annual reports containing audited financial statements and may furnish interim reports as it deems appropriate.

                     PARADIGM MUSIC ENTERTAINMENT COMPANY
                        INDEX TO FINANCIAL STATEMENTS


 PARADIGM MUSIC ENTERTAINMENT COMPANY                                  Page
 ------------------------------------------------------------         --------
Report of Independent Auditors  .............................              F-2
Balance Sheet  ..............................................              F-3
Statements of Operations  ...................................              F-4
Statements of Stockholders' Equity  .........................              F-5
Statements of Cash Flows  ...................................              F-6
Notes to Financial Statements  ..............................              F-7
SONICNET, INC.
Report of Independent Auditors  .............................             F-14
Balance Sheet  ..............................................             F-15
Statements of Operations  ...................................             F-16
Statements of Stockholders' Equity  .........................             F-18
Statements of Cash Flows  ...................................             F-19
Notes to Financial Statements  ..............................             F-20
PURPLE DEMON, INC.
Report of Independent Auditors  .............................             F-24
Balance Sheet  ..............................................             F-25
Statements of Operations and Retained Earnings (Deficit)  ...             F-26
Statements of Cash Flows  ...................................             F-27
Notes to Financial Statements  ..............................             F-28

                        REPORT OF INDEPENDENT AUDITORS

To the Stockholders' of
Paradigm Music Entertainment Company:

   We have audited the accompanying balance sheet of Paradigm Music Entertainment Company (a developmental stage company) as at December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 1996 and for the period November 14, 1995 (date of inception) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paradigm Music Entertainment Company (a developmental stage company) as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, and the period November 14, 1995 (date of inception) through December 31, 1995, in conformity with generally accepted accounting principles.

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has sustained recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                JANOVER RUBINROIT, LLC

February 11, 1997
(Except for Note J as to which the date is February 14, 1997)

                     PARADIGM MUSIC ENTERTAINMENT COMPANY
                       (A DEVELOPMENTAL STAGE COMPANY)

                                BALANCE SHEET

                              DECEMBER 31, 1996

     A S S E T S
    ------------
Current assets:
   Cash ......................................................    $   125,201
   Accounts receivable .......................................         27,621
   Inventories ...............................................         25,431
   Other current assets ......................................         40,894
                                                                 -------------
     Total current assets ....................................        219,147
Fixed assets  ................................................        225,262
 Less accumulated depreciation  ..............................        (43,168)
                                                                 -------------
                                                                      182,094
Investments  .................................................         80,000
Notes receivable -- officer/stockholder  .....................         50,000
Deferred registration costs  .................................         60,000
Other assets  ................................................         36,350
                                                                 -------------
                                                                  $   627,591
                                                                 =============
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable  ...........................................    $   135,254
 Accrued expenses and other current liabilities  .............        155,756
 Due to officer/stockholder  .................................        240,000
                                                                 -------------
   Total current liabilities  ................................        531,010
Stockholders' equity:
   Preferred Stock, $.01 par value -- shares authorized
     5,000,000;
     none issued
   Class A Common Stock, $.01 par value -- shares authorized
     31,999,900; issued and outstanding 1,363,371  ...........         13,634
   Class B Common Stock, $.01 par value -- shares authorized
     1,000,100; issued and outstanding 1,000,005  ............         10,000
   Class E Common Stock, $.01 par value -- shares authorized
     2,000,000, issued and outstanding 1,226,716  ............         12,267
   Additional paid-in-capital ................................      2,591,893
   Deficit accumulated during the developmental stage ........     (2,531,213)
                                                                 -------------
                                                                       96,581
                                                                 -------------
                                                                  $   627,591
                                                                 =============


            The foregoing accountants' report and accompanying notes
                are an integral part of the financial statements.

                     PARADIGM MUSIC ENTERTAINMENT COMPANY
                       (A DEVELOPMENTAL STAGE COMPANY)

                           STATEMENTS OF OPERATIONS

                                                            Nov. 14, 1995       Nov. 14, 1995
                                                              (date of             (date of
                                                             inception)           inception)
                                          Year ended           through             through
                                         Dec. 31, 1996      Dec. 31, 1995       Dec. 31, 1996
                                        ---------------   -----------------    -----------------
Revenues:
   Sales, net .......................     $    31,114        $       --          $    31,114
   Interest income ..................          59,417             7,268               66,685
                                        ---------------   -----------------    -----------------
                                               90,531             7,268               97,799
                                        ---------------   -----------------    -----------------
Expenses:
   Cost of goods sold ...............          12,097                --               12,097
   Advances and recording costs .....         628,099            10,000              638,099
   General and administrative
     expenses  ......................       1,551,158           129,017            1,680,175
   Selling expenses .................         298,641                --              298,641
                                        ---------------   -----------------    -----------------
                                            2,489,995           139,017            2,629,012
                                        ---------------   -----------------    -----------------
Net loss  ...........................     $(2,399,464)       $ (131,749)         $(2,531,213)
                                        ===============   =================    =================
Loss per share of common stock  .....     $     (1.15)       $     (.06)         $     (1.21)
                                        ---------------   -----------------    -----------------
Weighted average number of
   shares outstanding ...............       2,090,707         2,090,707            2,090,707
                                        ===============   =================    =================


            The foregoing accountants' report and accompanying notes
               are an integral part of the financial statements.

                     PARADIGM MUSIC ENTERTAINMENT COMPANY
                       (A DEVELOPMENTAL STAGE COMPANY)
                      STATEMENTS OF STOCKHOLDERS' EQUITY

                                         $.01 par value             $.01 par value           $.01 par value
                                      Class A Common Stock       Class B Common Stock     Class E Common Stock
                                    ------------------------   ------------------------  ----------------------
                                       Number                     Number                   Number
                                      of shares    par value    of shares    par value    of shares   par value
                                     -----------   ---------    -----------   ---------   ---------   ---------
Issuance of common stock to
  officers and underwriters for
  cash in November, 1995 ($.01 per
  share) .........................    1,040,000    $ 10,400      3,000,000    $ 30,000
Issuance of stock for cash in
  November 1995 at $1.00 per share
  in connection with private
  placement, less expense of
  $463,656 .......................    3,000,000      30,000             --          --
Warrants issued in connection
  with private placement .........           --          --             --          --
Net loss for the period November
  14, 1995 (date of inception)
  through December 31, 1995) .....           --          --             --          --
Balance - December 31, 1995  .....    4,040,000      40,400      3,000,000      30,000
Issuance of Class A Common Stock
  to Directors ...................       50,000         500
To give retroactive effect to the
  1 for 3 reverse stock split and
  Dividend of Class E Common Stock
  (Note A) .......................   (2,726,629)    (27,266)    (1,999,995)    (20,000)   1,226,716    $12,267
Net loss for the year ended
  December 31, 1996 ..............
                                     -----------   ---------    -----------   ---------   ---------   ---------
Balance - December 31, 1996  .....    1,363,371    $ 13,634      1,000,005    $ 10,000    1,226,716    $12,267
                                     ===========   =========    ===========   =========   =========   =========

                               (RESTUBBED TABLE)

                                                  Deficit
                                               accumulated
                                    Additional     in the
                                     paid-in   developmental
                                     capital       stage          Total
                                    ---------     ---------       -------



Issuance of common stock to
  officers and underwriters for
  cash in November, 1995 ($.01 per
  share) ......................... $       -- $        --     $    40,400
Issuance of stock for cash in
  November 1995 at $1.00 per share
  in connection with private
  placement, less expense of
  $463,656 .......................  2,506,344          --       2,536,344
Warrants issued in connection
  with private placement .........      1,050          --           1,050
Net loss for the period November
  14, 1995 (date of inception)
  through December 31, 1995) .....         --    (131,749)       (131,749)
Balance - December 31, 1995  .....  2,507,394    (131,749)      2,446,045
Issuance of Class A Common Stock
  to Directors ...................     49,500                      50,000
To give retroactive effect to the
  1 for 3 reverse stock split and
  Dividend of Class E Common Stock
  (Note A) .......................     34,999          --              --
Net loss for the year ended
  December 31, 1996 ..............             (2,399,464)     (2,399,464)
                                    ---------   ---------      -----------
Balance - December 31, 1996  ..... $2,591,893 $(2,531,213)    $    96,581
                                    =========   =========      ==========

            The foregoing accountants' report and accompanying notes
                are an integral part of the financial statements.

                     PARADIGM MUSIC ENTERTAINMENT COMPANY
                       (A DEVELOPMENTAL STAGE COMPANY)

                           STATEMENTS OF CASH FLOWS

                                                                             Nov. 14, 1995       Nov. 14, 1995
                                                                               (date of             (date of
                                                                              inception)           inception)
                                                           Year ended           through             through
                                                          Dec. 31, 1996      Dec. 31, 1995       Dec. 31, 1996
                                                         ---------------   -----------------    -----------------
Cash flows from operating activities:
   Net loss ..........................................     $(2,399,464)       $  (131,749)        $(2,531,213)
   Adjustments to reconcile net loss to net cash used
     in operating activities:
     Depreciation  ...................................          43,168                 --              43,168
     Accrued interest  ...............................              --             (2,950)             (2,950)
     Changes in assets and liabilities:
        Accounts receivable ..........................         (27,621)                --             (27,621)
        Inventories ..................................         (25,431)                --             (25,431)
        Other current assets .........................         (40,894)                --             (40,894)
        Notes receivable -- officers/stockholders ....              --            (50,000)            (50,000)
        Deferred registration costs ..................         (60,000)                --             (60,000)
        Other assets .................................         (18,550)           (17,800)            (36,350)
        Accrued expenses and other current liabilities         113,575             42,181             155,756
        Accounts payable .............................         135,254                 --             135,254
        Due to officer/stockholder ...................         240,000                 --             240,000
                                                         ---------------   -----------------    -----------------
Net cash used in operating activities  ...............      (2,039,963)          (160,318)         (2,200,281)
                                                         ---------------   -----------------    -----------------
Cash flows from investing activities:
   Purchase of treasury note .........................        (493,838)          (999,598)         (1,493,436)
   Purchase of fixed assets ..........................        (173,932)           (51,330)           (225,262)
   Proceeds from treasury note .......................       1,496,386                 --           1,496,386
   Investments .......................................         (80,000)                --             (80,000)
                                                         ---------------   -----------------    -----------------
Net cash provided by (used in) investing activities  .         748,616         (1,050,928)           (302,312)
                                                         ---------------   -----------------    -----------------
Cash flows from financing activities:
   Issuance of Class A Common Stock ..................          50,000                 --              50,000
   Issuance of warrants ..............................              --              1,050               1,050
   Net proceeds from sale of Common Stock ............              --          2,576,744           2,576,744
                                                         ---------------   -----------------    -----------------
Net cash provided by financing activities  ...........          50,000          2,577,794           2,627,794
                                                         ---------------   -----------------    -----------------
Increase (decrease) in cash  .........................      (1,241,347)         1,366,548             125,201
Cash -- beginning of period  .........................       1,366,548                 --                  --
                                                         ---------------   -----------------    -----------------
Cash -- end of period  ...............................     $   125,201        $ 1,366,548         $   125,201
                                                         ===============   =================    =================

            The foregoing accountants' report and accompanying notes
               are an integral part of the financial statements.

                     PARADIGM MUSIC ENTERTAINMENT COMPANY
                       (A DEVELOPMENTAL STAGE COMPANY)

                        NOTES TO FINANCIAL STATEMENTS

(NOTE A) - THE COMPANY AND BASIS OF PRESENTATION:

   Paradigm Music Entertainment Company (the "Company") a developmental stage company incorporated in Delaware, was formed to enter the music entertainment business. The Company's objective is to become a broad based music entertainment company utilizing traditional and non-traditional marketing and distribution channels to exploit music entertainment products.

   As shown in the accompanying financial statements, the Company has incurred losses from operations since inception, resulting in a substantial working capital deficiency and capital deficiency. Such losses are expected to continue during the Company's development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company is planning an initial public offering of common stock and warrants which will enable it to continue its development (see Note J). There is no assurance that the proposed public offering will be successful. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

   In January 1997, the Company effected a 1 for 3 reverse stock split and a stock dividend of Class E Common Stock (see Note J). The financial statements give retroactive effect to this transaction as if it occurred on November 14, 1995 (date of inception).

(NOTE B) - SIGNIFICANT ACCOUNTING POLICIES:

   (1) Property and equipment

   Property and equipment are carried at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful life of the assets.

   (2) Impairment of long-lived assets

   The Company periodically assesses the recoverability of the carrying amount of long-lived assets, including intangible assets. A loss is recognized when expected future cash flows (undiscounted and without interest) are less than the carrying amount of the asset. The impairment loss is determined as the difference by which the carrying amount of the asset exceeds its fair value.

   (3) Advances

   In accordance with FASB Statement No. 50, "Financial Reporting in the Record and Music Industry," advances to artists and producers are capitalized as an asset when the current popularity and past performance of the artist or producer provides a sound basis for estimating the probable future recoupment of such advances from earnings otherwise payable to the artist or producer. Any portion of such advances not deemed to be recoupable from future royalties is expensed at the balance sheet date. All other significant advances which do not meet the above criteria are fully reserved when paid. As of December 31, 1996, all advances have been expensed.

   (4) Inventories

   Inventories are valued at the lower of cost or market determined on the first in, first out (FIFO) method of accounting. Inventories consist primarily of finished goods.

   (5) Revenue recognition

   Net product sales represent revenues derived from sales of records, net of actual returns, and reserves for estimated future returns. In addition, estimated unrecoupable costs are included in advances and recording costs.

   (6) Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                     PARADIGM MUSIC ENTERTAINMENT COMPANY
                       (A Developmental Stage Company)

                 NOTES TO FINANCIAL STATEMENTS  - (Continued)

(NOTE B) - SIGNIFICANT ACCOUNTING POLICIES:  - (Continued)

   (7) Income Taxes

   The Company accounts for income taxes in accordance with statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for income taxes". Under SFAS No. 109, a deferred tax liability or asset is recognized for the estimated future tax consequences of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their respective tax bases. A valuation allowance has been established to offset any asset resulting from the tax benefit related to the cumulative net operating loss due to an inability to determine the probability of future income to utilize the net operating loss.

   (8) Loss per share of common stock

   Net loss per share of common stock is based on the weighted average number of shares outstanding during each period, as modified in accordance with certain rules of the Securities and Exchange Commission. Accordingly, the weighted average number of shares outstanding during each period includes options and warrants issued within twelve months of the Company's initial public offering using the treasury stock method as if they were outstanding for all periods, excluding Class A Common Stock and Class B Common Stock in escrow, and Class E Common Stock not yet converted to Class A Common Stock because they are anti-dilutive (see Note H).

   (9) Concentration of credit risk

   The Company maintains cash accounts with balances in excess of the FDIC insurance limit of $100,000.

   (10) Reclassifications

   Certain amounts in the year ended December 31, 1995 financial statements have been reclassified to conform with the year ended December 31, 1996 presentation.

   (11) Fair values of financial instruments

   Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires the Company to disclose estimated fair values for its financial instruments. The carrying amounts of cash, other current assets, trade accounts payable, and accrued expenses approximate fair value because of the short maturity of those instruments.

   (12) Investments

   Investments in companies which the Company has a 20% to 50% interest are accounted for by the equity method which records the investment at cost, adjusted for the Company's proportionate share of their undistributed earnings or losses.

   Investments in marketable equity securities, other than investments accounted for by the equity method, do not have readily determinable fair values and are stated at cost, adjusted for impairments, if applicable. All investments are classified as long-term. Management determines the appropriate classification of its investments at the time of acquisition and re-evaluates such determination at each balance sheet date.

(NOTE C) - INVESTMENT:

   The Company's investments represent twenty-five percent of the shares of stock issued by Wingnut Records, Inc., and 10,000 Class A voting shares and 4,000 warrants of DTL Systems, Inc., a private software and database company. Wingnut Records, Inc. is a small independent label which management believes has the ability to capture developmental artists early in their careers.

                     PARADIGM MUSIC ENTERTAINMENT COMPANY
                       (A Developmental Stage Company)

                   NOTES TO FINANCIAL STATEMENTS - (Continued)

(NOTE D) - PROPERTY AND EQUIPMENT:

   Property and equipment consist of the following:

                                            As at
                                         December 31,             Estimated
                                             1996               useful lives
                                        --------------          --------------
Furniture and fixtures  .......            $ 40,135               3-7 years
Computer equipment  ...........             130,003               3-7 years
Leasehold improvements  .......              55,124                 5 years
                                        --------------
                                            225,262
Less accumulated depreciation               (43,168)
                                        --------------
                                           $182,094
                                        ==============
   Property and equipment was not placed in service during 1995, therefore no depreciation expense was taken for that year.

(NOTE E) - RELATED PARTY TRANSACTIONS:

   Included in other assets is a loan to the president/stockholder of the Company at December 31, 1996. The loan is for $50,000 and is non-interest bearing.

   The Company paid consulting fees of approximately $300,000 and $69,000 to officers/stockholders of the Company for the year ended December 31, 1996 and for the period November 14, 1995 (date of inception) through December 31, 1995, respectively.

(NOTE F) - INCOME TAXES (CREDITS):


   At December 1996 the Company has available net operating loss carryforwards of approximately $2,480,000 which expire in 2010.


   The principal components of deferred tax assets and the valuation allowance are as follows:

                                          December 31,          December 31,
                                              1996                  1995
                                          --------------        --------------
Deferred tax assets:
   Net operating loss
     carryforwards  ..............          $ 798,308             $ 44,795
   Valuation allowance ...........           (798,308)             (44,795)
                                          --------------        --------------
Net deferred tax  ................          $      --             $     --
                                          ==============        ==============

   The following reconciles the computed income tax credit at the federal statutory rate to the provision for income taxes:

                                               December 31,   December 31,
                                                   1996           1995
                                               -------------  ------------
Computed tax expense (credit) at federal
  statutory rate ............................       (34)%          (34)%
State provision less federal benefit  .......        (5)            (5)
Valuation allowance  ........................        39             39
                                               -------------  ------------
                                                   $ --           $  --
                                               =============  ============

(NOTE G) - COMMITMENTS AND CONTINGENCIES:

   Lease

   The Company was a lessee at December 31, 1996. The first lease commenced on December 1, 1995 and terminates on May 31, 2001. An additional lease commenced on August 1, 1996 and also terminates on May 31,

                     PARADIGM MUSIC ENTERTAINMENT COMPANY
                       (A Developmental Stage Company)

                 NOTES TO FINANCIAL STATEMENTS  - (Continued)

(NOTE G) - COMMITMENTS AND CONTINGENCIES:  - (Continued)

2001. Approximate minimum annual lease commitments for both leases for the five years ended December 31 are as follows:

        1997                            $136,000
        1998                            $142,000
        1999                            $142,000
        2000                            $136,000
        2001                            $ 30,000

   Rent expense for the year ended December 31, 1996 and for the period November 14, 1995 (date of inception) through December 31, 1995 was $61,975 and $5,853, respectively.

(NOTE G) - COMMITMENTS AND CONTINGENCIES:

   Employment and consulting agreements

   The Company entered into a three-year employment agreement with the president/stockholder providing for him to serve as Chairman of the Board, President and Chief Executive Officer at a base annual salary of $375,000. The Company also entered into two three-year consulting agreements providing for the payment of an annual consulting fee of $150,000 per agreement to two stockholders/directors. All agreements commenced November 1995.

(NOTE H) - CAPITALIZATION:

   Stockholders' equity

   The Company has the authority to issue 40,000,000 shares of Capital Stock consisting of (i) 31,999,900 shares of Class A Common Stock, $.01 par value,
(ii) 1,000,100 shares of Class B Common Stock, $.01 par value, (iii) 2,000,000 shares of Class E Common Stock, $.01 par value (see Note J), and
(iv) 5,000,000 shares of Preferred Stock, $.01 par value. The Class A Common Stock and Class B Common Stock are essentially identical, except that the Class B Common Stock has five votes per share and the Class A Common Stock has one vote per share.

   In November 1995, the Company issued 1,000,027 shares of its Class A Common Stock at $3.00 per share in a private placement. Proceeds from the private placement as of December 31, 1995, net of commissions and other related expenses totaling approximately $464,000, were approximately $2,536,000.

   In connection with the Company's private placement in 1995, an aggregate of 566,670 shares of Class B Common Stock outstanding and 6,000 shares of Class A Common Stock are held in escrow. Fifty percent (50%) of the shares will be released based on obtaining certain net earning levels ranging from $1,700,000 for 1997 to $2,900,000 through December 1999. These shares will also be released if the bid price of the Company's Class A Common Stock averages in excess of $9.00 or $12.00 per share for 30 consecutive business days ending on or before December 31, 1997 or 1998, respectively, or if there is a merger or sale that results in stockholders receiving at least $9.00 or $12.00 per share in cash or marketable securities on or before December 31, 1997 or 1998, respectively. The remaining fifty percent (50%) of the shares will be released based on net earning levels ranging from $2,100,000 for 1997 to $3,500,000 through December 1999. These shares will also be released if the bid price of the Company's Common Stock averages in excess of $13.50 or $19.50 for 30 consecutive business days ending on or before December 31, 1997 or 1998, respectively, or if there is a sale of the Company that results in stockholders receiving at least $13.50 or $19.50 per share on or before December 31, 1997 or 1998, respectively.

   On March 31, 2000 all Class A and Class B escrow shares still held in escrow will be forfeited, which shares will then be placed in the Company's treasury for cancellation thereof as a contribution to capital.

                     PARADIGM MUSIC ENTERTAINMENT COMPANY
                       (A Developmental Stage Company)

                 NOTES TO FINANCIAL STATEMENTS  - (Continued)

(NOTE H) - CAPITALIZATION:  - (Continued)

   Included in Class A Common Stock authorized are 333,333 shares reserved for issuance to certain directors, consultants and employees of the Company of which 94,000 will be placed in escrow upon issuance. In addition, 350,004 shares of Class A Common Stock and 175,006 shares of Class E Common Stock are reserved for exercise of the warrants held by the underwriter and its designees (see Warrants), and 300,000 shares of Class A Common Stock are reserved for the stock incentive plan (see Note I).

   Upon the release of any of the Class B shares held in escrow, and conversion of the Class E shares (see Note J) held by officers, directors, and consultants of the Company to Class A shares, the Company will incur a reportable earnings charge for compensation expense in the amount of the then fair value of the shares released. Such charge is not deductible for income tax purposes.

   Warrants

   As part of the compensation for the private placement, the Company has warrants outstanding in the amount of $1,050 which permit the underwriter and its designees to purchase an aggregate of 350,004 shares of Class A Common Stock at an exercise price of $3 per share. These warrants may be exercised in whole or in part at any time or from time to time until the earlier of the fifth anniversary of the closing of an IPO of the Company's securities or November 21, 2005. Subsequent to December 31, 1996, the Company issued an additional 1,650,000 and 165,000 Class A warrants as compensation for the Bridge Notes holders and the underwriter, respectively (see Note J).

(NOTE I) - STOCK OPTION PLAN:

   In December 1996, the Company adopted a stock incentive plan which permits the issuance of options to selected directors and employees of, and consultants to the Company. The plan reserves 300,000 shares of Class A Common Stock for grant and provides that the term of each award be determined by the committee of the Board of Directors (the "Committee") charged with administering the plan. As of December 31, 1996, no options have been issued under the plan.

   Under the terms of the plan, options are both qualified and non-qualified and are granted at an exercise price determined by the Committee, which are not to be less than fair value for qualified options.

(NOTE J) - SUBSEQUENT EVENTS:

   Bridge Notes

   In January 1997, the Company completed closings on $1,962,500 and $1,337,500 in Bridge Notes, respectively. The notes bear interest at 10% per annum and are payable upon the earlier of (i) one year after the date of issuance, or (ii) the completion of the contemplated public offering.

   In connection with the above financing, the Company issued warrants (the "Bridge Warrants") to purchase an aggregate of 981,250 and 668,750 shares, respectively, of Class A Common Stock exercisable at $3.00 per share until completion of the public offering, at which time the terms will be identical to the Class A warrants included in units expected to be sold in the public offering. Such Class A warrants are exercisable for a period of five years from the date upon which the Company commences its initial public offering. The Company's underwriter acted as placement agent in connection with the Bridge Notes and received fees of $255,125 and $173,875, respectively, as well as 165,000 Class A Warrants which have been valued at approximately $41,000. Such fees and warrants will be capitalized as deferred financing fees. The Bridge Warrants, which have been valued at $412,500 will be recorded as debt discount. Debt discount and deferred financing costs are being amortized over the life of the loan. In addition, the Company incurred approximately $51,000 in legal expenses in connection with the Bridge Notes which will also be included in deferred financing fees.

                     PARADIGM MUSIC ENTERTAINMENT COMPANY
                       (A Developmental Stage Company)

                 NOTES TO FINANCIAL STATEMENTS  - (Continued)

(NOTE J) - SUBSEQUENT EVENTS:  - (Continued)

   The 165,000 Class A Warrants issued to the underwriter as compensation for the Bridge Notes will be forfeited in the event that a successful initial public offering is consummated.

   Upon completion of the proposed initial public offering the Bridge Notes will be repaid and the unamortized balance of debt issuance costs will be charged to operations.

   Proposed public offering

   The Company has signed a letter of intent with respect to a proposed public offering of the Company's securities. There is no assurance that such offering will be consummated. In connection therewith the Company anticipates incurring substantial expenses which, if the offering is not consummated, will be charged to expense.

   Acquisition of SonicNet, Inc.

   In January 1997, the Company acquired all of the issued and outstanding capital stock of SonicNet, Inc. ("SonicNet"), a New York-based Internet music company, from Prodigy Service Corporation and Sunshine Interactive Network, Inc. (the "Sellers") for a purchase price consisting of 200,000 shares of the Company's Class A Common Stock, 100,000 Class A Warrants, and $100,000 in cash. The Company has granted the Sellers certain "piggyback" registration rights after the proposed public offering. The Company has agreed to provide SonicNet with up to $2,000,000 in working capital in 1997. Availability of these funds is contingent upon completion of the proposed public offering.

   Due to officer/shareholder

   Subsequent to year end the Company repaid the $240,000 with proceeds from the Bridge Notes.

   Reverse stock split and stock dividend

   In January 1997, the Company effected a reverse stock split such that every three shares of Common Stock outstanding was converted to one share of Common Stock of the same respective class. In connection with this reverse stock split, the Company paid a dividend of one share of Class E Common Stock for each two shares of Common Stock or warrants to purchase Common Stock. This resulted in the issuance of 1,226,716 shares of Class E Common Stock.

   Each share of Class E Common Stock will automatically be converted into one share of Class A Common Stock in the event that the Company obtains certain minimum pre-tax income ranging from $7,500,000 in 1997 to $12,500,000 through December, 2001. These shares will also be converted if the bid price of the Company's Class A Common Stock shall average in excess of $12.50 or $16.75 per share for 30 consecutive business days ending on or before 18 months after the proposed public offering , or 18 to 36 months after the proposed public offering, respectively. On March 31, 2002 all Class E Shares not previously converted into Class A Common Stock will be redeemed by the Company for $0.00001 per share.

   Letter of intent

   In February 1997, the Company entered into a letter of intent to acquire the ATN website in exchange for up to 75,000 shares of the Company's Class A Common Stock and up to $220,000. There can be no assurance that this acquisition will be completed.

   Acquisition of Purple Demon, Inc.

   On February 14, 1997, the Company acquired all of the outstanding common stock of Purple Demon, Inc., in exchange for 100,000 shares of Class A Common Stock of the Company. 33,333 shares were issued at closing and the remaining 66,667 shares are to be issued on the earlier of 90 days after the proposed public offering or December 31, 1997.

                     PARADIGM MUSIC ENTERTAINMENT COMPANY
                       (A Developmental Stage Company)

                 NOTES TO FINANCIAL STATEMENTS  - (Continued)

(NOTE J) - SUBSEQUENT EVENTS:  - (Continued)

   Investment in Supersound Music Productions, Inc.

   Subsequent to year-end the Company transferred $150,000 into the business account of a partnership formed with Supersound Music Productions, Inc. The Company's investment represents fifty percent of the partnership. The partnership was formed to develop and promote artists for the Asian market.

To the Stockholders' of
SonicNet, Inc.:

   We have audited the accompanying balance sheet of SonicNet, Inc. (a developmental stage company) as at December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SonicNet, Inc. (a developmental stage company) as of December 31, 1996, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note D to the financial statements, a substantial portion of the revenues, both earned and unearned, by the Company were received from its' Former Parent Company, from which there is no commitment to provide additional funding. Without these revenues, or alternative financing, there is substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                JANOVER RUBINROIT, LLC

February 4, 1997
(Except for Note F as to which the date is February 19, 1997)

                                SONICNET, INC.
                       (A DEVELOPMENTAL STAGE COMPANY)

                                BALANCE SHEET

                              DECEMBER 31, 1996

                                      ASSETS
Current assets:
   Cash .........................................................    $    11,308
   Accounts and advertising receivables .........................         55,500
   Other current assets .........................................         12,000
                                                                    -------------
     Total current assets .......................................         78,808
Fixed assets  ...................................................        407,538
 Less accumulated depreciation  .................................        208,069
                                                                    -------------
                                                                         199,469
Other assets  ...................................................          9,600
                                                                    -------------
                                                                     $   287,877
                                                                    =============
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Leases payable -- current ....................................    $    14,294
   Accounts payable, accrued expenses and other current
     liabilities  ...............................................        103,513
   Unearned revenues -- Former Parent Company, current portion ..        300,519
   Unearned revenues ............................................         62,715
                                                                    -------------
     Total current liabilities ..................................        481,041
Unearned revenues -- Former Parent Company  .....................      1,202,078
Leases payable  .................................................         13,455
Stockholders' equity:
   Preferred Stock, no par value, net of subscription
     receivable -- shares authorized 300; issued and outstanding
     56  ........................................................        225,000
   Common Stock, no par value -- shares authorized 700;
     issued and outstanding 49  .................................         45,970
Deficit accumulated during the developmental stage  .............     (1,679,667)
                                                                    -------------
                                                                      (1,408,697)
                                                                    -------------
                                                                     $   287,877
                                                                    =============


            The foregoing accountants' report and accompanying notes
                are an integral part of the financial statements.

                                SONICNET, INC.
                       (A DEVELOPMENTAL STAGE COMPANY)

                           STATEMENTS OF OPERATIONS

                                                                                           June 1994
                                                                                            (date of
                                                                                           inception)
                                                         Year ended December 31,            through
                                                          1996             1995        December 31, 1996
                                                     --------------   --------------    -----------------
Revenues:
   Fee income -- Former Parent Company ...........    $   300,519      $        --        $   300,519
   Advertising, commission, and subscription
     income  .....................................         53,636           32,360             96,986
   Other income ..................................          4,462               --              4,462
                                                     --------------   --------------    -----------------
                                                          358,617           32,360            401,967
                                                     --------------   --------------    -----------------
Expenses:
   Production expenses ...........................      1,361,904          833,183          2,365,696
   Marketing expenses ............................        267,218          278,908            690,872
   General and administrative expenses ...........        212,243          301,962            689,710
                                                     --------------   --------------    -----------------
                                                        1,841,365        1,414,053          3,746,278
                                                     --------------   --------------    -----------------
Net loss  ........................................    $(1,482,748)     $(1,381,693)       $(3,344,311)
                                                     ==============   ==============    =================


            The foregoing accountants' report and accompanying notes
               are an integral part of the financial statements.

                                SONICNET, INC.
                       (A DEVELOPMENTAL STAGE COMPANY)

                      STATEMENTS OF STOCKHOLDERS' EQUITY

                                No par value            No par value
                               Preferred Stock          Common Stock
                           ----------------------   ---------------------       Deficit
                             Number                  Number                 accumulated in
                               of                      of                   the development
                             shares      Value       shares      Value           stage            Total
                            --------   ----------    --------   ---------   ---------------   --------------
Balance -
 December 31, 1994  .....                                                     $   131,463      $   131,463
Capital contributed by
  LLC Members in 1995 ...                                                       1,099,281        1,099,281
Sale of Preferred Stock        56       $225,000                                                   225,000
Contribution of net LLC
  assets ................                               49      $45,970           (45,970)
Loss for the year ended
  December 31, 1995 .....                                                      (1,381,693)      (1,381,693)
                            --------   ----------    --------   ---------   ---------------   --------------
Balance --
 December 31, 1995  .....      56        225,000        49       45,970          (196,919)     $    74,051
Loss for the year ended
  December 31, 1996 .....      --             --        --           --        (1,482,748)      (1,482,748)
                            --------   ----------    --------   ---------   ---------------   --------------
Balance --
 December 31, 1996  .....      56       $225,000        49      $45,970       $(1,679,667)     $(1,408,697)
                            ========   ==========    ========   =========   ===============   ==============


            The foregoing accountants' report and accompanying notes
                are an integral part of the financial statements.

                                SONICNET, INC.
                       (A DEVELOPMENTAL STAGE COMPANY)

                           STATEMENTS OF CASH FLOWS

                                                                                       June 1994
                                                                                        (date of
                                                                                       inception)
                                                   Year ended      December 31,         through
                                                      1996             1995        December 31, 1996
                                                 --------------   --------------    -----------------
Cash flows from operating activities:
 Net loss  ...................................    $(1,482,748)     $(1,381,693)       $(3,344,311)
   Adjustments to reconcile net loss to net
     cash provided by (used in) operating
     activities:
        Depreciation and amortization ........        125,693           63,361            208,069
        Write-off of trademark ...............             --            4,530              4,530
        Changes in assets and liabilities:
          Accounts and advertising
             receivables .....................        (55,500)              --            (55,500)
          Other current assets  ..............           (126)         (10,314)           (12,000)
          Other assets  ......................             --            4,294              2,400
          Unearned revenues  .................      1,565,312               --          1,565,312
          Accounts payable  ..................        (50,097)         125,643            103,514
                                                 --------------   --------------    -----------------
Net cash provided by (used in)
   operating activities ......................        102,534       (1,194,179)        (1,527,986)
                                                 --------------   --------------    -----------------
Cash flows from investing activities:
 Purchase of fixed assets  ...................       (133,763)        (114,856)          (353,981)
 Purchase of intangible asset  ...............        (12,000)              --            (16,530)
                                                 --------------   --------------    -----------------
Net cash used in investing activities  .......       (145,763)        (114,856)          (370,511)
                                                 --------------   --------------    -----------------
Cash flows from financing activities:
   Issuance of preferred stock ...............             --          225,000            225,000
   Payment of leases .........................         (7,674)         (13,435)           (25,809)
   Capital contributed by former LLC Members .                       1,099,281          1,710,614
   Payment to stockholder ....................        (52,970)          52,970                 --
                                                 --------------   --------------    -----------------
Net cash provided by (used in)
   financing activities ......................        (60,644)       1,363,816          1,909,805
                                                 --------------   --------------    -----------------
Increase (decrease) in cash  .................       (103,873)          54,781             11,308
Cash -- beginning of period  .................        115,181           60,400                 --
                                                 --------------   --------------    -----------------
Cash -- end of period  .......................    $    11,308      $   115,181        $    11,308
                                                 ==============   ==============    =================


            The foregoing accountants' report and accompanying notes
                are an integral part of the financial statements.

                                SONICNET, INC.
                       (A DEVELOPMENTAL STAGE COMPANY)

                        NOTES TO FINANCIAL STATEMENTS

(NOTE A) -- THE COMPANY AND BASIS OF PRESENTATION:

   SonicNet, Inc. (the "Company" or "SonicNet") is a developmental stage company incorporated in Delaware. The Company operates an on-line computer network focusing on alternative music and culture. Specifically, the Company operates as an electronic bulletin board available for worldwide access through the Internet and is also available over national on-line services. Subsequent to year-end, the Company was sold to Paradigm Music Entertainment Company, Inc. ("Paradigm") (see Note G).

   SonicNet, Inc. is the successor in interests to SonicNet, LLC (the "LLC"), whose assets were contributed to, and liabilities assumed by, the Company on December 13, 1995 (see Note D). The LLC began business in June of 1994 and had recognized cumulative revenues and incurred a net loss of approximately $43,000 and $1,600,000, respectively, through December 12, 1995. The financial statements present the operations of SonicNet, Inc. and its predecessor entities. A reconciliation of assets contributed and liabilities assumed is as follows:

Working capital deficit assumed ...........................        $(118,087)
Net fixed assets received  ................................          188,079
Long-term liabilities assumed  ............................          (24,022)
                                                                 -------------
Common stock issued  ......................................        $  45,970
                                                                 =============


   As shown in the accompanying financial statements, the Company has incurred losses from operations since inception, resulting in a substantial working capital deficiency and capital deficiency. Such losses are expected to continue during the Company's development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. Paradigm is planning an initial public offering of common stock and warrants which will enable it to finance SonicNet's continued development. There is no assurance that the proposed public offering will be successful. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

(NOTE B) -- SIGNIFICANT ACCOUNTING POLICIES:

   (1) Cash and cash equivalents

   Cash and cash equivalents include cash and any investment with a maturity of 90 days or less.

   (2) Property and equipment

   Property and equipment are carried at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful life of the assets.

   (3) Impairment of long-lived assets

   The Company periodically assesses the recoverability of the carrying amount of long-lived assets, including intangible assets. A loss is recognized when expected future cash flows (undiscounted and without interest) are less than the carrying amount of the asset. The impairment loss is determined as the difference by which the carrying amount of the asset exceeds its' fair value.

   (4) Revenue recognition

   Fees from the Former Parent Company are non-refundable and are being amortized over the life of the Publishers Area Agreement (see Note D).

   Advertising revenues are recognized when an impression is received by the user. Commission revenues are recognized when cash is received by the advertiser. In addition, revenues are collected from users who subscribe to the bulletin board service on a monthly basis.

                                SONICNET, INC.
                       (A Developmental Stage Company)

                 NOTES TO FINANCIAL STATEMENTS  - (Continued)

(NOTE B) -- SIGNIFICANT ACCOUNTING POLICIES:  - (Continued)

   (5) Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   (6) Income Taxes

   The Company accounts for income taxes in accordance with statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for income taxes". Under SFAS No. 109, a deferred tax liability or asset is recognized for the estimated future tax consequences of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their respective tax bases.

   A valuation allowance has been established to offset any asset resulting from the tax benefit related to the cumulative net operating loss due to an inability to determine the probability of future income to utilize the net operating loss.

   (7) Income (Loss) per share of common stock

   Historical loss per share is not considered relevant as it would differ materially from proforma loss per share given the changes in the capital structure of the Company due to it being acquired subsequent to year-end by Paradigm (see Note G). Accordingly, proforma earnings per share is calculated using the weighted average number of shares outstanding of Paradigm during each period includes options and warrants issued within twelve months of Paradigm's initial public offering using the treasury stock method as if they were outstanding for all periods, excluding Class A Common Stock and Class B Common Stock in escrow, and Class E Common Stock not yet converted to Class A Common Stock.

   (8) Fair values of financial instruments

   Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires the Company to disclose estimated fair values for its financial instruments. The carrying amounts of cash, accounts receivable, other current assets, trade accounts payable, and accrued expenses approximate fair value because of the short maturity of those instruments.

(NOTE C) -- PROPERTY AND EQUIPMENT:

   Property and equipment consist of the following at December 31, 1996:

                                                       Estimated useful lives
                                                        ----------------------
Furniture and fixtures  ............     $  25,112             5 years
Computer equipment and software  ...       279,354             3 years
Equipment held under capital lease          53,558            3-5 years
Leasehold improvements  ............        49,514             7 years
                                        -----------
                                           407,538
  Less accumulated depreciation  ...      (208,069)
                                        -----------
                                         $ 199,469
                                        ===========


(NOTE D) -- RELATED PARTY TRANSACTIONS AND ECONOMIC DEPENDENCY:


   In December, 1995, the LLC contributed its net assets to the Company in exchange for a 46.7% interest in the Company. The Former Parent Company acquired the remaining 53.3% interest in the Company in exchange for guaranteed payments on a preferred stock subscription to the Company of approximately $2,050,000.

                                SONICNET, INC.
                       (A Developmental Stage Company)

                 NOTES TO FINANCIAL STATEMENTS  - (Continued)

(NOTE D) -- RELATED PARTY TRANSACTIONS AND ECONOMIC DEPENDENCY: - (Continued)

   In January 1996, the subscription agreement was modified with $225,000 representing the equity investment by the Former Parent Company and the remainder (approximately $1,830,000) to be paid to the Company as advances against fees during 1996. No additional fees are required or expected from the Former Parent Company subsequent to December 31, 1996. As per the Publisher Area Agreement entered into in December, 1995 between the Former Parent Company and the Company, the Company would receive fees from usage of the Company's Internet services by members of the Former Parent Company's on-line service. The Company would also receive fees for new members obtained by the Former Parent Company's on-line service. The Publishers Area Agreement expires in December, 2001.

   To date, the Company has not received a proper accounting from the Former Parent Company and has elected to amortize the fee advances over the life of the agreement. Unamortized fee advances can be found on the balance sheet as unearned revenues -- Former Parent Company.


   The financial statements do not include the compensation an officer, certain other employees, and overhead, which consists primarily of rent. Such costs were borne by the Former Parent. Management estimates that an additional cost of approximately $275,000 will be incurred related to these expenses.

(NOTE E) -- INCOME TAXES:


   At December 1996 the Company has available net operating loss carryforwards of approximately $2,056,000 which expire in 2010.


   The following is the calculation of the net deferred tax at December 31,:

                                                1996                  1995
                                             -----------           -----------
Deferred tax assets:
Net operating loss carryforwards             $ 502,000             $ 197,000
Valuation allowance  .............            (502,000)             (197,000)
                                             -----------           -----------
Net deferred tax  ................           $      --             $      --
                                             ===========           ===========

   The following reconciles the computed income tax credit at the federal statutory rate to the provision for income taxes at December 31,:

                                                                 1996        1995
                                                               ---------   ---------
Computer tax expense (credit) at federal statutory rate  ...      (34)%       (34)%
State provision less federal benefit  ......................       (5)         (5)
Valuation allowance  .......................................       39          39
                                                               ---------   ---------
                                                                   -- %        --%
                                                               =========   =========

(NOTE F) -- COMMITMENTS AND CONTINGENCIES:

   Lease

   The Company was a lessee of office space at December 31, 1996. The lease commenced on April 1, 1996 and terminates on August 31, 1997. The approximate minimum annual lease commitment for the lease for the year ended December 31, 1997 is $94,000. Rent expense for the year ended December 31, 1996 is $70,236.

   Employment and consulting agreements

   The Company has entered into employment agreements with two officers of the Company. The agreements expire in December 1997 and provide for cumulative compensation packages to be no less than approximately $275,000 per annum for the remainder of the agreements.

   Upon acquiring SonicNet, LLC, the Company entered into a consulting agreement with one of the shareholders. The agreement expires December 31, 1997 and provides for the compensation to be $30,000 per annum.

                                SONICNET, INC.
                       (A Developmental Stage Company)

                        NOTES TO FINANCIAL STATEMENTS - (Continued)

(NOTE G) -- SUBSEQUENT EVENTS:

   Acquisition by Paradigm

   In January 1997, Paradigm acquired all of the issued and outstanding capital stock of SonicNet, Inc. from Prodigy Service Corporation and Sunshine Interactive Network, Inc. for a purchase price consisting of 200,000 shares of Paradigm's Class A Common Stock, 100,000 Class A Warrants, and $100,000 in cash.

   Public offering

   Paradigm has signed a letter of intent with respect to a proposed public offering of the Company's securities. There is no assurance that such offering will be consummated.

                        REPORT OF INDEPENDENT AUDITORS


To the Stockholders' of
Purple Demon, Inc.:

   We have audited the accompanying balance sheet of Purple Demon, Inc. as at December 31, 1996, and the related statements of operations and retained earnings (deficit), and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Purple Demon, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company does not have adequate working capital to finance operations. Without financing, there is substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                JANOVER RUBINROIT, LLC


March 6, 1997

                              PURPLE DEMON, INC.

                                BALANCE SHEET

                              DECEMBER 31, 1996

 A S S E T S
Current assets:
   Cash ..........................................................    $      52
Inventories  .....................................................       30,749
Reserves held by Caroline  .......................................       13,284
Due from related party  ..........................................        1,600
                                                                     -----------
                                                                      $  45,685
                                                                     ===========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Accounts payable ..............................................    $  24,625
   Accounts payable -- related party .............................       19,225
   Note payable ..................................................       50,000
   Recoupable amounts due Caroline ...............................       81,094
   Royalty payable, royalty reserves, and other accrued expenses .       23,315
                                                                     -----------
        Total current liabilities ................................      198,259
Stockholder's Equity:
   Common stock, no par value; 200 shares authorized and
     outstanding  ................................................          200
   Deficit .......................................................     (152,774)
                                                                     -----------
                                                                       (152,574)
                                                                     -----------
                                                                      $  45,685
                                                                     ===========

            The foregoing accountants' report and accompanying notes
               are an integral part of the financial statements.

                              PURPLE DEMON, INC.

           STATEMENT OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)

                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                        1996          1995
                                                    ------------    ----------
Revenues  .......................................    $ 108,835      $148,057
Cost of sales  ..................................       87,120        91,733
                                                    ------------    ----------
        Gross profit ............................       21,715        56,324
                                                    ------------    ----------
Selling expenses  ...............................       54,591        55,137
General and administrative expenses  ............       75,417        57,088
                                                    ------------    ----------
                                                       130,008       112,225
                                                    ------------    ----------
Net loss  .......................................     (108,293)      (55,901)
Retained earnings (deficit) -- beginning of year       (44,481)       11,420
                                                    ------------    ----------
Deficit -- end of year  .........................    $(152,774)     $(44,481)
                                                    ============    ==========

            The foregoing accountants' report and accompanying notes
               are an integral part of the financial statements.

                              PURPLE DEMON, INC.

                           STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                1996          1995
                                                                             -----------   -----------
Cash flows from operating activities:
   Net loss ..............................................................   $(108,293)     $(55,901)
   Adjustments to reconcile net loss to net cash used in operating activities
        Inventories ......................................................       6,797       (20,239)
        Reserves held by Caroline ........................................       5,317        30,973
        Prepaid recording advances .......................................          --        19,730
        Amounts due from affiliate .......................................        (825)      (10,000)
        Accounts payable .................................................      26,473         8,367
        Recoupable amounts due Caroline ..................................      19,940        29,599
        Royalties payable, royalty reserves and other accrued expenses ...         535        (2,553)
                                                                             -----------   -----------
          Net cash used in operating activities  .........................     (50,056)          (24)
Cash flows provided by financing activities:
   Notes payable .........................................................      50,000            --
                                                                             -----------   -----------
Net decrease in cash  ....................................................         (56)          (24)
Cash -- beginning of year  ...............................................         108           132
                                                                             -----------   -----------
Cash -- end of year  .....................................................    $     52      $    108
                                                                             ===========   ===========

            The foregoing accountants' report and accompanying notes
                are an integral part of the financial statements.

                              PURPLE DEMON, INC.

                        NOTES TO FINANCIAL STATEMENTS

(NOTE A) -- THE COMPANY AND BASIS OF PRESENTATION:

   Purple Demon, Inc. ("PDI" or the "Company"), was incorporated under the laws of New York State on June 24, 1993. Operations began on January 1, 1994. The Company is engaged in the production and distribution of musical recordings and sells to wholesalers, retailers and the general public via air mail order. Subsequent to year-end, the Company was sold to Paradigm Music Entertainment Company, Inc. ("Paradigm") (see Note H).

   As shown in the accompanying financial statements, the Company does not have adequate working capital to finance its operations. This factor raises substantial doubt about the Company's ability to continue as a going concern. Paradigm is planning an initial public offering of common stock and warrants which will enable it to finance PDI's continued development. There is no assurance that the proposed public offering will be successful. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

(NOTE B) -- SIGNIFICANT ACCOUNTING POLICIES:

   (1) Basis of accounting

   Assets and liabilities are recorded and revenues and expenses are recognized on the accrual basis of accounting.

   (2) Advances

   In accordance with FASB Statement No. 50, "Financial Reporting in the Record and Music Industry," advances to artists and producers are capitalized as an asset when the current popularity and past performance of the artist or producer provides a sound basis for estimating the probable future recoupment of such advances from earnings otherwise payable to the artist or producer. Any portion of such advances not deemed to be recoupable from future royalties is expensed at the balance sheet date. All other significant advances which do not meet the above criteria are fully reserved when paid. As of December 31, 1996, all advances have been expensed.

   (3) Inventories

   Inventories are valued at the lower of cost or market determined on the first in, first out (FIFO) method of accounting. Inventories consist primarily of finished goods.

   (4) Revenue recognition

   Net product sales represent revenues derived from sales of records, net of actual returns, and reserves for estimated future returns. In addition, estimated unrecoupable costs are included in cost of sales.

   (5) Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   (6) Income Taxes

   No provision has been made for federal income taxes. The Company has elected to be treated as an S Corporation under the Internal Revenue Code and under the related section of applicable state tax code. The Company's stockholders include the operations of the Company in their individual income tax returns.

   (7) Fair values of financial instruments


   Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires the Company to disclose estimated fair values for its financial instruments. The carrying amounts of cash, other current assets, trade accounts payable, and accrued expenses approximate fair value because of the short maturity of those instruments.

                              PURPLE DEMON, INC.

(NOTE B) -- SIGNIFICANT ACCOUNTING POLICIES:  - (Continued)

   (8) Income (Loss) per share of common stock

   Historical loss per share is not considered relevant as it would differ materially from proforma loss per share given the changes in the capital structure of the Company due to it being acquired subsequent to year-end by Paradigm (see Note H). Accordingly, proforma earnings per share is calculated using the weighted average number of shares outstanding of Paradigm during each period includes options and warrants issued within twelve months of Paradigm's initial public offering using the treasury stock method as if they were outstanding for all periods, excluding Class A Common Stock and Class B Common Stock in escrow, and Class E Common Stock not yet converted to Class A Common Stock.

(NOTE C) -- DISTRIBUTION AGREEMENTS:

   The Company manufacturers and distributes musical recordings through a "production and distribution" (P&D) arrangement with Caroline Records, a major distributor of musical recordings in the United States. Under this agreement, Caroline manufactures all the Company's product and distributes the product in the United States. The manufacturing expense incurred by Caroline is recouped against sales revenue received by Caroline for Purple Demon titles after calculation of a distribution fee of 25% of net revenues (gross sales less returns). All Purple Demon P&D sales through Caroline are subject to a 100% return policy. Consequently, Caroline holds reserves against returns which are released according to a contractual schedule. These reserves are carried as current assets of the Company. From time to time, the Company's sales through Caroline do not equal the total amount of distribution fees, reserves and manufacturing costs. When this occurs, the unrecouped amounts are carried as liabilities of the Company.

(NOTE D) -- NOTES PAYABLE:

   On July 1, 1996 the Company borrowed $50,000 from a private investor. The note is due and payable on or before July 1, 1997 and carries an interest rate of 6% per annum. Interest in the amount of $1,500 has been accrued as of December 31, 1996.

(NOTE E) -- ARTIST ROYALTY RESERVES:

   Because of the uncertainty of retail sales (see Note C) the Company holds reserves against royalties payable. These royalty reserves are carried as a liability by the Company until they are contractually released to the payee.

(NOTE F) -- INCOME TAXES:


   At December 1996 the Company has available net operating loss carryforwards of approximately $153,000 which expire in 2010.


   The following is the calculation of the net deferred tax at December 31, 1996 and 1995:

                                                1996                  1995
                                              ----------            ----------
Deferred tax assets:
   Net operating loss
     carryforwards  ..............            $ 36,820              $ 15,124
   Valuation allowance ...........             (36,820)              (15,124)
                                              ----------            ----------
Net deferred tax  ................            $     --              $     --
                                              ==========            ==========


                               PURPLE DEMON, INC.

(NOTE F) -- INCOME TAXES:  - (Continued)

   The following reconciles the computed income tax credit at the federal statutory rate to the provision for income taxes at December 31, 1996 and 1995:

                                                                           1996        1995
                                                                         ---------   ---------
Computed tax expense (credit) at federal statutory rate  .............      (34)%       (34)%
State provision less federal benefit  ................................       (5)         (5)
Tax benefit utilized by shareholders due to status as Subchapter S
  Corporation for Federal and state taxes ............................       39          39
                                                                         ---------   ---------
                                                                             -- %        -- %
                                                                         =========   =========

(NOTE G) -- RELATED PARTY TRANSACTIONS

   Office facilities were provided free of charge by a related party. Upon acquisition by Paradigm, the Company will use Paradigm's facilities.

   Certain accounting and tax preparation services were provided by a related party and are presented as accounts payable - related party on the balance sheet.

(NOTE H) -- SUBSEQUENT EVENTS:

   Acquisition by Paradigm

   In February 1997, Paradigm acquired all of the issued and outstanding capital stock of the Company for a purchase price consisting of 100,000 shares of Paradigm's Class A Common Stock. 33,333 shares were issued upon closing and the remaining 66,667 shares are to be issued on the earlier of 90 days after the proposed public offering or December 31, 1997.

   Proposed public offering

   Paradigm has signed a letter of intent with respect to a proposed public offering of the Company's securities. There is no assurance that such offering will be consummated.

==============================================================================

   No dealer, salesman or other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer, or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein contained is correct as of any time subsequent to the date of this Prospectus.
                                    ------

                              TABLE OF CONTENTS

                                                                       Page
                                                                      --------
Prospectus Summary  ...........................                           3
Risk Factors  .................................                           8
Use of Proceeds  ..............................                          18
Capitalization  ...............................                          19
Dividend Policy  ..............................                          20
Dilution  .....................................                          21
Unaudited Pro Forma Condensed Consolidated
  Financial Statements ........................                          22
Selected Financial Data  ......................                          26
Management's Discussion and Analysis
  of Financial Condition and Results of
  Operations ..................................                          28
Business  .....................................                          31
Management  ...................................                          39
Certain Transactions  .........................                          44
Principal Stockholders  .......................                          45
Concurrent Offering  ..........................                          48
Description of Securities  ....................                          49
Shares Eligible for Future Sale  ..............                          53
Underwriting  .................................                          55
Legal Matters  ................................                          57
Experts  ......................................                          57
Additional Information  .......................                          57
Index to Financial Statements  ................                         F-1

                                    ------


   Until       , 1997, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


==============================================================================

==============================================================================



                               2,600,000 UNITS
                                PARADIGM MUSIC
                            ENTERTAINMENT COMPANY







                      CONSISTING OF 2,600,000 SHARES OF
                       CLASS A COMMON STOCK, 2,600,000
                         REDEEMABLE CLASS A WARRANTS
                  AND 2,600,000 REDEEMABLE CLASS B WARRANTS






                                    ------
                                  PROSPECTUS
                                    ------




                                  D.H. BLAIR
                           INVESTMENT BANKING CORP.








                                      , 1997

==============================================================================

                           Alternate Prospectus Page

                    1,650,000 REDEEMABLE CLASS A WARRANTS
                 1,650,000 SHARES OF CLASS A COMMON STOCK AND
                    1,650,000 REDEEMABLE CLASS B WARRANTS
                        ISSUABLE UPON EXERCISE OF THE
               1,650,000 SHARES OF REDEEMABLE CLASS A WARRANTS

                 SUBJECT TO COMPLETION, DATED MARCH 21, 1997

PROSPECTUS
                     PARADIGM MUSIC ENTERTAINMENT COMPANY

   This Prospectus relates to 1,650,000 Redeemable Class A Warrants (the "Class A Warrants") of Paradigm Music Entertainment Company, a Delaware corporation (the "Company"), issued to 73 investors in connection with a bridge financing (the "Bridge Financing") by the Company in January 1997, the 1,650,000 shares of Class A Common Stock, $.01 par value ("Class A Common Stock") and 1,650,000 Redeemable Class B Warrants ("Class B Warrants") issuable upon the exercise of the Class A Warrants and 1,650,000 shares of Class A Common Stock issuable upon exercise of such Class B Warrants. The Class A Warrants and Class B Warrants are referred to herein sometimes collectively as the "Warrants," the holders of the Warrants are referred to herein sometimes collectively as the "Selling Securityholders" and the Warrants held by such Selling Securityholders are referred to herein collectively as the "Selling Securityholder Warrants." See "Selling Securityholders and Plan of Distribution." Each Class A Warrant entitles the holder to purchase, at an exercise price of 6.50, subject to adjustment, one share of Class A Common Stock and one Class B Warrant, and each Class B Warrant entitles the holder to purchase, at an exercise price of 8.75, subject to adjustment, one share of Class A Common Stock. The Warrants are exercisable at any time after issuance through the fifth anniversary of the date of this Prospectus. The Warrants are subject to redemption by the Company for $.05 per Warrant, upon 30 days' written notice, if the average closing bid price of the Class A Common Stock exceeds 9.10 per share with respect to the Class A Warrants and 12.25 share with respect to the Class B Warrants (subject to adjustment in each case) for 30 consecutive business days ending within 15 days of the date of the notice of redemption. See "Description of Securities."

   The Class A Common Stock and the Class B Common Stock, $.01 par value (the "Class B Common Stock") of the Company are essentially identical, except that the Class B Common Stock has five votes per share and the Class A Common Stock has one vote per share on all matters upon which stockholders may vote. Upon completion of this Offering, the holders of Class B Common Stock will control approximately 53% of the total voting power and will therefore be able to elect all of the Company's directors and control the Company. The Class B Common Stock is convertible into Class A Common Stock at any time at the option of the holder and automatically upon any sale or transfer, except to certain permitted transferees. See "Principal Stockholders" and "Description of Securities."

   The securities offered by the Selling Securityholders by this Prospectus may be sold from time to time by the Selling Securityholders or by their transferees. The distribution of the Class A Warrants, Class A Common Stock and the Class B Warrants offered hereby by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders. The Selling Securityholder Warrants are expected to become tradeable commencing one year from the date hereof.

   The Selling Securityholders, and intermediaries through whom such securities are sold, may be deemed underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

   The Company will not receive any of the proceeds from the sale of securities by the Selling Securityholders. In the event the Selling Securityholder Warrants are exercised, the Company will receive gross proceeds of $25,162,500. See "Selling Securityholders" and "Plan of Distribution."

   On the date of this Prospectus a registration statement under the Securities Act with respect to a public offering by the Company (the "Offering") underwritten by the Underwriter of 2,600,000 each Unit consisting of one share of Class A Common Stock, one Class A Warrant and one Class B Warrant, was declared effective by the Securities and Exchange Commission (the "Commission"). The Company will receive approximately $10,810,000 in net proceeds from Offering (assuming no exercise of the Underwriter's over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the Offering.

              AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH
          DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 8.

                                    ------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    ------

                The date of this Prospectus is         , 1997

                           Alternate Prospectus Page

               SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION

   An aggregate of up to 1,650,000 Class A Warrants, 1,650,000 shares of Class A Common Stock and 1,650,000 Class B Warrants issuable upon exercise of such Class A Warrants and 1,650,000 shares of Class A Common Stock issuable upon exercise of such Class B Warrants may be offered by investors who received their Class A Warrants in connection with the Bridge Financing.

   The following table set forth certain information with respect to each Selling Securityholder for whom the Company is registering Securities for resale to the public. The Company will not receive any of the proceeds from the sale of such securities. There are no material relationships between any of the Selling Securityholders and the Company, nor have any such material relationships existed within the past three years.

                                        Number of Class A Warrants Beneficially
       Selling Securityholders          Owned and Maximum Number to be Sold(*)
 ------------------------------------   ---------------------------------------
Ilesanmi & Patience O. Adesida  .....                    25,000
Jeffrey Adwar  ......................                    12,500
Biniamine Amoyelle, TTEE Wolfson
  Descendent's 1983 Trust ...........                    50,000
H. Paulsen Armstrong  ...............                    25,000
Arthur Asch  ........................                    12,500
Donald R. Asch  .....................                     6,250
Michael A. Asch  ....................                    12,500
Marc H. Bell  .......................                    25,000
Ronald J. Berk  .....................                    25,000
Steven Bloch  .......................                    12,500
John & Sharon Bucchignano  ..........                     6,250
Julian B. Childs  ...................                     6,250
Tony Ciabattoni  ....................                    25,000
Lee R. Curtis  ......................                    12,500
Steven A. Dawes  ....................                    50,000
Leonard DeCecchis  ..................                    12,500
Benjamin S. DeYoung  ................                     6,250
Achilles A. Dosio  ..................                   100,000
Milton I. Drucker, TTEE
  The Drucker Group Inc.
  Retirement Trust DTD 1/1/95 .......                    12,500
Isaac R. Dweck  .....................                    12,500
Jonathan & Irene Elias, Tenants
  by the Entirety ...................                    25,000
Glenn E. Emig  ......................                    12,500
Arthur J. Falcone  ..................                    25,000
Edward W. Falcone  ..................                    25,000
Leonard R. Farber  ..................                    25,000
Donald F. Farley  ...................                     6,250
Keith A. Finger, O.D.  ..............                    12,500
Denis Fortin  .......................                    50,000
David R. Fried  .....................                    12,500
Isaac Gindi  ........................                    12,500
Raymond Gindi  ......................                    12,500
Samuel V. Goekjian  .................                    12,500
Alan J. Golden  .....................                    25,000
Harry A. Goldenberg  ................                    25,000
Andrew Goldfarb  ....................                     6,250
Carl W. Grover  .....................                    25,000
Hiram Haddad, TTEE for
  General Leasing & Management
  Corp. Employees Pension Plan &
  Trust Dated 12/27/85 ..............                    12,500

                                      A-4


                                        Number of Class A Warrants Beneficially
       Selling Securityholders          Owned and Maximum Number to be Sold(*)
 ------------------------------------   ---------------------------------------
Richard G. Hinkle TTEE/
  Richard G. Hinkle Revocable
  Trust DTD 6/20/94 .................                     37,500
Samuel J. Holtzman and Joseph A.
  Holtzman TTEES FBO Samuel J.
  Holtzman Trust Amnd Restated 2/8/84                     50,000
Howard Kalka  .......................                      6,250
Louis & Irene Katz  .................                     25,000
Kathleen W. Katzmann  ...............                     12,500
Gerard J. & Mariann F. Kennell  .....                      6,250
Sharon C. Kornreich  ................                     25,000
Ernest J. LaFroscia  ................                     50,000
Frank G. Lake, III  .................                     25,000
Lee A. Levine, TTEE
  Levine, Staller, Sklar, Chan &
  Brodsky Money Purchase Plan
  DTD 06/01/85 ......................                     25,000
Martin L. Madorsky &
  Judith Richard ....................                     12,500
William R. Maines  ..................                     25,000
Marshall Manley  ....................                     50,000
Michael Misiolek  ...................                      6,250
Richard H. & Louise G. Molke  .......                      6,250
Michael & Sandra Moors  .............                     25,000
Lloyd A. Moriber, M.D.  .............                     25,000
Stephen W. & Louis B. Nagy  .........                     12,500
Dennis F. & Claire E. Nardoni  ......                     25,000
Richard A. & Elaine M. Nelson  ......                     25,000
Sondra D. Nodvin  ...................                     25,000
Sid Paterson  .......................                     25,000
James R. Pinke, M.D.  ...............                     25,000
Nathan Plafsky  .....................                     12,500
Robert P. Rachlin  ..................                     12,500
Alfred Rattenni, TTEE A-1
  Compaction, Inc. Defined
  Benefit Plan ......................                     25,000
Marc Roberts  .......................                     50,000
Paul & Beverly Silpe  ...............                     25,000
Phyllis Silverman  ..................                     50,000
Harvey Sorkin  ......................                     25,000
Howard Sorkin  ......................                     25,000
Harold Sparks  ......................                     12,500
Samuel R. Staggers  .................                     25,000
Gershon A. Stern  ...................                     25,000
Terry Sports  .......................                     25,000
Robert D. Zucker  ...................                     12,500
     TOTAL  .........................                  1,650,000

------
* Does not include shares of Class A Common Stock issuable upon exercise of the Class A Warrants and issuable upon exercise of the Class B Warrants issuable upon exercise of the Class A Warrants. The Selling Secur-ityholders have agreed not to exercise the Class A Warrants being registered hereby for a period of one year from the closing of the Offering.

                             PLAN OF DISTRIBUTION

   The sale of the securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the amount of the Selling Securityholders) in the over-the- counter market or in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

   The Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

   Each Selling Securityholder has agreed not to exercise, sell, transfer or otherwise dispose of the Selling Securityholder Warrants for a period of one year after the closing of the Offering.

   The Commission has recently adopted Regulation M which will replace Rule 10b-6 and certain other rules and regulations under the Exchange Act. Regulation M will prohibit any person engaged in the distribution of the Selling Securityholder Warrants from simultaneously engaging in market-making activities with respect to any securities of the Company during the applicable "cooling-off" period (one or five business days) prior to the commencement of such distribution. Accordingly, in the event the Underwriter of the Company's Offering or D.H. Blair & Co. Inc. ("Blair") is engaged in a distribution of the Selling Securityholder Warrants, neither of such firms will be able to make a market in the Company's securities during the applicable restrictive period. However, neither the Underwriter nor Blair have agreed to nor are either of them obliged to act as broker/dealer in the sale of the Selling Securityholder Warrants and the Selling Securityholders may be required, and in the event Blair is a market maker, will likely be required, to sell such securities through another broker/dealer. In addition, each Selling Securityholder desiring to sell Warrants will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholders.

   The Selling Securityholders and broker-dealers, if any, acting in connection with such sale might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                                 Alternate Page

==============================================================================

No dealer, salesman or other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer, or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein contained is correct as of any time subsequent to the date of this Prospectus.
                                    ------

                              TABLE OF CONTENTS

                                                                       Page
                                                                      --------
Prospectus Summary  ........................
Risk Factors  ..............................
Use of Proceeds  ...........................
Dividend Policy  ...........................
Capitalization  ............................
Dilution  ..................................
Selected Financial Data  ...................
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations ...............................
Business  ..................................
Management  ................................
Certain Transactions  ......................
Principal Stockholders  ....................
Selling Securityholders  ...................
Plan of Distribution  ......................
Concurrent Public Offering  ................
Description of Securities  .................
Shares Eligible for Future Sale  ...........
Legal Matters  .............................
Experts  ...................................
Additional Information  ....................
Index to Financial Statements  .............                            F-1

==============================================================================

                                PARADIGM MUSIC
                            ENTERTAINMENT COMPANY


                                ---------------



                                    ------
                                  PROSPECTUS
                                    ------






                                [     ], 1997








==============================================================================

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 145 of the Delaware General Corporation Law which covers the indemnification of directors, officers, employees and agents of a corporation is hereby incorporated herein by reference. Reference is made to Article Ninth of Registrant's Articles of Incorporation and Article V of Registrant's By-Laws which provide for indemnification by the Registrant in the manner and to the full extent permitted by Delaware law.

   Reference is also made to Section 8 of the Underwriting Agreement filed as
Exhibit 1.1 to this Registration Statement.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The estimated expenses of this Offering all of which are to be paid by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:

SEC Registration Fee  .......................................   $36,264.47
NASD Filing Fee  ............................................    12,467.28
Nasdaq Listing Fee  .........................................
Printing and Engraving Expenses  ............................        *
Accounting Fees and Expenses  ...............................        *
Legal Fees and Expenses  ....................................        *
Blue Sky Fees and Expenses  .................................        *
Underwriter's Expense Allowance  ............................        *
Transfer Agent's Fees and Expenses...........................        *
Miscellaneous Expenses  .....................................        *
                                                                ------------
                                                                $
  Total  ....................................................        *
                                                                  ------------


------
* To be completed by amendment

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

   The following sets forth certain information with respect to sales by the Company of its securities during the past three years giving effect to a one-for-three reverse stock split effected in January 1997. All such sales were exempt from registration pursuant to an exemption provided by Section 4(2) of the Securities Act as there was no public offering involved.

   From August to November 1995, the Company sold an aggregate of 346,676 shares of its Class A Common Stock and 1,000,005 shares of its Class B Common Stock to six persons and three persons, respectively, for a purchase price of $.03 per share.

   In November 1995, the Company sold an aggregate of 1,000,027 shares of Class A Common Stock for a purchase price of $3.00 per share in a private placement to 58 accredited investors. The Underwriter acted as the Company's placement agent in connection with this private placement and the Company issued warrants to purchase an aggregate of 350,004 shares of Class A Common Stock to the Underwriter and its designees, which are exercisable through the fifth anniversary of the closing of this Offering at an exercise price of $3.00 per share.

   In May 1996, the Company issued 8,334 shares of Class A Common Stock to each of its two non-employee directors in exchange for services, which were valued at $3.00 per share.

   In January 1997, the Company declared a dividend to its existing stockholders and warrantholders of one share of Class E Common Stock for each two shares of Class A or Class B Common Stock beneficially owned as of such date.

   In January 1997 the Company issued 66 Units, each Unit consisting of a note in the principal amount of $50,000 bearing interest at 10% per annum and warrants to purchase 25,000 shares of Class A Common Stock at an exercise price of $3.00 per share (assuming this Offering is not consummated), to 73 accredited investors for an aggregate purchase price of $3,300,000 The Units were issued pursuant to an exemption from registration provided by Regulation D promulgated under Section 4(2) of the Securities Act. The Underwriter acted as the Company's placement agent and, in connection therewith, the Company paid to the Underwriter a sales commission in the amount of $330,000, a non-accountable expense allowance in the amount of $99,000 and issued to the Underwriter warrants to purchase an aggregate of 165,000 shares of Class A Common Stock, at an exercise price of $3.00 per share, which warrants will be cancelled upon completion of this Offering and the issuance to the Underwrwiter of its Unit Purchase Option.

   In January 1997, the Company issued an aggregate of 200,000 shares of its Class A Common Stock and agreed to issue an aggregate of 100,000 Class A Warrants upon the consummation of this Offering, to two entities in connection with the acquisition by the Company of 100% of the outstanding stock of SonicNet, Inc from such entities. In February 1997, the Company issued an aggregate of 33,333 shares of its Class A Common Stock, and agreed to issue an additional 66,667 shares of its Class A Common Stock on the earlier of December 31, 1997 or 90 days from the effective date of this Registration Statement, to three individuals in connection with the acquisition by the Company of 100% of the outstanding stock of Purple Demon, Inc. from such individuals.

Item 27. Exhibits

 1.1          Form of Underwriting Agreement
 3.1          Certificate of Incorporation of the Registrant, as amended
 3.2          Bylaws of the Registrant
 4.1          Form of Unit Purchase Option
 4.2          Form of Warrant Agreement among the Registrant, the Underwriter and American Stock Transfer & Trust Company
              ("American Stock")
 4.3          Escrow Agreement dated November 21, 1995 among the Registrant, American Stock and certain stockholders.
 4.4(a)       Form of warrant to purchase Series A Common Stock dated November 21, 1995
 4.4(b)       Amendment dated February 1, 1997 to Warrant dated November 21, 1995
 4.5          Registration Rights Agreement dated as of January 9, 1997 among the Registrant, Prodigy Services Corporation
              ("Prodigy") and Sunshine Interactive Network, Inc. ("Sunshine")
 4.6          Warrant Agreement dated as of January 9, 1997 among the Registrant, Prodigy, Sunshine and American Stock
 5.1          Opinion of Bachner, Tally, Polevoy & Misher LLP*
10.1          1996 Stock Option Plan
10.3          Employment Agreement dated January 30, 1996 between the Registrant and Thomas H. McPartland
10.2          [Reserved]
10.4          Consulting Agreement dated November 21, 1995, between the Registrant and Louis A. Falcigno
10.5          Consulting Agreement dated November 21, 1995 between the Registrant and Robert B. Meyrowitz
10.6(a)       Lease for Executive Offices
10.6(b)       Lease for Executive Offices
10.7          Form of Indemnification Agreement between the Registrant and its Directors
10.8          Stock Purchase Agreement dated January 9, 1997 among the Registrant, Prodigy Services Corporation and
              Sunshine Interactive Network, Inc.
10.9          Stock Purchase Agreement dated as of February 14, 1997 between the Registrant, Purple Demon, Inc., Dean
              Brownrout, David Wolin and Charles Pye.
10.10         Letter of Intent dated February 14, 1997 between the Registrant and Michael Goldberg d/b/a "Addicted to Noise."
11.1          Computation of Earnings Per Common Share
21.1          Subsidiaries of the Registrant.
23.1          Consent of Bachner, Tally, Polevoy & Misher LLP -- Included in Exhibit 5.1*
23.2          Consent of Janover Rubinroit, LLC- Included on Page II-5
24.1          Power of Attorney - Included on Page II-6

------
* To be filed by Amendment

ITEM 28. UNDERTAKINGS

   The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

   The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of Incorporation and By-Laws, of the Delaware General Corporation Law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will by governed by the final adjudication of such issue.

                              CONSENT OF COUNSEL

   The consent of Bachner, Tally, Polevoy & Misher LLP will be contained in its opinion, to be filed as Exhibit 5.1 to the Registration Statement.

                   CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

   We consent to the inclusion in this Registration Statement on Form SB-2 of
(i) our report dated February 11, 1997, except for Note J as to which the date is February 14, 1997, on our audits of the financial statements of Paradigm Music Entertainment Company as of December 31, 1996 and for each of the periods from November 21, 1995 (inception) through December 31, 1995 and December 31, 1996, (ii) our report dated February 4, 1997, except for Note F as to which the date is February 19, 1997, on our audits of the final statements of SonicNet, Inc. as of the years ended December 31, 1995 and 1996 and for the period from June 1994 (inception) through December 31, 1996, and
(iii) our report dated March 6, 1997 on our audits of the financial statements of Purple Demon, Inc. as of the years ended December 31, 1995 and 1996. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" in the Prospectus.




                                        JANOVER RUBINROIT, LLC

March 21, 1997

                                  SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of March 1997.




                                            PARADIGM MUSIC ENTERTAINMENT
                                            COMPANY


                                            By:  /s/ Thomas McPartland
                                               --------------------------------
                                              Thomas McPartland, Chairman of
                                               the Board


                              POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signatures" constitutes and appoints each of Thomas McPartland and Scott R. Grodnick his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

          Signature                               Title                             Date
 ---------------------------   -------------------------------------------     ------------------
   /s/ Thomas McPartland      Chairman of the Board, President and Chief         March 20, 1997
  --------------------------  Executive Officer (Principal Executive Officer)
      Thomas McPartland

   /s/ Scott R. Grodnick      Chief Financial Officer and Director (Principal    March 20, 1997
  --------------------------  Financial and Accounting Officer)
      Scott R. Grodnick

   /s/ Louis A. Falcigno      Vice President and Director                        March 20, 1997
  --------------------------
      Louis A. Falcigno

  /s/ Robert B. Meyrowitz     Director                                           March 20, 1997
  --------------------------
     Robert B. Meyrowitz

    /s/ Gilbert N. Segel      Director                                           March 20, 1997
  --------------------------
       Gilbert N. Segel

     /s/ Frank Barsalona      Director                                           March 20, 1997
  --------------------------
       Frank Barsalona

                                EXHIBIT INDEX

Item 27. Exhibits


 1.1          Form of Underwriting Agreement
 3.1          Certificate of Incorporation of the Registrant, as amended
 3.2          Bylaws of the Registrant
 4.1          Form of Unit Purchase Option
 4.2          Form of Warrant Agreement among the Registrant, the Underwriter and American Stock Transfer & Trust Company
              ("American Stock")
 4.3          Escrow Agreement dated November 21, 1995 among the Registrant, American Stock and certain stockholders.
 4.4(a)       Form of warrant to purchase Series A Common Stock dated November 21, 1995
 4.4(b)       Amendment dated February 1, 1997 to Warrant dated November 21, 1995
 4.5          Registration Rights Agreement dated as of January 9, 1997 among the Registrant, Prodigy Services Corporation
              ("Prodigy") and Sunshine Interactive Network, Inc. ("Sunshine")
 4.6          Warrant Agreement dated as of January 9, 1997 among the Registrant, Prodigy, Sunshine and American Stock
 5.1          Opinion of Bachner, Tally, Polevoy & Misher LLP*
10.1          1996 Stock Option Plan
10.2          [Reserved]
10.3          Employment Agreement dated January 30, 1996 between the Registrant and Thomas H. McPartland
10.4          Consulting Agreement dated November 21, 1995, between the Registrant and Louis A. Falcigno
10.5          Consulting Agreement dated November 21, 1995 between the Registrant and Robert B. Meyrowitz
10.6(a)       Lease for Executive Offices
10.6(b)       Lease for Executive Offices
10.7          Form of Indemnification Agreement between the Registrant and its Directors
10.8          Stock Purchase Agreement dated January 9, 1997 among the Registrant, Prodigy Services Corporation and
              Sunshine Interactive Network, Inc.
10.9          Stock Purchase Agreement dated as of February 14, 1997 between the Registrant, Purple Demon, Inc., Dean
              Brownrout, David Wolin and Charles Pye.
10.10         Letter of Intent dated February 14, 1997 between the Registrant and Michael Goldberg d/b/a "Addicted to Noise."
11.1          Computation of Earnings Per Common Share
21.1          Subsidiaries of the Registrant.
23.1          Consent of Bachner, Tally, Polevoy & Misher LLP -- Included in Exhibit 5.1*
23.2          Consent of Janover Rubinroit, LLC- Included on Page II-5
24.1          Power of Attorney - Included on Page II-6


------
* To be filed by Amendment